SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ྑ

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

SBE, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of the Registrant (the “Common Stock”).
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
	(4)	Proposed maximum aggregate value of transaction: $3,000,000
	(5)	Total fee paid: $600
☒	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

[SBE letterhead]

February __, 2007

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of SBE, Inc. to be held on March __, 2007 at SBE’s offices located at 4000 Executive Parkway, Suite 200, San Ramon, California 94583. The meeting will begin promptly at 8:00 a.m., Pacific Standard Time.

The items of business to be considered at the meeting are listed in the following Notice of Special Meeting and are more fully addressed in the proxy statement included with this letter. The items you will be asked to approve at the meeting relate to the proposed sale of our embedded business to One Stop Systems, Inc. and an amendment to our Amended and Restated Certificate of Incorporation to effect a stock combination (reverse stock split) pursuant to which every five shares of outstanding common stock would be reclassified into one share of common stock.

Our board of directors carefully considered the proposed sale of our embedded business and recommends that you vote in favor of this transaction. Our management team is excited about the sale of our embedded business and believes it is an essential step in maximizing value for our stockholders.

Whether or not you plan to attend the special meeting in person, it is important that your shares be represented and voted at the meeting. Please date, sign, and return your proxy card promptly in the enclosed envelope to ensure that your shares will be represented and voted at the special meeting, even if you cannot attend. If you attend the special meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your board of directors, thank you for your investment in and continued support of SBE, Inc.

Sincerely,

/s/ Greg Yamamoto

Greg Yamamoto
Chief Executive Officer and President

SBE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On March __, 2007

To the Stockholders of SBE, Inc.:

You are cordially invited to attend a Special Meeting of Stockholders of SBE, Inc., a Delaware corporation (the “Company”). The meeting will be held on March __, 2007 at 8:00 a.m., local time, at SBE’s offices located at 4000 Executive Parkway, Suite 200, San Ramon, California 94583, for the following purposes:

(1) To approve the sale of our embedded business pursuant to an asset purchase agreement between us and One Stop Systems, Inc. pursuant to which One Stop would acquire our embedded business for $2,200,000 in cash and assume our obligations under the lease of our corporate headquarters building and certain equipment leases;

(2) To approve an amendment to the Company’s Certificate of Incorporation to effect a stock combination (reverse stock split) pursuant to which every five shares of outstanding common stock would be reclassified into one share of common stock; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is January 17, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ David W. Brunton

David W. Brunton
Secretary

San Ramon, California
February __, 2007

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO VOTE IN PERSON.

Annex A	Agreement for Purchase and Sale of Assets, dated January 11, 2007, between SBE, Inc. and One Stop Systems, Inc.

Annex B	Opinion of Seidman & Co., Inc., dated January 12, 2007

Annex C	Audited Financial Statements - SBE, Inc.

Annex D	Audited Financial Statements - Neonode Inc.

Annex E	Unaudited Financial Statements - Neonode Inc.

Annex F	Unaudited Pro Forma Condensed Consolidated Financial Statements—Without Embedded Hardware Business

Annex G	Unaudited Pro Forma Condensed Consolidated Financial Statements—Embedded Business on Stand-Alone Basis

Annex H	Unaudited Pro Forma Condensed Consolidated Financial Statements—Without Embedded Hardware Business and with Neonode Transaction

i

SUMMARY TERM SHEET

FOR THE SALE OF EMBEDDED BUSINESS

The following summary provides an overview of the proposed sale of our embedded business discussed in this proxy statement. The summary also contains cross-references to the more detailed discussions elsewhere in the proxy statement. This summary may not contain all of the information that is important to you. To understand the proposed asset sale fully, and for a more complete description of the terms of the proposed asset sale, you should carefully read this entire proxy statement and the attached annexes in their entirety.

The Companies (see page ___)

SBE

SBE, Inc., headquartered in San Ramon, California, designs and provides iSCSI-based storage networking solutions for an extensive range of business critical applications, including Disk-to-Disk Back-up and Disaster Recovery. We deliver an affordable, expandable, easy-to-use portfolio of software solutions designed to enable optimal performance and rapid deployment across a wide range of next generation storage systems. We also manufacture and sell hardware products, including wide area network and local area network interface cards and central processor units to original equipment manufacturers that embed our hardware products into their products for the telecommunications markets. Our hardware products perform critical computing and input/output, or I/O, tasks in diverse markets such as high-end enterprise level computing servers, Linux super-computing clusters, workstations, media gateways, routers and Internet access devices. We refer to this hardware business in this proxy statement as our embedded business. Our products are distributed worldwide through a direct sales force, distributors, independent manufacturers’ representatives and value-added resellers.

One Stop

One Stop Systems, Inc. is a manufacturer of industrial-grade computing systems and components, including a line of Peripheral Component Interconnect, or PCI, Express-based products. One Stop’s PCI Express-based products increase network bus speed up to 16 times faster than 64-bit PCI and 80 times faster than Gigabit Ethernet. One Stop offers over 400 standard products, including its MAX Express product line, passive backplane, Virtual Machine Environment and custom and proprietary bus structures. One Stop’s principal executive office is located at 2235 Enterprise Street, Suite 110, Escondido, California 92029.

Neonode (see page ___)

On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization with Neonode, Inc., a Delaware corporation. Neonode is a Sweden-based developer and manufacturer of multimedia mobile handsets. For a description of the proposed Neonode transaction, please see “Overview of the Neonode Transaction” on page __. The sale of our embedded business to One Stop is a condition to closing the transaction with Neonode. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode. Free copies of the proxy statement will be available at the SEC’s website at www.sec.gov.

Overview of the Transaction (see page ___)

We have entered into an asset purchase agreement with One Stop. Under the asset purchase agreement, One Stop would acquire our embedded business for $2,200,000 in cash and assume our obligations under the lease of our corporate headquarters building and certain equipment leases. The asset purchase agreement is attached to this proxy statement as Annex A.

Recommendation of the Board of Directors (see page ___)

Our board of directors has determined that the asset sale is fair to, and in the best interests of, us and our stockholders and recommends that our stockholders vote FOR the proposal to approve the sale of our embedded business to One Stop.

To review the background and reasons for the asset sale in detail, see “Asset Sale — Reasons for the Asset Sale” beginning on page ___.

Opinion of Our Financial Advisor (see page ___)

In connection with the proposed asset sale, our board of directors received a written opinion from our financial advisor, Seidman & Co., Inc. as to the fairness of the consideration to be received by us, from a financial point of view and as of the date of the opinion. The full text of Seidman & Co., Inc.’s written opinion is attached to this proxy statement as Annex B. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

The Asset Sale (see page ___)

General

On January 11, 2007, we entered into an Agreement for Purchase and Sale of Assets with One Stop, the asset purchase agreement, pursuant to which we agreed to sell our embedded business to One Stop for $2,200,000 in cash plus One Stop’s assumption of the lease of our corporate headquarters building and certain equipment leases.

Terms of the Asset Purchase Agreement

The asset purchase agreement is attached to this proxy statement as Annex A. We encourage you to read the asset purchase agreement carefully. Our board of directors has approved the asset purchase agreement, and it is the binding legal agreement that governs the terms of the asset sale.

Conditions Precedent

One Stop’s obligation to complete the asset sale depends on the satisfaction or waiver of a number of conditions, including conditions relating to:

•	accuracy of our representations on and as of the closing;

•	our performance, satisfaction and compliance with all covenants, agreements and closing conditions;

•	no material adverse change will have occurred with respect to the embedded business;

•	receipt of an officer’s certificate executed by our chief executive officer certifying that all closing conditions have been fulfilled;

•	absence of litigation pertaining to the sale of the embedded business;

•	our receipt of stockholder approval of the transaction; and

•	payment of certain outstanding accounts payable attributable to our embedded business.

In addition, our obligation to complete the asset sale is subject to satisfaction or waiver of certain additional conditions, including conditions relating to:

•	accuracy of One Stop’s representations on and as of the closing;

•	One Stop’s performance, satisfaction and compliance with all covenants, agreements and closing conditions; and

•	absence of litigation pertaining to the transaction.

Termination

The asset purchase agreement may be terminated under the following circumstances:

•	by mutual written consent of the parties, duly authorized by their respective boards;

•	the closing has not occurred on or before April 30, 2007, unless the party terminating in this circumstance is at fault for the delay in closing;

•	any proceeding is pending against either party that could prevent performance of the asset sale; or

•	any governmental entity has issued an order, the effect of which is to prohibit the asset sale.

Restriction on Competition

We have agreed that for four years following the closing of the asset sale, we will not directly or indirectly engage in the embedded business or have any interest in (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise), any entity engaged in the embedded business.

Indemnification

Each party has agreed to indemnify the other party for damages arising for any breach of any of the representations or warranties or covenants or obligations in the asset purchase agreement. In addition, we have agreed to indemnify One Stop for any liabilities attributable to operation of the embedded business prior to the closing. All representations, warranties and covenants expire on the first anniversary of the closing. Our liability for indemnification claims made by One Stop pursuant to the asset purchase agreement is capped at $2,200,000 in the aggregate.

Regulatory Approvals

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the asset sale other than the filing of this proxy statement with the SEC. If any additional approvals or filings are required, we will use our commercially reasonable efforts to obtain those approvals and make any required filings before completing the transactions.

Dissenters’ Rights

Our stockholders are not entitled to exercise dissenters’ rights in connection with the asset sale.

Transactions Following the Asset Sale

The assets we propose to sell to One Stop comprise all of our embedded business. After the closing of such sale, we expect our only remaining assets will be cash, accounts receivable, fixed assets and the storage software business we acquired in connection with our acquisition of PyX Technologies, Inc. in 2005. On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization, with Neonode Inc., a Delaware corporation. Neonode is a Sweden-based developer and manufacturer of multimedia mobile handsets. It is anticipated that our name will be changed to “Neonode Inc.” in connection with the completion of the merger. The sale of our embedded business to One Stop is a condition to closing the transaction with Neonode. For a description of the proposed Neonode transaction, please see “Overview of the Neonode Transaction” on page ___. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction. Free copies of the proxy statement will be available at the SEC's web site at www.sec.gov. We are evaluating strategic alternatives regarding our storage software business.

Except as otherwise specifically noted, “SBE,” “we,” “our,” “us” and similar words in this proxy statement refer to SBE, Inc. and its subsidiaries. References to “One Stop” shall mean One Stop Systems, Inc.

FORWARD-LOOKING STATEMENTS

The information in this proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including statements about beliefs and expectations, are forward-looking statements. Words such as “may,” “will,” “should,” “estimates,” “predicts,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. You are cautioned that these forward-looking statements reflect management's estimates only as of the date hereof, and we assume no obligation to update these statements, even if new information becomes available or other events occur in the future. Actual future results, events and trends may differ materially from those expressed in or implied by such statements depending on a variety of factors, including, but not limited to those set forth under “Risk Factors” and elsewhere in this proxy statement. Important factors that might cause or contribute to such a discrepancy include, but are not limited to:

•	the timing and success of the proposed sale of our embedded business and our proposed transaction with Neonode;

•	the effect of the transaction on our market price;

•	the factors discussed under “Risk Factors,” beginning on page ___; and

•	other risks referenced from time to time in our filings with the Securities and Exchange Commission, or SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file at the SEC’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C., 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our public filings with the SEC are also available on the web site maintained by the SEC at http://www.sec.gov.

We have supplied all information in this proxy statement relating to SBE. One Stop has supplied all information in this proxy statement relating to One Stop. Neonode has supplied all information in this proxy statement relating to Neonode. Seidman & Co., Inc. has supplied the information regarding its fairness opinion.

SBE, INC.
4000 Executive Parkway, Suite 200
San Ramon, California 94583

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held On March __, 2007

The Special Meeting of Stockholders of SBE, Inc. will be held on March __, 2007, at 4000 Executive Parkway, Suite 200, San Ramon, California 94583, beginning promptly at 8:00 a.m., local time. The enclosed proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will be first mailed to holders of our common stock on or about February __, 2007.

INFORMATION ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Who can vote at the special meeting?

Only stockholders of record at the close of business on January 17, 2007 will be entitled to vote at the special meeting. On this record date, there were 11,130,831 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on January 17, 2007 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on January 17, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

You are being asked to approve the sale of our embedded business pursuant to an asset purchase agreement between us and One Stop Systems, Inc. pursuant to which One Stop would acquire our embedded business for $2,200,000 in cash and assume our obligations under the lease of our corporate headquarters building and certain equipment leases. In addition, you are being asked to approve an amendment to our certificate of incorporation to effect a stock combination (reverse stock split) pursuant to which every five shares of outstanding common stock would be reclassified into one share of common stock.

How do I vote?

For the matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of January 17, 2007.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote for proposal 1. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be treated as broker non-votes and will have no effect on Proposal 1 and will have the same effect as an “Against” vote for Proposal 2.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to our Secretary at 4000 Executive Parkway, Suite 200, San Ramon, California 94583; or

•	You may attend the special meeting and vote in person. However, simply attending the special meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When do you expect the asset sale and reverse split to be completed?

We plan to complete the asset sale as soon as possible after the special meeting, subject to the satisfaction or waiver of certain conditions to the asset sale, which are described in this proxy statement. We cannot predict when, or if, these conditions will be satisfied or waived.

We will complete the reverse split as soon as possible after the special meeting.

What risks should I consider in evaluating the asset sale?

You should consider the risks described under the heading “Risk Factors” beginning on page __.

How many votes are needed to approve each proposal?

To be approved, Proposal 1 (to consider and vote on the proposed sale of assets) and Proposal 2 (to approve a reverse stock split) must each receive a “For” vote from the majority of our outstanding shares. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented either by stockholders present at the meeting or by proxy. On the record date, there were 11,130,831 shares of SBE common stock outstanding and entitled to vote. Thus, at least 5,565,416 shares must be represented either by stockholders present at the meeting or by proxy in order to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Does the board of directors recommend approval of each of the proposals at the special meeting?

Yes. After careful consideration, our board of directors recommends that our stockholders vote FOR Proposal 1 and Proposal 2.

Who can help answer my questions about the proposal?

If you have additional questions about the proposal, you should contact David Brunton, our Secretary, at (925) 355-2000.

How can I find out the results of the voting at the special meeting?

Preliminary voting results may be announced at the special meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter in which the special meeting occurs.

RISK FACTORS

You should consider carefully the following risk factors as well as other information in this proxy statement and the documents incorporated by reference herein or therein, including our annual report on Form 10-K for the year ended October 31, 2006 in voting on the proposal relating to the asset sale. If any of the following risks actually occur, our business, operating results and financial condition could be adversely affected. This could cause the market price of our common stock to decline, and you may lose all or part of your investment.

Risk Relating to the Transaction with One Stop

If we are unable to complete the asset sale, our business will be adversely affected.

If the asset sale is not completed, our business and the market price of our stock will be adversely affected. We currently anticipate that our available cash balances, available borrowings and cash generated from operations will be sufficient to fund our operations only through May 2007. If we are unable to complete the asset sale, we may be unable to find another buyer for our embedded business or another way to grow our business. Costs related to the transaction, such as legal, accounting and financial advisor fees, must be paid even if the transaction is not completed. In addition, even if we have sufficient funds to continue to operate our business but the transaction are not completed, the current market price of our common stock may decline.

We may be unable to complete our proposed Neonode transaction or other strategic transactions following the asset sale.

After the closing of the proposed asset sale, we expect our only remaining assets will be cash, accounts receivable, fixed assets and the storage software business we acquired in connection with our acquisition of PyX Technologies, Inc. in 2005. On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization, with Neonode Inc., a Delaware corporation. Neonode is a Swedish based developer and manufacturer of multimedia mobile handsets. With over five years of research and development Neonode is today a leader and trendsetter in buttonless touch screen mobile phones and gesture-based user interfaces. Neonode mobile phones are based on patented technologies. With Neonode's open Microsoft based platform consumers can themselves upgrade and customize their handsets similar to a PC. It is anticipated that our name will be changed to “Neonode Inc.” in connection with the completion of the merger. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction. Free copies of the proxy statement will be available at the SEC's web site at www.sec.gov. We are evaluating strategic alternatives regarding our storage software business. We do not currently have any signed agreement for any sale of our software business or acquisition transaction, nor do we believe that we can continue to operate our software business without additional financing. We may be unable to reach agreement on any such transactions on commercially acceptable terms or at all. The failure to effect any such transactions would likely result in SBE’s liquidation.

If One Stop defaults on the assumed building and equipment leases, we will be obligated, as guarantor of such leases, to make the lease payments.

One Stop is assuming our headquarters building lease and engineering equipment lease and is obligated to make regularly scheduled lease payments through September 2010. If One Stop defaults on the leases at any time prior to the lease termination dates, we, as the guarantor of such leases, will be obligated to make the lease payments. We may have insufficient funds and be unable to meet the lease obligations.

We may be obligated to indemnify One Stop pursuant to the asset purchase agreement.

We have agreed to indemnify One Stop for any damages suffered by One Stop arising for any breach of any of the representations or warranties or covenants or obligations we have made in the asset purchase agreement. In addition, we have agreed to indemnify One Stop for any liabilities attributable to operation of the embedded business prior to the closing. The terms of our indemnification obligations are described elsewhere in this proxy statement. In the event we are required to indemnify One Stop, SBE’s financial condition may be materially adversely affected and any value obtainable for SBE’s stockholders in connection with an acquisition of another business, a sale of our software business or liquidation may decrease.

THE COMPANIES

SBE

We design, manufacture and sell hardware products, including wide area network and local area network interface cards and central processor units, to original equipment manufacturers that embed our hardware products into their products for the telecommunications markets. Embedded networking technology is hardware or software that serves as a component within a larger networking or storage device or system, such as a Gigabit Ethernet or a T-1/T-3 input/output network interface card, that plugs into an expansion slot in a high-end computer or storage system. Our embedded hardware products perform critical computing and I/O tasks in diverse markets such as high-end enterprise level computing servers, Linux super-computing clusters, workstations, media gateways, routers and Internet access devices. We also design and sell iSCSI-based storage networking solutions for an extensive range of business critical applications, including Disk-to-Disk Back-up and Disaster Recovery. We deliver an affordable, expandable, and easy-to-use portfolio of software solutions designed to enable optimal performance and rapid deployment across a wide range of next generation storage systems. We are evaluating strategic alternatives regarding our storage software business, including selling the business.

We were incorporated in 1961 as Linear Systems, Inc. In 1976, we completed our initial public offering. In July 2000, we acquired LAN Media Corporation, a privately held company, to complement and grow our WAN adapter product line from both a hardware and software perspective. In August 2003, we acquired the products and technologies of Antares Microsystems to increase the functionality of our hardware product line. In 2005, we acquired PyX Technologies, Inc., a company engaged in the development implementation and sale of software.

The assets we propose to sell to One Stop comprise all of our embedded hardware business. After the closing of such sale, we expect our only remaining assets will be cash, accounts receivable, fixed assets and the storage software business we acquired in connection with our acquisition of PyX Technologies, Inc. in 2005. Substantially all our revenue for the past year has been generated by our embedded hardware business. After the sale of the embedded hardware business is completed, we will no longer be active in the embedded hardware business and future cash will have to be derived from our storage software operations or from the operations from Neonode after the proposed merger is completed.

On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization, with Neonode Inc., a Delaware corporation. Neonode is a Swedish based developer and manufacturer of multimedia mobile handsets. With over five years of research and development, Neonode is today a leader and trendsetter in buttonless touch screen mobile phones and gesture-based user interfaces. Neonode mobile phones are based on patented technologies. With Neonode's open Microsoft based platform, consumers can themselves upgrade and customize their handsets similar to a PC. It is anticipated that our name will be changed to “Neonode Inc.” in connection with the completion of the merger. The sale of our embedded business to One Stop is a condition to closing the transaction with Neonode. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction. Free copies of the proxy statement will be available at the SEC's web site at www.sec.gov.

One Stop

One Stop Systems, Inc. is a manufacturer of industrial-grade computing systems and components, including a line of PCI Express-based products. One Stop’s PCI Express-based products increase network bus speed up to 16 times faster than 64-bit PCI and 80 times faster than Gigabit Ethernet. One Stop offers over 400 standard products, including its MAX Express product line, passive backplane, Virtual Machine Environment and custom and proprietary bus structures. One Stop’s principal executive office is located at 2235 Enterprise Street, Suite 110, Escondido, California 92029.

Neonode

On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization with Neonode, Inc., a Delaware corporation. Neonode is a Sweden-based developer and manufacturer of multimedia mobile handsets. The sale of our embedded business to One Stop is a condition to closing the transaction with Neonode. For a description of the proposed Neonode transaction, please see “Overview of the Neonode Transaction” on page __. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode. Free copies of the proxy statement will be available at the SEC’s website at www.sec.gov.

THE ASSET SALE

Background of the Asset Sale

On August 21, 2006, our board of directors held a regular meeting and discussed the strategic direction of SBE. The board authorized our management to retain investment banking advisors to seek alternative measures to increase stockholder value.

On September 8, 2006, we engaged Stratpoint Consulting LLC to assist us with the sale of our embedded business.

On September 21, 2006, our board of directors held a special meeting to discuss the strategic future of SBE, including the possible disposition of all of our assets. At that meeting, our board of directors authorized management to enter into discussions and negotiate term sheets for the disposition of all or a portion of our assets, subject to final approval of the term sheet by the board of directors.

On September 28, 2006, we met with Stratpoint Consulting LLC and finalized a list of 22 prospective companies to contact regarding the potential purchase of our embedded business.

During the week of October 2, 2006, Stratpoint Consulting LLC mailed inquiry letters to the list of prospective companies.

From October 4, 2006 through October 24, 2006, we entered into nondisclosure agreements with six companies that expressed an interest in purchasing our embedded business and sent informational sales packages to each of the companies.

On October 10, 2006, John Reardon, a member of our board of directors and a member of One Stop’s board of directors, introduced our Chief Financial Officer, David Brunton, to One Stop’s Chief Executive Officer, Steve Cooper, to discuss the potential acquisition of our embedded business by One Stop.

On October 12, 2006, our board of directors formed a Strategic Transaction Committee comprised of our independent board members to review and approve all strategic alternatives presented to the board for approval. Mr. Reardon recused himself from all One Stop and SBE board discussions relating to the potential acquisition of our embedded business by One Stop.

We entered into a nondisclosure agreement with One Stop on October 24, 2006.

From October 24, 2006 through November 10, 2006, we continued to have discussions with two of the companies that received the informational sales packages related to the sale of our embedded business. The other four potential bidders declined to continue discussions.

During the period from August 2006 through the execution of the asset purchase agreement with One Stop, our Chief Executive Officer provided our board of directors with frequent status updates on the potential divestiture of the embedded business.

On November 10, 2006, we had discussions with the two final purchaser candidates and considered purchase offers submitted by both entities before accepting the superior offer from One Stop.

On November 10, 2006, we signed a non-binding term sheet with One Stop pertaining to the proposed sale of our embedded business.

On November 13, 2006, our board of directors met to approve the term sheet and instructed our management to move forward with the asset sale.

From November 13, 2006 through December 31, 2006, One Stop performed a due diligence investigation of our embedded business.

On December 6, 2006, we received the initial draft of the asset purchase agreement from One Stop and its counsel.

During December 2006 through January 8, 2007, negotiations continued on the asset purchase agreement.

On December 13, 2006, we retained Seidman & Co., Inc. to analyze the sale of our embedded business to One Stop and to determine the fairness of the proposed transaction, from a financial point of view, to our stockholders.

On January 9, 2007, at a meeting of our board of directors, Seidman & Co., Inc. delivered its oral opinion to our board of directors that the consideration to be received by SBE in the proposed asset sale is fair, from a financial point of view, to SBE’s stockholders. Thereafter, the board of directors, together with management and SBE’s outside counsel, engaged in a full discussion of the proposed transaction. After such discussion, the board of directors determined that the transaction was advisable and in the best interests of SBE and its stockholders, determined to recommend to SBE’s stockholders that they approve the proposed transaction, and authorized SBE management to execute the asset purchase agreement in the form in which it was presented to the board of directors.

On January 11, 2007, we and One Stop signed the asset purchase agreement. On the same day, we announced via press release the execution of the agreement and filed a corresponding Form 8-K with the Securities and Exchange Commission.

Reasons for the Asset Sale

In reaching its decision to approve the asset sale and to recommend approval of the asset purchase agreement by our stockholders, our board of directors consulted with our management team and advisors.

Prior to approving the asset sale, our board of directors considered various alternative ways to maximize stockholder value. After such consideration, our board of directors concluded that the asset sale presented the best course of action for us at this time.

The material factors considered by our board of directors in making its determination to pursue the asset sale included the following:

1.	the amount and form of the consideration to be paid in the transaction;

2.
the belief that, after conducting an extensive review of our financial condition, results of operations and business and earning prospects, the sale of the embedded business was likely to create greater value for our stockholders as compared to pursuing our existing course of business or an alternative business strategy; and

3.
the extensive process conducted by our management in seeking potential buyers and the belief that the alternatives to the proposed transaction were not reasonably likely to provide equal or greater value to us and our stockholders.

Recommendation of Our Board of Directors

At its meeting held on January 9, 2007, our board of directors (1) determined that the asset sale and the asset purchase agreement are fair to and in the best interests of SBE and our stockholders and (2) determined to recommend that our stockholders approve the proposal related to the transaction. Accordingly, our board of directors recommends that our stockholders vote FOR the asset sale and the asset purchase agreement.

In connection with the foregoing actions, our board of directors consulted with our management team, as well as our financial advisor and legal counsel, and considered the following material factors:

1.	all the reasons described above under “Reasons for the Asset Sale”;

2.	the judgment, advice and analyses of our senior management, including their favorable recommendation of the asset sale;

3.	alternatives to the asset sale;

4.	the presentations by and discussions with our senior management and representatives of our counsel and financial advisor regarding the terms and conditions of the asset purchase;

5.	the presentations by and discussions with our senior management and representatives of our counsel regarding the terms and conditions of the asset purchase agreement and the asset sale; and

6.
that while the asset sale is likely to be completed, there are risks associated with completing the transactions and, as a result of conditions to the completion of the transactions, it is possible that the transactions may not be completed even if approved by our stockholders.

Our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. Our board of directors relied on the analysis, experience, expertise and recommendation of our management team with respect to each of the transactions and relied on Seidman & Co., Inc., our financial advisor, for analyses of the financial terms of the asset sale. See “Opinion of Our Financial Advisor” on page ___.

In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with our management team and legal, financial and accounting advisors. In considering the factors described above, individual members of our board of directors may have given different weight to different factors.

Opinion of Our Financial Advisor

In connection with the proposed asset sale, our board of directors received a written opinion from Seidman & Co., Inc. as to the fairness of the consideration to be received by us, from a financial point of view and as of the date of the opinion. The full text of Seidman & Co., Inc.’s written opinion is attached to this proxy statement as Annex B. You are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

PROPOSAL 1

APPROVAL OF THE SALE OF SBE’S EMBEDDED BUSINESS

General

On January 11, 2007, we entered into an asset purchase agreement with One Stop, pursuant to which we agreed to sell our embedded business to One Stop for $2,200,000 in cash plus One Stop’s assumption of the lease of our corporate headquarters building and certain equipment leases.

The asset purchase agreement is attached to this proxy statement as Annex A. You should read the asset purchase agreement carefully. It is the agreement that governs the terms of the asset sale. The following information summarizes the terms of the asset purchase agreement.

Effective Time of the Asset Sale

The asset purchase agreement provides that the closing of the asset sale will take place as soon as practicable after the conditions to closing set forth in the asset purchase agreement are fulfilled. Completion of the asset sale could be delayed if there is a delay in satisfying the closing conditions to the asset sale. There can be no assurances as to whether, and on what date, the conditions will be satisfied or that the asset sale will be completed at all. If the asset sale is not completed on or before April 30, 2007, either we or One Stop may terminate the asset purchase agreement, except that a party cannot terminate the agreement if that party’s failure to fulfill any of its obligations under the asset purchase agreement was the cause of the asset sale not being completed by that date.

Representations and Warranties

The asset purchase agreement contains representations and warranties made by us to One Stop and by One Stop to us for purposes of allocating the risks associated with the asset sale. Our representations and warranties to One Stop in the asset purchase agreement include, among other things:

•	our organization, qualification and good standing;

•	the accuracy of our financial statements;

•	the absence of certain changes since July 31, 2006;

•	our debts, obligations and liabilities;

•	the assets of our business, including our real property, inventory, tangible personal property, accounts receivable, intellectual property and other intangible property;

•	title to and sufficiency of our assets;

•	our customers and sales;

•	our employment contracts and benefits;

•	insurance policies;

•	our compliance with laws and regulations;

•	litigation;

•	necessary authority and consents;

•	conflicts of interest with our customers, suppliers or competitors; and

•	personnel.

One Stop’s representations and warranties to us include, among other things:

•	organization, qualification and good standing;

•	necessary authority and consents; and

•	ability to pay the purchase price.

Certain Covenants

The asset purchase agreement provides that we must meet certain obligations with respect to our embedded business prior to the closing of the asset sale:

•	provide One Stop with access to all of our records and documents;

•	conduct our embedded business in the ordinary course and in substantially the same manner as conducted prior to the asset purchase agreement;

•	preserve our business and relationships;

•	maintain our existing insurance;

•	not make changes in compensation or benefits of our employees, sales agents or representatives;

•
not enter into new contracts (i) not in the ordinary course or consistent with past practices, (ii) in the ordinary course for an amount in excess of $50,000, (iii) for the lease of capital equipment or property with annual lease charges in excess of $10,000 or (iv) for the sale of any capital assets with a net book value in excess of $10,000;

•	not modify or terminate any of our existing contracts or agreements;

•	obtain the written consent of certain third parties;

•	upon request, deliver to One Stop a description of our trade secrets, processes or business procedures;

•	obtain written approval of our board of directors for the asset sale; and

•	comply with our confidentiality obligations.

The asset purchase agreement provides that One Stop must meet certain obligations prior to the closing of the asset sale:

•	comply with its confidentiality obligations;

•	cooperate in our efforts to obtain the consents of certain third parties;

•	furnish a resale certificate to comply with California sales and use tax laws; and

•	obtain written approval of its board of directors for the purchase of assets.

Conditions Precedent

One Stop’s obligation to complete the asset sale depends on the satisfaction or waiver of a number of conditions, including conditions relating to:

•	accuracy of our representations on and as of the closing;

•	our performance, satisfaction and compliance with all covenants, agreements and closing conditions;

•	no material adverse change will have occurred with respect to the embedded business;

•	receipt of an officer’s certificate executed by our chief executive officer certifying that all closing conditions have been fulfilled;

•	absence of litigation pertaining to the sale of the embedded business;

•	our receipt of stockholder approval of the transaction; and

•	payment of certain outstanding accounts payable attributable to the embedded business.

In addition, our obligation to complete the asset sale is subject to satisfaction or waiver of certain additional conditions, including conditions relating to:

•	accuracy of One Stop’s representations on and as of the closing;

•	One Stop’s performance, satisfaction and compliance with all covenants, agreements and closing conditions; and

•	absence of litigation pertaining to the transaction.

Termination

The asset purchase agreement may be terminated under the following circumstances:

•	by mutual written consent of the parties, duly authorized by their respective boards;

•	the closing has not occurred on or before April 30, 2007, unless the party terminating in this circumstance is at fault for the delay in closing;

•	any proceeding is pending against either party that could prevent performance of the asset sale; or

•	any governmental entity has issued an order, the effect of which is to prohibit the asset sale.

Restriction on Competition

We have agreed that for four years following the closing of the asset sale, we will not directly or indirectly engage in the embedded business or have any interest in (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise), any entity engaged in the embedded business.

Indemnification

Each party has agreed to indemnify the other party for damages arising for any breach of any of the representations or warranties or covenants or obligations in the asset purchase agreement. In addition, we have agreed to indemnify One Stop for any liabilities attributable to operation of the embedded business prior to the closing. All representations, warranties and covenants expire on the first anniversary of the closing. Our liability for indemnification claims made by One Stop pursuant to the asset purchase agreement is capped at $2,200,000 in the aggregate.

Waivers

Any provision of the asset purchase agreement may be waived if the waiver is duly executed and delivered by the party against whom the waiver is to be effective and will only be applicable in the specific instance in which it is given.

Amendments

Any provision of the asset purchase agreement may be amended if the amendment is duly executed and delivered by us and One Stop.

Fees and Expenses

We and One Stop will each pay our own respective fees, costs and expenses incurred in connection with the asset purchase agreement.

PROPOSAL 2

APPROVAL OF REVERSE STOCK SPLIT

Background

Our common stock is quoted on The Nasdaq Capital Market under the symbol SBEI. In order for our common stock to continue to be quoted on the Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, as such requirements pertain to us, we are required to have stockholders’ equity of at least $2.5 million and public float value of at least $1 million and our common stock must have a minimum closing bid price of $1.00 per share. Our stockholders’ equity as of October 31, 2006 was approximately $3.3 million and our closing bid price on October 31, 2006 was $0.37.

On July 14, 2006, we received a notice from The Nasdaq Stock Market, or Nasdaq, indicating that for the preceding 30 consecutive business days, the bid price of our common stock closed below the $1.00 minimum bid price required for continued listing by Nasdaq Marketplace Rule 4310(c)(4), referred to as the Rule. The notice stated that we would be provided 180 calendar days, or until January 10, 2007, to regain compliance with the Rule. The notice further stated that if we were not in compliance with the Rule by January 10, 2007, the Nasdaq staff would determine whether we meet the Nasdaq initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c), except for the bid price requirement. If we met the initial listing criteria, the Nasdaq staff would notify us that we had been granted an additional 180 calendar day compliance period. If we were not eligible for an additional compliance period, the Nasdaq staff would provide us written notification that our securities would be delisted from Nasdaq, and at that time we would be able to appeal the staff’s determination to a Listings Qualifications Panel.

On January 11, 2007, we received a notice from Nasdaq that our stock is subject to delisting and that we would not be given the additional 180 day compliance period and that we did not meet the Nasdaq initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c). We filed an appeal of the staff’s determination to a Listings Qualifications Panel. Delisting of our stock from Nasdaq is stayed pending the determination of the Listings Qualifications Panel. The appeals hearing is scheduled for February 22, 2007.

In response to the notice from Nasdaq, we propose that a 1-for-5 reverse stock split be implemented for the purpose of increasing the market price of our common stock above the Nasdaq minimum bid requirement. There is no assurance that we will meet the continued listing requirements following the split or that, even if the continued listing requirements are met, that our common stock will continue to be traded on the Nasdaq Capital Market.

If we fail to regain compliance with the standards necessary to be quoted on The Nasdaq Capital Market or we are unsuccessful in our appeal of the delisting determination and our common stock is delisted, trading in our common stock would be conducted on the OTC Bulletin Board as long as we continue to file reports required by the Securities and Exchange Commission. The OTC Bulletin Board is generally considered to be a less efficient market than The Nasdaq Capital Market, and our stock price, as well as the liquidity of our common stock, may be adversely impacted as a result.

Purpose and Material Effects of Proposed Reverse Split

One of the key requirements for continued listing on The Nasdaq Capital Market is that our common stock must maintain a minimum bid price above $1.00 per share. We believe that the reverse split will improve the price level of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. Furthermore, we believe that maintaining our Nasdaq Capital Market listing, if possible, may provide us with a broader market for our common stock.

However, the effect of the reverse split upon the market price for our common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our common stock after the reverse split will rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse split. The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding. Furthermore, the possibility exists that liquidity in the market price of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. There can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued listing on The Nasdaq Capital Market, including the minimum public float or stockholders’ equity requirements.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will pay cash to each stockholder owning fractional shares as described below. Although the reverse split will not affect any stockholder’s percentage ownership or proportionate voting power (subject to the treatment of fractional shares), the number of authorized shares of common stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. This issuance of such additional shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

The principal effect of the reverse split will be that (i) the number of shares of common stock issued and outstanding will be reduced from approximately 11,130,831 million shares as of January 29, 2007 to approximately 2,226,166 million shares, (ii) all outstanding options entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, one-fifth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to five times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse split, and (iii) the number of shares reserved for issuance in our equity incentive plans will be reduced to one-fifth of the number of shares currently included in each such plan.

The reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced to one-fifth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the reverse split is approved by our stockholders and the Board of Directors has determined to effect the reverse split, we will promptly file a certificate of amendment with the Secretary of State of the State of Delaware. The reverse split will become effective on the date of filing the certificate of amendment, which we will refer to as the effective date. Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the exchange agent. Holders of pre-reverse split shares may be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of any such fractional share interest, each holder of pre-reverse split shares who as a result of the reverse split would otherwise receive a fractional share of post-reverse split common stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of our common stock on the effective date as reported on The Nasdaq Capital Market by (ii) the number of shares of pre-reverse split common stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount will be issued to such holder in the form of a check in accordance with the exchange procedures outlined above.

No Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to our proposed amendment to our charter to effect the reverse split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of important U.S. federal income tax considerations of the reverse split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1968. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

A holder of the pre-reverse split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by SBE as a result of the reverse stock split.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock will be required to approve the amendment to our Certificate of Incorporation to effect the reverse split. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
IN FAVOR OF PROPOSAL 2

BUSINESS

Overview

SBE designs, manufactures and sells embedded hardware products including wide area network (WAN) and local area network (LAN) network interface cards (NICs) and central processing units (CPUs) to OEMs who embed our hardware products into their products for the communications markets. Our embedded hardware products perform critical, computing and Input/Output (I/O) tasks in diverse markets such as high-end enterprise level computing servers, Linux super-computing clusters, workstations, media gateways, routers and Internet access devices.

We also design and provide software based storage networking solutions for an extensive range of business critical applications, including Disk-to-Disk Back-up and Disaster Recovery. We deliver an affordable, expandable, and easy-to-use portfolio of software solutions designed to enable optimal performance and rapid deployment across a wide range of next generation storage systems We sell standards-based storage software solutions to original equipment manufacturers (OEMs), system integrators and value added resellers (VARs) who embed our software into their IP storage area network (IP SAN) and network attached storage (NAS) systems to provide data storage solutions for the small and medium business (SMB) enterprise storage markets. We are evaluating strategic alternatives regarding our storage software business, including selling the business.

We experienced a decline in our sales volume of our embedded hardware products and a lack of market acceptance for our storage software that dramatically affected our operating cash flow for fiscal 2006. Because of the continuing decline of our cash balance, we have been evaluating strategic alternatives to return the company to cash flow positive and unlock value for our shareholders. In September 2006, our Board of Directors and management believed that the best course of action was to consider selling our embedded hardware and storage software businesses and to consider seeking a viable merger candidate.

On January 11, 2007, we signed an asset purchase agreement with One Stop Systems, Inc., a private California corporation, to purchase our embedded hardware business for $2.2 million cash plus the assumption of our corporate headquarters office lease and a lease for certain engineering equipment. When the divesture of our embedded hardware business is completed we will no longer participate in the embedded hardware markets. We will transfer our entire inventor and the engineering and test equipment associated with the embedded hardware business to One Stop.

On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization with Neonode Inc., a Delaware corporation. Neonode is a Sweden-based developer and manufacturer of multimedia mobile handsets. With over five years of research and development, Neonode is today a leader and trendsetter in buttonless touch screen mobile phones and gesture-based user interfaces. Neonode mobile phones are based on patented technologies. With Neonode's open Microsoft based platform consumers can themselves upgrade and customize their handsets similar to a PC. It is anticipated that our name will be changed to “Neonode Inc.” in connection with the completion of the merger. The sale of our embedded business to One Stop is a condition to closing the transaction with Neonode. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction. Free copies of the proxy statement will be available at the SEC's web site at www.sec.gov.

Products and Technologies

Storage Products

Managing, growing, and protecting storage is regarded as one of the most burdensome and expensive responsibilities of a company’s data center management. In the direct-attached storage (DAS) environments that most small to mid-sized companies deploy, the process of managing storage is made more difficult by the number of physical connection points and the number of storage systems in the organization. Imagine an environment with ten computers, each with its own storage system. That creates ten storage systems that need to be managed and maintained, which then equates to ten times the effort normally required in order to handle storage expansion, reallocation and repairs. One of the main driving forces behind a transition from DAS to a SAN is often high data growth and the need for operations efficiency. In these circumstances the legacy DAS environment becomes increasingly complex, backup/restore operations become increasingly unreliable, and the storage environment is unable to support the demands of the business.

Developed to extend the reach of SANs by enabling SAN functionality over the IP network, Internet Small Computer System Interface (iSCSI) technology uses the SCSI command set over Transmission Control Protocol/ Internet Protocol (TCP/IP), enabling any requesting node on the IP network (the initiator) to contact any remote storage server (the target) and perform block I/O on the target as if it was a local hard drive. Because of the ubiquity of IP networks, iSCSI can be used to transmit data over LANs, WANs, or the Internet and can enable location independent data storage and retrieval. iSCSI has no distance limitations, can utilize existing network infrastructure, does not require specialized training, and takes advantage of Ethernet’s economies of scale. With the immediate availability of 10G adapters and switches, we believe that iSCSI SANs can more than double the performance levels of leading-edge Fibre Channel implementations, while mass adoption continues to drive costs down.

On top of all that, regulatory compliance pressures, the need to integrate geographically dispersed data assets, and the availability of effective information life-cycle management solutions create further issues and serve as drivers behind the move to IP SANs. Another significant driver behind IP SANs is the availability of data center staff. Most smaller, regional, and departmental data centers have to operate with limited staff. Often, the decision to move to a SAN environment hinges on whether the existing staff can handle it. In these cases an IP SAN solution becomes a viable alternative, since it can almost always be more easily managed by existing staff and skill sets.

Our IP SAN Director Suite addresses the need for easy-to-manage, inexpensive storage and data protection through our iSCSI transport stack, storage management features, and data protection modules.

The iSCSI transport stack is the foundation of our IP SAN Director Suite and is scalable from Wi-Fi to 10 Gigabit Ethernet. It delivers the same level of reliability, quality of service and system robustness as alternative solutions, such as Fibre Channel, but at a fraction of the cost. We believe that the advanced features designed into the architecture of our iSCSI protocol stack enables highly efficient and cost-effective storage transport by optimizing bandwidth usage, enabling unlimited storage to be attached to each target device, and leveraging existing network technologies.

Our iSCSI protocol stack provides multipathing I/O functionality for maximum redundancy and reliability, aggregation of bandwidth to reduce service costs, as well as multiple connections per session to increase bandwidth efficiency and data integrity. Enterprise-level quality of service functionality enables traffic to be consistently classified, prioritized, and queued at line rate. We believe that the Error Recovery Level 2 (ERL2) featured in our iSCSI protocol stack increases system reliability, availability and adaptability. ERL2 supports active/active task migration, which prevents session and data loss. Our iSCSI stack is fully tested and compliant with IETF RFC-3720 iSCSI standards, including all mandatory and optional feature sets. Our SBE iSCSI target supports most Linux distributions and is compatible with any compliant iSCSI initiator under any OS distribution, including Linux, Windows and Solaris. An additional benefit of using iSCSI transport is its interoperability with any storage protocol disk drive interfaces (SCSI, Serial Attached SCSI (SAS), Serial ATA (SATA), Fiber Channel drives).

On top of our foundation iSCSI protocol stack, we have developed and manufactured a wide variety of storage management features and data protection modules. While the iSCSI protocol stack provides for a robust, inexpensive, and highly scalable transport infrastructure, modules included in our IP SAN Director Suite such as iSNS (Internet Storage Name Service), SNMP (Simple Network Management Protocol), Snapshot, High Availability, and Replication seamlessly address the needs and requirements of today’s IT storage managers.

The iSNS feature set provides similar functionality as a DHCP (Dynamic Host Configuration Protocol) server. As new storage subsystems are brought online, iSNS allows automatically names and adds them to the storage pool. Consistent with our integrated approach to system design, both an iSNS client and iSNS server are provided. To further ease the burdens of large-scan storage administration, the SNMP module allows the user to monitor the status of a large SAN from a single console.

As a component of our IP SAN Director Suite, the Snapshot add-in module provides critical data protection by creating point-in-time images of iSCSI data volumes. As a standalone application the snapshot module provides maximum protection; users may access data at discrete times in history when a combination of application error and user error overwrites, or corrupts critical data. In the event of a catastrophic event such as virus infection, the rollback feature allows the IT administrator to recover the entire data volume to a previously known healthy state. The Snapshot module conjoined with backup software running on an application server allows mainline, primary data access to continue, while the backup process copies the snapshot image to a secondary and offline storage.

Replication across storage subsystems is a critical part of any IP SAN data protection solution. Multiple versions of replication exist and are required for different purposes and application environments. To effectively address the wide spectrum of needs, we are developing 3 distinct Replication add-in modules that are seamlessly integrated into our IP SAN Director Suite. The first two add-in modules in our Replication portfolio address the need for data mirrors for primary storage within a SAN. With the Synchronous Online Replication module, both the local target and remote target must complete any writes from iSCSI initiators before an acknowledgment is sent. This guarantees data integrity and works well in low-latency SAN environments for primary storage.

There are some instances where performance is the top priority. In these cases, the Asynchronous Online Replication module is appropriate. Writes completed on the primary target are immediately acknowledged in parallel with writes that are sent to the mirror target, thus the latency associated with waiting for the mirror target to acknowledge a write are avoided. This is also beneficial in higher latency environments for backup when the mirror target may be on a WAN connection.

In a disaster recovery scenario, the mirror target is often located several hundred miles from the primary target and accessible only through a bandwidth-limited WAN connection. In this situation, the Offline Replication module is most appropriate. This module allows the system administrator to schedule replication events during discrete periods of time.

A complete IP SAN solution requires data availability and access features as well as data protection features. While SBE’s Snapshot and Replication add-in modules support data protection, SBE is proud to offer High Availability as an additional module to directly address the need for uninterruptible access to missing critical data. In the event of failure at the primary storage director, the mirror storage director automatically takes over with no disruption and interruption of service to the initiators accessing the underlying storage. The high availability functionality is transparent to the initiators requiring zero additional configurations.

Hardware Products

Upon closing the sale of our embedded hardware business to One Stop Systems, estimated to take place in the second quarter of fiscal 2007, we will no longer have a hardware product line and the terms and conditions of the asset sale agreement prohibit us from competing in the embedded hardware markets for at least four year after the transaction is completed.

Network Interface Cards

Wide Area Networking Adapters. A WAN is a computer or communications network that spans a relatively large geographical area. Computers attached to a WAN are often connected through dedicated networks, such as the telephone system, leased lines or satellites. Our series of WAN adapter products is designed to address the need for WAN interfaces in data communication products, such as those used in Internet and other communications routers, security firewalls, Virtual Private Network (VPN) servers and Voice over Internet Protocol (VoIP) gateways. We provide a broad range of standards-based interfaces that can be easily integrated into our OEM customers’ products.

Local Area Networking Adapters. A LAN is a computer network spanning a relatively small geographical area. Often confined to a single building or group of buildings, most LANs connect workstations and personal computers in an office environment. Each computer in the LAN is able to access data and devices, such as printers, located anywhere on the LAN. There are many different types of LANs but Ethernet is the one that is most commonly deployed. Ethernet LAN connectivity is utilized by virtually every market segment in both the embedded and enterprise space.

Our LAN adapter products are focused on LAN connectivity using high speed Ethernet technology. We offer single, dual or quad port LAN adapters that feature connectivity speeds of up to 10 Megabits (Mb)/second, 100 Mb/second or 1000 Mb/second. Our Gigabit Ethernet NICs include trunking and failover features. These features allow our customers’ systems to take advantage of static load balancing and failure recovery within a user-defined communications trunk. Our Gigabit Ethernet NICs are designed to distribute traffic across the aggregated links, detect port failures, and increase throughput. In the event of a system failure, the software will automatically redistribute outgoing loads across the remaining links.

Storage Network Interface Cards. Our storage NICs are comprised of SCSI products. SCSI is a parallel interface standard used by personal computers and many UNIX systems for attaching peripheral devices, such as printers and disk drives, to computers. SCSI interfaces are designed to allow for faster transmission rates than standard serial ports, which transfer data one bit at a time, and parallel ports, which simultaneously transfer data more than one bit at a time. Our series of SCSI host bus adapters are specifically designed for the enterprise Sun UNIX market. With transfer rates ranging from 40 Megabytes (MB)/sec to 320 MB/sec, our SCSI adapters have been utilized in data centers and enterprise environments within the financial, government, manufacturing, and healthcare sectors. These SCSI boards are also utilized in UNIX-based SCSI tape backup systems.

Encryption Adapters. Our secure PMC series of high-performance security offload solutions is designed for integration into Linux-based systems. Advanced encryption processors accelerate SSL and IPsec cryptographic operations, significantly improving security, performance, and availability of networking applications. Designed to enable quick integration by OEMs, VARs and end users, our secure PMC adapters can be used in a wide variety of networking equipment, including routers, switches, web servers, server load balancers, firewalls, SANs and VPN gateways.

TCP/IP Offload Engine (TOE). A TOE is a highly specialized TCP/IP protocol accelerator. Typically, in the form of a NIC, it is designed to reduce the amount of host CPU cycles required for TCP/IP processing and maximize Ethernet throughput. This is accomplished by offloading TCP/IP protocol processing from the host processor to the hardware on the TOE. It is designed to provide fast, reliable, and secure access to networked storage devices via the Internet without seriously impacting the host CPU.

Intelligent Communications Controllers

Our HighWire products are "intelligent," containing their own microprocessors and memory. This architecture allows our communications controllers to offload many of the lower-level communications tasks that would typically be performed by the host platform.

In the telecommunications market, the HighWire series of communications controller products provide high bandwidth intelligent connectivity to servers designed to act as gateways and signaling points within communication networks and network devices. The HighWire co-processing controllers enable operators of wireline and wireless networks to deliver Intelligent Network and Advanced Intelligent Network services such as Caller ID, voice messaging, personal number calling, Service Provider Local Number Portability, and customized routing and billing, as well as digital wireless services such as Personal Communications Systems (PCS) and Global System for Mobile Telecommunications (GSM). The HighWire products are designed for integration with standard server platforms that enable traditional carriers and new telecommunications entrants to pursue cost-reduced and performance-enhanced network architectures based on IP, broadband or other "packet" technologies.

Other

Although we continue to sell and manufacture legacy products such as Multibus, Versa Module Europa (VME) bus, and ISA, we emphasize three principal lines of products: storage software solutions, WAN/LAN adapter products, and carrier platforms (also known as our “HighWire” line). Our legacy, WAN/LAN, adapter and carrier platforms products comprise our embedded hardware products that we are selling to One Stop Systems.

The following table shows sales by major product type as a percentage of net sales for fiscal 2006, 2005 and 2004:

	Year Ended October 31,
	2006	2005	2004
	(percentage of net sales)

VME	8%	20%	43%
Adapters	59	48	46
HighWire	32	32	11
Storage Software	1	---	---
	100%	100%	100%

Distribution, Sales and Marketing

We sell and license our products, both domestically and internationally, using a direct sales force as well as independent manufacturers' representatives, resellers, and distributors. We have a network of 8 manufacturers’ representatives covering the United States and Canada. In addition, we have 12 distributors and resellers covering the United States, Canada, Western and Eastern Europe and Asia. We believe that our direct sales force is well suited to communicate how our products differ from those of our competitors. Since our products represent a complex and technical sale, our sales force is supported by field application engineers who provide customers with pre-sale technical assistance. After the sale of our embedded hardware business to One Stop, we will continue to have our network of 8 manufacturers’ representatives and a direct sales force. Our distributor channel supports our embedded hardware business.

Our internal sales and marketing organization supports our channel marketing partners by providing sales collateral, such as product data sheets, presentations, and other sales/marketing resource tools. Our sales staff solicits prospective customers, provides technical advice with respect to our products, and works closely with marketing partners to train and educate their staffs on how to sell, install, and support our product lines.

We have focused our sales and marketing efforts in North America, Europe and Asia. All of our international sales are negotiated and executed in U.S. dollars. International sales constituted 43%, 37% and 12% of net sales in fiscal 2006, 2005 and 2004, respectively. . International sales are primarily executed in Europe with 31% to customers in the United Kingdom. After the sale of our embedded hardware business we will continue to focus the sales of our storage software in North America. Substantially all our historical sales have been of our embedded hardware products that we are selling to One Stop.

Our direct sales force is based in three locations in the United States and we conduct our marketing activities from our corporate headquarters in San Ramon, California. After the sale of our embedded hardware business to One Stop we will have a direct sales force based in two locations.

Research and Development

We continue to invest in research and development of current and emerging technologies that we deem critical to maintaining our competitive position in the storage software market. Many factors are involved in determining the strategic direction of our product development focus, including trends and developments in the marketplace, competitive analyses, market demands, business conditions, and feedback from our customers and strategic partners. Our product development efforts are focused principally on our storage software products, providing advanced storage software features.

We entered into an Agreement for the Purchase and Sale of Assets with One Stop Systems, Inc., a manufacturer of industrial-grade computing systems and components, pursuant to which we agreed to sell all of the assets associated with our embedded hardware business. In addition, we entered into an Agreement and Plan of Merger and Reorganization with Neonode Inc., a designer and manufacturer of mobile multi-media telephones in which we agreed to merge the two companies.

Although we are evaluating strategic alternatives for our storage software business including selling the business, we continued development of our storage software products to bring a broader spectrum of IP storage solutions to market. In fiscal 2006, we completed the development of some key storage networking solutions that enable an extensive range of business critical applications, including Disk-to-Disk Back-up and Disaster Recovery to complement our iSCSI based transport software.

During fiscal 2006, 2005 and 2004, we incurred $3.9 million, $2.7 million and $2.4 million, respectively, in product research and development expenses.

Manufacturing

We do not engage in any manufacturing operations. Instead, we utilize third-party manufacturers to build our embedded hardware products. We currently have non-exclusive manufacturing agreements with ProWorks, Inc., United Manufacturing, Inc. and Sonic Manufacturing Technology. We believe that ProWorks, United and Sonic are equipped to provide cost-efficient and timely product delivery, thus allowing us to focus on our core competencies of product development and technology innovation. The use of external manufacturing partners allows us to respond more quickly and effectively to fluctuations in customer demand. All our third party manufacturing partners support our embedded hardware business that we are selling to One Stop. After the sale is complete we will no longer engage in any manufacturing operations, except as required by the proposed merger with Neonode.

Competition

The market for both storage and communications interface products is highly competitive. Many of our competitors have greater financial resources and are well established in the space. Competition within the communications market varies principally by application segment. Our intelligent communications products compete with offerings from Radisys Corp, Performance Technologies, Interphase Corp, Artesyn Technologies, and Adax, along with various other platform and controller product providers. Our WAN/LAN products compete primarily with products from Performance Technologies, Motorola, Interphase Corp., Themis Computers, GE Fanuc and various other companies on a product-by-product basis. Our SCSI products compete with LSI, Adaptec, Qlogic and Sun Microsystems, Inc. Our TOE products compete with Qlogic and Adaptec. To compete and differentiate ourselves in our markets, we emphasize the functionality, engineering support, quality and price of our products in relation to the products of our competitors, as well as our ability to customize our products to meet the customers’ specific application needs. After the sale of our embedded hardware business to One Stop we will no longer compete with any companies within the embedded hardware markets. Our storage software product compete with products designed and/or manufactured by Lefthand Networks, Wasabi Systems, OpenE Software, FalconStor Software and UNH.

Additionally, we compete with the internal engineering resources of our customers. Typically, as our customers become successful with their products, they seek to reduce costs and integrate functions. To compete with the internal engineering resources of our customers, we position ourselves as an extension of our customers’ engineering teams, focusing on satisfying their price/performance and time-to-market challenges through product innovation, technological expertise, and comprehensive support. By doing so, we emphasize the advantages and efficiencies of outsourcing embedded hardware and software, and keeping internal engineering resources focused on their core competencies and value-added services.

Intellectual Property

We believe that innovation in product engineering, sales, marketing, support, and customer relations, and protection of this proprietary technology and knowledge impacts our future success. We entered into separate agreements to sell our embedded hardware business and to merge with a designer of mobile telephones. We rely on a combination of copyright, trademark, trade secret laws and contractual provisions to establish and protect our proprietary rights in our products. We typically enter into confidentiality agreements with our employees, strategic partners, channel partners and suppliers, and enforce strict limitations and access to our proprietary information.

Backlog

On October 31, 2006, we had a sales backlog of product orders of approximately $1.1 million, compared to a sales backlog of product orders of approximately $1.2 million as of October 31, 2005. Our entire backlog at October 31, 2006 is for our embedded hardware products and substantially all will be shipped to customers in our first quarter of fiscal 2007. Because customer purchase orders are subject to changes in customer delivery schedules, cancellation, or price changes, our backlog as of any particular date may not be representative of actual sales for any succeeding fiscal period. We do not anticipate any problems in fulfilling our current backlog.

Employees

Our employees represent one of our most valuable assets. We believe that our future success will depend, in part, on our ability to attract and retain qualified technical (particularly engineering), marketing and management personnel. We promote employee-focused programs designed to foster a positive and productive work environment, including specialized training/development, in-house seminars, and team-building activities.

On December 31, 2006, we had 34 employees of which 11 support the embedded hardware business and will transfer to One Stop upon completing the sale of our embedded hardware business. None of our employees are represented by a labor union. We have experienced no work stoppages. We believe our employee relations are positive.

Properties

We lease 22,000 square feet of office space to house our engineering and administrative headquarters located in San Ramon, California. The lease expires in 2010. . In connection with the sale of our embedded hardware business, on January 10, 2007, we signed a definitive agreement providing for the assumption of the lease of our San Ramon office space effective with the closing of the transaction. We will continue to be secondary guarantor on the lease for the term of the lease.

OVERVIEW OF THE NEONODE TRANSACTION

Overview

On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization with Cold Winter Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of SBE, referred to in this report as Merger Sub, and Neonode.  The merger agreement contemplates that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Neonode, with Neonode continuing after the merger as the surviving corporation and a wholly-owned subsidiary of SBE. It is anticipated that SBE’s name will be changed to “Neonode Inc.” in connection with the completion of the merger. The securities offered in the merger will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Although the exact number of shares to be issued in the merger will be determined at closing according to a formula contained in the merger agreement, it is currently estimated that SBE will issue approximately 57 million shares of its common stock in exchange for outstanding shares of Neonode common stock and will assume options and warrants exercisable for approximately 17 million additional shares of SBE common stock. The number of shares estimated to be issued pursuant to the merger transaction have not reflected to proposed 1 for 5 reverse stock split.

SBE expects to complete the transaction in the second fiscal quarter of 2007, subject to satisfaction of closing conditions set forth in the merger agreement. In addition to customary closing conditions, the transaction is subject to the approval of the SBE and Neonode stockholders and a reverse split of SBE’s outstanding common stock. The number of shares referenced above is presented on a pre-split basis. After the merger is completed, the combined company's headquarters will be in Stockholm, Sweden, where Neonode’s corporate headquarters and research and development activities are located. The combined company’s stock is expected to continue to trade on The Nasdaq Capital Market.

The Board of Directors of SBE has unanimously approved the merger agreement.  Neonode and SBE have made customary representations, warranties and covenants in the merger agreement.  Neonode’s and SBE’s covenants include, among others, that (i) each company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the merger agreement and the effective time of the merger, except that SBE may complete its proposed sale of its embedded business to One Stop Systems, Inc., (ii) each company will not engage in certain types of transactions during such interim period, (iii) each company will call, hold and convene a meeting of its stockholders to consider adoption of the merger agreement, (iv) subject to certain exceptions, the Board of Directors of each company will recommend to its stockholders that they adopt the merger agreement, (v) neither company will solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, neither company will enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

SBE intends to file a proxy statement in connection with the meeting of SBE stockholders to be held with respect to the proposed merger.  Completion of the merger is subject to customary closing conditions, including, among other things, (i) adoption of the merger agreement by Neonode’s and SBE’s stockholders; (ii) the absence of any order or injunction prohibiting the consummation of the merger; (iii) the accuracy of the representations and warranties of each party and (iv) compliance of each party with its covenants. In addition, the completion of SBE’s proposed sale of its embedded business and the execution of six-month lockup agreements by all holders of Neonode securities are conditions to closing.

The merger agreement contains certain termination rights for both SBE and Neonode, and further provides that, upon a party’s termination of the merger agreement under specified circumstances, such party may be required to pay the other party a termination fee. This description of the merger agreement is qualified in its entirety by the terms and conditions of the merger agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

In connection with the execution of the merger agreement, the holders of approximately 67% of Neonode’s outstanding capital stock entered into a voting agreement with SBE and Merger Sub pursuant to which, among other things, such holders agreed with SBE and Merger Sub to vote in favor of the merger and, subject to certain exceptions, agreed not to dispose of any shares of Neonode common stock held by such parties prior to the consummation of the merger.

The merger agreement provides investors with information regarding the terms of the proposed merger.  It is not intended to provide any other factual information about SBE or Neonode.  In addition, the merger agreement contains representations and warranties of each of the parties to the merger agreement and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the merger agreement.  The parties reserve the right to, but are not obligated to, amend or revise the merger agreement.  In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Additional Information and Where to Find It

We are not asking for your approval of the Neonode merger at this time, only the proposed asset sale to One Stop and the proposed five-for-one reverse split. In connection with the proposed merger and required stockholder approval, we intend to file with the SEC a proxy statement on Schedule 14A that will be mailed to the stockholders of SBE. INVESTORS AND SECURITY HOLDERS OF SBE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about SBE, at www.sec.gov, the SEC’s website. Investors may also access the proxy statement and the other materials at www.sbei.com, or obtain copies of such material by request to SBE’s Corporate Secretary at: SBE, Inc., 4000 Executive Parkway, Suite 200, San Ramon, CA 94583.

SELECTED CONDENSED FINANCIAL DATA

The following selected condensed financial data of SBE should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and pro forma Financial Statements and the notes thereto included elsewhere in this proxy statement.

For years ended October 31,
and at October 31	2006	2005	2004	2003	2002
(in thousands, except for per share amounts and number of employees)

Net sales	$6,127	$8,056	$11,066	$7,456	$6,898

Net income (loss)	$(16,183)	$(4,230)	$(1,679)	$563	$(1,731)

Net income (loss) per share - basic	$(1.57)	$(0.66)	$(0.33)	$0.13	$(0.46)

Net income (loss) per share - diluted	$(1.57)	$(0.66)	$(0.33)	$0.12	$(0.46)

Product research and development	$3,979	$2,694	$2,411	$1,330	$3,027
Expenses

Working capital	$1,701	$5,520	$3,939	$3,945	$2,985

Total assets	$4,868	$18,832	$6,173	$6,975	$5,321

Long-term liabilities	$255	$241	$139	$217	$10

Stockholders’ equity	$3,321	$17,348	$4,303	$5,387	$3,696

Number of employees	34	37	36	32	24

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA
(Without Embedded Hardware Business)

The following selected unaudited pro forma condensed financial data present the results of operations for SBE for the year ended October 31, 2006 on a pro forma basis as if the proposed sale of our embedded business had occurred on November 1, 2005.

For year ended October 31, 2006
(in thousands, except for per share amounts and number of employees)

Net sales	$53

Net loss	$(15,487)

Net loss per share - basic	$(1.50)

Net loss per share - diluted	$(1.50)

Product research and development Expenses	$2,348

Working capital	$3,412

Total assets	$5,414

Long-term liabilities	$66

Stockholders' equity	$4,898

Number of employees	23

AUDITED FINANCIAL STATEMENTS - SBE, INC.

The audited balance sheets for SBE as of October 31, 2006 and 2005 and the related audited statements of operations, stockholders’ equity and cash flows for each of the three years ended October 31, 2006, 2005 and 2004, together with the report of our independent registered public accounting firm, BDO Seidman LLP, are attached to this proxy statement as Annex C. You are encouraged to review such financial statements in their entirety.

FINANCIAL STATEMENTS - NEONODE INC.

The audited balance sheets for Neonode, Inc. as of December 31, 2005 and 2004 and the related audited statements of operations, stockholders’ equity and cash flows for each of the two years ended December 31, 2005 and 2004, together with the report of their independent registered public accounting firm, PriceWaterhouse Coopers LLP, are attached to this proxy statement as Annex D. The unaudited balance sheets for Neonode, Inc. as of September 30, 2006 and the related unaudited statements of operations, stockholders’ equity and cash flows for the nine months ended September 30, 2006 are attached to this proxy statement as Annex E. You are encouraged to review such financial statements in their entirety.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited balance sheets as of October 31, 2006 and 2005 and statements of operations for each of the three years ended October 31, 2006, 2005 and 2004 are presented on a pro forma basis: first, to present the balance sheet and results of operations of SBE as if the proposed sale of our embedded business had occurred on November 1, 2003 and October 31, 2004, respectively, attached to this proxy statement as Annex F; and second, to present the balance sheet and results of operations for our embedded business on a stand-alone basis, attached to this proxy statement as Annex G. Also attached to this proxy statement as Annex H are the unaudited condensed consolidated balance sheets as of October 31, 2006 and statements of operations for the year ended October 31, 2006, presented on a pro forma basis, as if both the proposed sale of our embedded business and our proposed Neonode transaction had occurred on October 31, 2006 and November 1, 2005, respectively. After the merger transaction with Neonode is completed, Neonode will be the acquirer for accounting purposes.

HISTORICAL AND PRO FORMA PER SHARE DATA

Shares Outstanding as of October 31, 2006 -- 10,951,348

SBE Historical Per Share Data:
Basic and diluted net loss per common share	$1.57
Book Value per Common Share	$0.30

SBE Pro Forma Combined (without embedded hardware business):
Basic and diluted net loss per common share	$1.50
Book value per share	$0.45

MARKET PRICE OF AND DIVIDENDS ON SBE’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Nasdaq Capital Market under the symbol SBEI. The following table presents quarterly information on the price range of our common stock, indicating the high and low bid prices reported by the Nasdaq Capital Market. These prices do not include retail markups, markdowns or commissions. As of December 31, 2006, there were approximately 427 holders of record of our common stock.

	Fiscal quarter ended
Fiscal 2006	January 31	April 30	July 31	October 31
High	$1.44	$1.08	$0.40	$0.38
Low	1.33	1.05	0.36	0.35
Fiscal 2005
High	$4.59	$3.55	$3.65	$3.50
Low	3.03	2.30	2.09	2.17

There are no restrictions on our ability to pay dividends; however, it is currently the intention of our Board of Directors to retain all earnings, if any, for use in our business and we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of dividends will depend, among other factors, upon our earnings, capital requirements, operating results and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Overview

We experienced a decline in our sales volume of our embedded hardware products and a lack of market acceptance for our storage software that dramatically affected our operating cash flow for fiscal 2006. Because of the continuing decline of our cash balance, we have been evaluating strategic alternatives to return the company to cash flow positive and unlock value for our shareholders. In September 2006, our Board of Directors and management believed that the best course of action was to consider selling our embedded hardware and storage software businesses and to consider seeking a viable merger candidate.

We design, manufacture and sell embedded hardware products including WAN and LAN NICs and CPUs to OEMs who embed our hardware products into their products for the communications markets. Our hardware products perform critical, computing and, I/O tasks in diverse markets such as high-end enterprise level computing servers, Linux super-computing clusters, workstations, media gateways, routers and Internet access devices.

We also design and provide software based storage networking solutions for an extensive range of business critical applications, including Disk-to-Disk Back-up and Disaster Recovery. We deliver an affordable, expandable and easy-to-use portfolio of software solutions designed to enable optimal performance and rapid deployment across a wide range of next generation storage systems. We sell standards-based storage software solutions to OEMs, system integrators and value added resellers (VARs) who embed our software into their IP storage area network (IP SAN) and NAS systems to provide data storage solutions for the small and medium business (SMB) enterprise storage markets. We are evaluating strategic alternatives regarding our storage software business, including selling the business.

Our products are distributed worldwide through a direct sales force, distributors, independent manufacturers' representatives and value-added resellers.

Our business is characterized by a concentration of sales to a small number of OEMs and distributors who provide products and services to the communications and data storage markets. Consequently, the timing of significant orders from major customers and their product cycles cause fluctuation in our operating results. Data Connection Limited (DCL) was the largest of our customers representing 31% of our sales in fiscal 2006. The Hewlett Packard Company (HP) has historically been one of our largest customer and represented 13% and 45% of net sales in fiscal 2005 and 2004 respectively. We shipped the last $1.0 million of VME products to HP in the first quarter of fiscal 2005. We do not expect to receive any future purchase orders from HP.

During the year ended October 31, 2006, $257,000 or 4% of our sales were sold to distributors compared to $640,000 or 8% and $874,000 or 8% in fiscal 2005 and 2004, respectively. Our reserves for distributor programs total approximately $13,000 and $22,000 as of October 31, 2006 and 2005, respectively. All of our distributors are related to our embedded hardware business.

On January 11, 2007, we entered into an asset purchase Agreement for the Purchase and Sale of Assets (the Purchase Agreement) with One Stop Systems, Inc., a manufacturer of industrial-grade computing systems and components (One Stop), pursuant to which we agreed to sell all of the assets associated with our embedded hardware business (excluding cash, accounts receivable and other excluded assets specified in the asset purchase agreement) to One Stop for approximately $2.2 million in cash plus One Stop’s assumption of the lease of our corporate headquarters building and certain equipment leases. Substantially all our revenue has been generated from our embedded hardware business. Upon closing the sale of our embedded hardware business to One Stop Systems we will no longer have a hardware product line and the terms and conditions of the asset sale agreement prohibit us from competing in the embedded hardware markets for at least four year after the transaction is completed.

On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization with Neonode Inc., a Delaware corporation. Neonode is a Sweden-based developer and manufacturer of multimedia mobile handsets. With over five years of research and development, Neonode is today a leader and trendsetter in buttonless touch screen mobile phones and gesture based user interfaces. Neonode mobile phones are based on patented technologies. With Neonode's open Microsoft based platform, consumers can themselves upgrade and customize their handsets similar to a PC. It is anticipated that our name will be changed to “Neonode Inc.” in connection with the completion of the merger. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction. Free copies of the proxy statement will be available at the SEC's web site at www.sec.gov. In the future, if any of our major customers reduces orders for our products, we could lose revenues and suffer damage to our business reputation. Orders by our OEM customers are affected by factors such as new product introductions, product life cycles, inventory levels, manufacturing strategy, contract awards, competitive conditions and general economic conditions.

On October 31, 2006, we had a sales backlog of product orders of approximately $1.1 million compared to a sales backlog of product orders of approximately $1.2 million as of October 31, 2005. Our entire backlog is for embedded hardware products and substantially all our backlog will be shipped to customers in our first quarter of fiscal 2007.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include levels of reserves for doubtful accounts, obsolete inventory, warranty costs and deferred tax assets. Actual results could differ from those estimates.

Our critical accounting policies and estimates include the following:

Revenue Recognition

Hardware Products

Our policy is to recognize revenue for hardware product sales when title transfers and risk of loss has passed to the customer, which is generally upon shipment of our hardware products to our customers. We defer and recognize service revenue over the contractual period or as services are rendered. We estimate expected sales returns and record the amount as a reduction of revenue and cost of hardware and other revenue at the time of shipment. Our policy complies with the guidance provided by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements. Judgments are required in evaluating the credit worthiness of our customers. Credit is not extended to customers and revenue is not recognized until we have determined that collectibility is reasonably assured. Our sales transactions are denominated in U.S. dollars. The software component of our hardware products is considered incidental. Therefore, we do not recognize software revenue related to our hardware products separately from the hardware product sale.

When selling hardware, our agreements with OEMs, such as DCL and Nortel Networks Corp. (Nortel), typically incorporate clauses reflecting the following understandings:

- all prices are fixed and determinable at the time of sale;
- title and risk of loss pass at the time of shipment (FOB shipping point);
- collectibility of the sales price is probable (the OEM is creditworthy, the OEM is obligated to pay and such obligation is not contingent on the ultimate sale of the OEM’s integrated solution);
- the OEM’s obligation to us will not be changed in the event of theft or physical destruction or damage of the product;
- we do not have significant obligations for future performance to directly assist in the resale of the product by the OEMs; and
- there is no contractual right of return other than for defective products.

Our agreements with our distributors include certain product rotation and price protection rights. All distributors have the right to rotate slow moving products once each fiscal quarter. The maximum dollar value of inventory eligible for rotation is equal to 25% of our products purchased by the distributor during the previous quarter. In order to take advantage of their product rotation rights, the distributors must order and take delivery of additional products of ours equal to at least the dollar value of the products that they want to rotate.

Each distributor is also allowed certain price protection rights. If and when we reduce or plan to reduce the price of any of our products and the distributor is holding any of the affected products in inventory, we will credit the distributor the difference in price when they place their next order with us. We record an allowance for price protection at the time of the price reduction, thereby reducing our net sales and accounts receivable. The allowance is based on the price difference of the inventory held by our stocking distributors at the time we expect to reduce selling prices. We believe we are able to fully evaluate potential returns and adjustments and continue to recognize the sale based on shipment to our distributors. Reserves for the right of return and restocking are established based on the requirements of Statement of Financial Accounting Standards (SFAS) SFAS 48, Revenue Recognition when Right of Return Exists.

During the year ended October 31, 2006, $257,000 or 4% of our sales were sold to distributors compared to $640,000 or 8% and $874,000 or 8% in fiscal 2005 and 2004, respectively. Our reserves for distributor programs total approximately $13,000 and $22,000 as of October 31, 2006 and 2005, respectively.

Software Products

We derive revenues from the following sources: (1) software, which includes new iSCSI software licenses and (2) services, which include consulting. We account for the licensing of software in accordance with of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition. SOP 97-2 requires judgment, including whether a software arrangement includes multiple elements, and if so, whether vendor-specific objective evidence (VSOE) of fair value exists for those elements. These documents include post delivery support, upgrades and similar services. We typically charge software maintenance equal to 20% of the software license fees.

For software license arrangements that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is reasonably assured. We initially defer all revenue related to the software license and maintenance fees until such time that we are able to establish VSOE for these elements of our software products. Revenue deferred under these arrangements is recognized to revenue over the expected contract term. We will also continue to defer revenues that represent undelivered post-delivery engineering support until the engineering support has been completed and the software product is accepted.

For one customer we began recognizing software license fee revenue and related engineering support revenue by amortizing previously deferred revenue related to engineering services over 36-months beginning in March 2006, which was the month the first software license for this customer was activated. The 36-month amortization period is the estimated life of the related software product for this customer. We also amortize all fees related to the licensing of our software to this customer over 36-months beginning with the month the software license is activated. In the fiscal year ended October 31, 2006, we recognized $16,800 of software license fees for this customer and $26,000 of deferred revenue related to engineering services to this customer.

Certain software arrangements include consulting implementation services sold separately under consulting engagement contracts. For the fiscal year ended October 31, 2006, we recognized $10,000 of software consulting revenue.

Allowance for Doubtful Accounts

Our policy is to maintain allowances for estimated losses resulting from the inability of our customers to make required payments. Credit limits are established through a process of reviewing the financial history and stability of each customer. Where appropriate, we obtain credit rating reports and financial statements of the customer when determining or modifying their credit limits. We regularly evaluate the collectibility of our trade receivable balances based on a combination of factors. When a customer’s account balance becomes past due, we initiate dialogue with the customer to determine the cause. If it is determined that the customer will be unable to meet its financial obligation to us, such as in the case of a bankruptcy filing, deterioration in the customer’s operating results or financial position or other material events impacting their business, we record a specific allowance to reduce the related receivable to the amount we expect to recover. Should all efforts fail to recover the related receivable, we will write-off the account.

We also record an allowance for all customers based on certain other factors including the length of time the receivables are past due and historical collection experience with customers. We believe our reported allowances are adequate. If the financial conditions of those customers were to deteriorate, however, resulting in their inability to make payments, we may need to record additional allowances which would result in additional general and administrative expenses being recorded for the period in which such determination was made.

Warranty Reserves

We accrue the estimated costs to be incurred in performing warranty services at the time of revenue recognition and shipment of the products to the OEMs. Because there is no contractual right of return other than for defective products, we can reasonably estimate such returns and record a warranty reserve at the point of shipment. Our estimate of costs to service our warranty obligations is based on historical experience and expectation of future conditions. To the extent we experience increased warranty claim activity or increased costs associated with servicing those claims, the warranty accrual will increase, resulting in decreased gross margin.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market value. We utilize standard cost, which approximates actual costs for certain indirect costs.

We are exposed to a number of economic and industry factors that could result in portions of our inventory becoming either obsolete or in excess of anticipated usage, or subject to lower of cost or market issues. These factors include, but are not limited to, technological changes in our markets, our ability to meet changing customer requirements, competitive pressures in products and prices, and the availability of key components from our suppliers. Our policy is to establish inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete based upon our assumptions about future demand for our products and market conditions. We regularly evaluate our ability to realize the value of our inventory based on a combination of factors including the following: historical usage rates, forecasted sales or usage, product end-of-life dates, estimated current and future market values and new product introductions. Purchasing practices and alternative usage avenues are explored within these processes to mitigate inventory exposure. When recorded, our reserves are intended to reduce the carrying value of our inventory to its net realizable value. If actual demand for our products deteriorates, or market conditions are less favorable than those that we project, additional inventory reserves may be required.

Income Taxes

We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of items that have been included in the financial statements or tax returns. Deferred income taxes represent the future net tax effects resulting from temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recorded against net deferred tax assets where, in our opinion, realization is uncertain. Based on the uncertainty of future pre-tax income, we fully reserved our deferred tax assets as of October 31, 2006 and 2005. In the event we were to determine that we would be able to realize our deferred tax assets in the future, an adjustment to the deferred tax asset would increase income in the period such determination was made. The provision for income taxes represents the net change in deferred tax amounts, plus income taxes payable for the current period.

Long-lived Assets

We assess any impairment by estimating the future cash flow from the associated asset in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If the estimated undiscounted cash flow related to these assets decreases in the future or the useful life is shorter than originally estimated, we may incur charges for impairment of these assets. The impairment is based on the estimated discounted cash flow associated with the asset. Capitalized software costs consist of costs to purchase software and costs to internally develop software. Capitalization of software costs begins upon the establishment of technological feasibility. All capitalized software costs are amortized as related sales are recorded on a per-unit basis with a minimum amortization to cost of goods sold based on a straight-line method over the estimated useful life, generally two to three years. We evaluate the estimated net realizable value of each software product and record provisions to the asset value of each product for which the net book value is in excess of the net realizable value.

During fiscal 2006, we evaluated the current expected cash flow from the sale of storage software and determined that the net book value was in excess of the net realizable value. In the year ended October 31, 2006, we recorded asset impairment charges of $6.5 million against our earnings for the period, reducing our capitalized storage software asset to $1.3 million, which represents the present value of the expected future sales of our storage software products less costs. This asset impairment charge is included in amortization of purchased software in the Statements of Operations for the fiscal year ended October 31, 2006. Prior to the write-down, we amortized our storage software over 36 months at the rate of $339,000 per month. We will amortize the remaining $1.3 million software asset over the remaining 21-month amortization period at the rate of $63,000 per month. We are evaluating strategic alternatives regarding our storage software business, including selling the business. If we sell the storage software business we will no longer have a software asset.

New Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will be effective for us beginning November 1, 2007. We are currently evaluating this interpretation to determine if it will have a material impact on our financial statements.

In September 2006, the SEC issued SAB 108, Considering the Effects of Prior Year Misstatements in Current Year Financial Statements. SAB 108 expresses the SEC Staff’s views regarding the process of quantifying financial statement misstatements. SAB 108 addresses the diversity in practice in quantifying financial statement misstatements and the potential under current practice for the build up of improper amounts on the balance sheet. SAB 108 will be effective for the year beginning November 1, 2006. The cumulative effect of the initial application of SAB 108 will be reported in the carrying amounts of assets and liabilities as of the beginning of the fiscal year, with the offsetting balance to retained earnings. We do not expect the adoption of SAB 108 to have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value as required by other accounting pronouncements and expands fair value measurement disclosures. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of SFAS 157 on our financial statements.

Results of Operations

The following table sets forth, as a percentage of net sales, certain statements of operations data for the fiscal years ended October 31, 2006, 2005 and 2004. These operating results are not necessarily indicative of our operating results for any future period.

	Year Ended October 31,

	2006	2005	2004
Net sales	100%	100%	100%

Operating expenses:
Amortization and impairment of acquired software and intellectual property	161	13	11
Cost of hardware and other revenue	66	54	66
Product research and development	65	33	22
Sales and marketing	36	28	19
General and administrative	37	24	16
Loan loss recovery	---	---	(2)

Total operating expenses	365	85	55
Operating loss before income taxes	(265)	(52)	(15)
Income tax (provision) benefit	---	---	---
Net loss	(265)%	(52)%	(15)%

Net Sales

Net sales for fiscal 2006 were $6.1 million, a 25% decrease from $8.1 million in fiscal 2005. Our net sales for fiscal 2005 represents a 27% decrease from $11.1 million in fiscal 2004. The decrease in fiscal 2006 sales as compared to fiscal 2005 were primarily attributable to a decrease in sales to what was our largest customer, HP. We did not have any sales to HP in fiscal 2006 compared to $1.0 million in fiscal 2005. In addition, sales to other customers also decreased in fiscal 2006 as compared to 2005, most notably a $400,000 reduction in the sales of our Antares products to our distributors, a $300,000 year over year reduction in sales to DCL and a $100,000 reduction in sales to Nortel The decrease in fiscal 2005 net sales as compared to fiscal 2004 was primarily attributable to a decrease in sales to HP. Sales to HP were $1.0 million in fiscal 2005 compared to $4.9 million in fiscal 2004. We shipped our final order for $1.0 million of VME products to HP in the first quarter of fiscal 2005. Sales to HP, primarily of VME products, represented 0% of net sales in fiscal 2006 compared to 13% of net sales for fiscal 2005 and 45% during fiscal 2004. Sales to individual customers in excess of 10% of net sales for the year ended October 31, 2006 included sales to DCL located in the United Kingdom of $1.9 million, or 31% of net sales, Nortel of $1.3 million, or 21% of net sales and Raytheon of $750,000, or 12% of net sales. In fiscal 2005, sales to DCL were $2.2 million, or 28% of net sales and to were Nortel of $1.4 million, or 18% of net sales. Sales to Nortel were $1.5 million, or 13% of net sales in fiscal 2004.

Sales of our adapter products were $4.0 million for fiscal 2006, as compared to $4.0 million in fiscal 2005 and $4.9 million in fiscal 2004. Sales of our HighWire products were $2.0 million in fiscal 2006, as compared to $2.5 million in fiscal 2005 and $1.3 million in fiscal 2004. Our adapter products are used primarily in edge-of-the-network applications such as VPN and other routers, VoIP gateways and security devices, whereas our HighWire products are primarily targeted at core-of-the-network applications used primarily by telecommunications central offices.

Revenue from software license fees was $16,700 and from software consulting services $36,100 in fiscal 2006 compared to none in prior years.

Our sales backlog at October 31, 2006 was $1.1 million compared to $1.2 million at October 31, 2005. Most of our backlog at October 31, 2006 will be shipped to customers in the first quarter of fiscal 2007.

While we anticipated an increase in the sales volume of our storage software, adapter and HighWire products over the course of fiscal 2006 as certain of our prior design wins went into production and our software products gained market acceptance, the expected sales growth did not occur. Because of the decline in our sales volume and the lack of market acceptance for our storage software, we evaluated strategic alternatives to enhance shareholder value. As a result of our evaluation, we entered into an agreement to sell our embedded hardware business to One Stop Systems, Inc., a manufacturer of industrial-grade computing systems and components and an agreement to merge the company with Neonode, Inc., a designer and manufacturer of mobile multi-media telephones. After the sale of the embedded business and merger transactions are completed, we will no longer be active in the embedded hardware business and will change our name to “Neonode, Inc” and be active in the design and manufacturing of mobile multi-media telephones with patented buttonless touch screen mobile phones and gesture-based user interfaces.

We are evaluating strategic alternatives regarding our storage software business.

International sales constituted 43%, 37% and 12% of net sales in fiscal 2006, 2005 and 2004, respectively. International sales are primarily executed in Europe with 31% to customers in the United Kingdom. All international sales are executed in U.S. dollars.

Amortization and Impairment of Purchased Software and Intellectual Property

We recorded a software asset totaling $12.4 million when we acquired PyX and capitalized $256,000 related to the development of the now discontinued VoIP products. We also continually upgrade our software by enhancing the existing features of our products and by adding new features and products. We often evaluate whether to develop these new offerings in-house or whether we can achieve a greater return on investment by purchasing or licensing software from third parties. Based on our evaluations we have purchased or licensed various software for resale since 1996.

Recurring amortization of capitalized software and intellectual property costs totaled $3.4 million for the fiscal year ended October 31, 2006 compared to $1.0 million for the fiscal year ended October 31, 2005 and $408,000 for the fiscal year ended October 31, 2004 and is included in amortization of purchased software and intellectual property in our Statements of Operations. The increase in 2006 over 205 and 2004 was due to the amortization of the software asset acquired in the PyX acquisition.

In the fiscal year ended October 31, 2006 we discontinued our VoIP product development and as a result wrote-off $256,000 of capitalized software development costs related to the VoIP products. This write-off is included in our product research and development expense in our Statements of Operations.

In the fiscal year ended October 31, 2006, we recorded an asset impairment charge of $6.5 million against our earnings for the year, reducing our storage software asset to $1.3 million. This asset impairment charge is included in amortization and impairment of purchased software and intellectual property in our Statements of Operations. Prior to the write-down, we amortized our storage software over 36 months at the rate of $339,000 per month. We will amortize the remaining $1.3 million software asset over the remaining 21 month amortization period at the rate of $63,000 per month.

In the fiscal ended October 31, 2004 we recorded an asset impairment charge of $713,000 against our earnings for the year. We wrote off the remaining balance of the intellectual property asset related to our acquisition of Antares Microsystems, Inc. This asset impairment charge is included in amortization and impairment of purchased software and intellectual property in our Statements of Operations.

Cost of Hardware Products and Other Revenue

Cost of hardware products and other revenues consists of the direct and indirect costs of our manufactured hardware products and the cost of personnel in our operations and production departments including share-based payment compensation expense associated with the implementation of SFAS No. 123(R) Share Based Payment. Cost of hardware products and other revenues for the year ended October 31, 2006 decreased by 7% to $4.0 million compared with $4.4 million for the fiscal year ended October 31, 2005. Cost of hardware products and other revenues for the fiscal year ended October 31, 2005 decreased by 19.8% compared with $5.4 million the fiscal year ended October 31, 2004. The decrease in cost of hardware products and other revenue in absolute dollars for both the comparative fiscal periods were principally due to a lower volume of hardware sales that decreased the total direct and indirect cost of our manufactured products.

Included in cost of hardware products and other revenue expense for the fiscal year ended October 31, 2006 is $80,000 of non-cash stock-based compensation expense related to the stock-for-pay program, stock option expense under SFAS 123R and the issuance of restricted stock to employees compared to none in 2005 and 2004.

Gross profit is calculated as net sales less the cost of hardware and other revenue. Gross profit as a percentage of net sales was 34%, 46% and 51% in fiscal 2006, 2005 and 2004, respectively. The decrease in our gross profit margin in fiscal 2006 as compared to 2005 is related to the reduction in sales of higher gross margin products to HP combined with a change to the product mix of our sales and a lower sales volume not efficiently absorbing our second line production costs. The decrease in our gross profit margin in fiscal 2005 as compared to 2004 is related to the reduction in sales of higher gross margin products to HP. In fiscal 2004 we sold $4.9 million of product to HP and in fiscal 2005 we sold $1.0 million. The direct cost gross profit on the HP sales was approximately 70% as compared to the average gross profit on HighWire products, which was approximately 60%, and adapter products, which was approximately 55%. The direct cost gross margin is reduced by allocations of costs related to our production and operations departments and because of lower sales volume we are not efficiently absorbing these second line production costs which results in decreasing overall gross margins

Product Research and Development

Product research and development (R&D) expenses were $3.9 million, a 48% increase over $2.7 million in fiscal 2006. R&D expense for fiscal 2005 increased by 11% over $2.4 million in fiscal 2004.

The increase in R&D in fiscal 2006 as compared to fiscal 2005 is primarily the result of three factors:

• the inclusion of $543,300 of non-cash compensation expense related to stock option expense under SFAS 123(R) compared to none in 2005 and 2004;
• an increase in engineering design projects related expenditures related to the development of our storage software; and
• a $256,000 asset impairment write-off of previously capitalized VoIP development expense that was written-off to expense in fiscal 2006 due to the cancellation of the VoIP development project.

The increase in R&D in fiscal 2005 as compared to fiscal 2004 is primarily the result of two factors:

• the inclusion of increases related to our Storage business segment when we hired seven employees in conjunction with the PyX acquisition; and
• an increase in engineering design project related expenditures related to the development of our storage software and VoIP/DSP gateway products.

In fiscal 2006, we continued development of our PyX storage software. During fiscal 2006 we developed a wide variety of storage software management features and data protection modules. While the iSCSI protocol stack provides for a robust, inexpensive, and highly scalable transport infrastructure, modules included in our IP SAN Director Suite such as iSNS (Internet Storage Name Service), SNMP (Simple Network Management Protocol), Snapshot, High Availability, and Replication seamlessly address the needs and requirements of today’s IT storage managers.

Included in R&D expense for the fiscal year ended October 31, 2006, in addition to the $543,300 stock option expense previously mentioned, is $282,000 of non-cash stock-based compensation expense related to the stock-for-pay program and the issuance of restricted stock to employees compared to none in 2005 and 2004.

With the planned sale of our embedded hardware business and lack of market acceptance for our storage software products, we reduced our R&D budget significantly and have focused our R&D efforts on key storage management features to enhance the value of our storage software business. We expect to continue modest levels of R&D expenditures associated with the development of management and other feature for our storage software.

We did not capitalize any internal software development costs in fiscal 2006, 2005 or 2004 and do not expect to capitalize internal software development costs in the future. We do not expect to capitalize any internal software development costs in the future.

Sales and Marketing

Sales and marketing expenses for fiscal 2006 were $2.3 million, a 5% decrease from fiscal 2005. This decrease is primarily related to a decrease in headcount and decreased travel and product marketing activities. We decreased our marketing expenditures by 30% in fiscal 2006 as we reduce cash expenditures across the company.

Fiscal 2005 sales and marketing expense was $2.2 million, a 5% increase over fiscal 2004. This increase is primarily related to an increase in headcount due to the acquisition of PyX and an increase travel and product marketing activities. We increased our marketing expenditures by 58% in fiscal 2005 as we attended more industry trade shows and increased our advertising and public relations efforts to reach our target prospects more effectively.

Included in sales and marketing expense for the fiscal year ended October 31, 2006 is $234,000 of non-cash stock-based compensation expense related to the stock-for-pay program, stock option expense under SFAS 123(R) and the issuance of restricted stock to employees compared to none in 2005 and 2004.

We are not currently planning to attend trade shows or engage in product marketing activities other than via our Web site and word of mouth.

General and Administrative

General and administrative expenses for fiscal 2006 increased approximately $340,000 to $2.2 million in fiscal 2005. General and administrative expenses for fiscal 2006 include $592,000 of non-cash compensation expense related to stock option expense under SFAS 123(R) compared to none in 2005 and 2004. General and administrative expenses for fiscal 2005 increased approximately $150,000 to $1.9 million as compared to fiscal 2004. We assumed the PyX employee stock option plan as part of our acquisition of PyX and recorded $2,484,000 of deferred compensation. Included in general and administrative expense for fiscal 2005 is $173,000 amortization expense related to the deferred compensation.

Included in general and administrative expense for the fiscal year ended October 31, 2006, in addition to the $592,000 stock option expense previously mentioned, is $357,000 of non-cash stock-based compensation expense related to the stock-for-pay program and the issuance of restricted stock to employees compared to none in 2005 and 2004.

Loan Reserve Benefit

On November 6, 1998, we made a loan to our former president and chief executive offer, who retired as of December 31, 2004. The loan was used by him to exercise an option to purchase 139,400 shares of our common stock and pay related taxes. The loan, as amended, was collateralized by shares of our common stock, bore interest at a rate of 2.48% per annum and was due on December 14, 2003.

On October 31, 2002, we determined that it was probable that we would be unable to fully recover the balance of the loan on its due date of December 14, 2003. Accordingly, a valuation allowance of $474,000 was recorded against the loan at October 31, 2002.

During the fourth quarter of fiscal 2003, the officer repaid $362,800 of the loan and, as a result, we recognized a benefit of $235,000 related to the reversal of the loan impairment charge taken by us in fiscal 2002. During the first quarter of fiscal 2004, the officer repaid the remaining loan balance in full and, as a result, we recorded a benefit of $239,000 relating to the reversal of the remaining loan impairment charge.

Income Taxes

Our effective tax rate was 0% in fiscal 2006, 2005 and 2004, respectively. We recorded valuation allowances in fiscal 2006 and 2005 for deferred tax assets due to the uncertainty of realization. In the event of future taxable income, our effective income tax rate in future periods could be lower than the statutory rate as such tax assets are realized.

Net Loss

As a result of the factors discussed above, we recorded a net loss of $16.2 million in fiscal 2006 compared to a net loss of $4.2 million in fiscal 2005 and $1.7 in fiscal 2004.

Contractual Obligations and Commercial Commitments

The following table sets forth a summary of our material contractual obligations and commercial commitments as of October 31, 2006:

	Payments due by period (in thousands)

Contractual Obligations	Total	Less than 1 year	1-2 Years	3-5 Years	More than 5 Years

Building leases	$2,223	$580	$1,160	$483	$—
Capital leases	255	74	149	32	---

Total net lease payments	$2,478	$654	$1,309	$515	$—

One Stop Systems, Inc. agreed to the assumption of our corporate headquarters office lease and a lease for certain engineering equipment as part of the consideration related to the purchase of our embedded hardware business. One Stop will assume approximately $2.2 million of future lease payments. The sale transaction to One Stop is expected to be completed in our second quarter of fiscal 2007.

In addition to salary, each of our directors and executive officers is eligible to receive a bonus pursuant to our Director and Officer Bonus Plan adopted September 21, 2006 and each of our executive officers have severance agreements that provide for 6 months salary and accelerated vesting of all unvested stock options upon certain events triggered by a change in control. The total estimated amounts due under the Bonus and severance agreements is approximately $530,000. The amounts due will be paid to the directors and executive officers upon completion of the asset sale and merger.

Substantially all our sales backlog at October 31, 2007 of $1.1 million is scheduled for shipment to customers prior to the projected closing of the sale of our embedded hardware business to One Stop Systems, Inc.

Off-Balance Sheet Arrangements

We do not have any transactions, arrangements, or other relationships with unconsolidated entities that are reasonably likely to affect our liquidity or capital resources other than the operating leases noted above. We have no special purpose or limited purpose entities that provide off-balance sheet financing, liquidity, or market or credit risk support; or engage in leasing, hedging, research and development services, or other relationships that expose us to liability that is not reflected on the face of the financial statements.

Liquidity and Capital Resources

We experienced a decline in our sales volume of our embedded hardware products and a lack of market acceptance for our storage software that dramatically effected our operating cash flow for fiscal 2006. Because of the continuing decline of our cash balance, we have been evaluating strategic alternatives to return the company to cash flow positive. We determined the best way to enhance shareholder value and preserve the remaining cash balance was to sell our embedded hardware business to One Stop Systems, Inc. and to merge with Neonode, Inc. The sale of the embedded hardware business will provide cash of $2.2 million plus relieve us of a $2.2 million real estate lease burden. After the sale of the embedded business and merger transactions are completed, we will no longer be active in the embedded hardware business and future cash will have to be derived from the operations of Neonode.

Our liquidity is dependent on many factors, including sales volume, operating profit and the efficiency of asset use and turnover. Our future liquidity after the merger with Neonode is completed will be affected by, among other things:

- actual versus anticipated sales of Neonode’s products;
- our actual versus anticipated operating expenses;
- the timing of Neonode’s product shipments;
- our actual versus anticipated Neonode’s gross profit margin;
- our ability to raise additional capital, if necessary; and
- our ability to secure credit facilities, if necessary.

We had cash and cash equivalents of $1.2 million and $3.6 million on October 31, 2006 and October 31, 2005, respectively. In fiscal 2006, $2.3 million of cash was used by operating activities, primarily as a result of net losses. Our cash used was reduced by the inclusion of $6.5 million impairment write-down of the PyX software plus $3.9 million of amortization and depreciation expense related to property and equipment and capitalized software and $2.1 million of stock based compensation expense that are included in the $16.2 million net loss but did not require cash. Cash was generated by a $625,000 decrease in our accounts receivable and a $544,000 decrease in our inventory. The decrease in trade accounts receivable is due to a general decrease in overall sales activity in fiscal 2006 as compared to the end of fiscal 2005. The decrease in inventory is due to reducing our inventory from $1.3 million at the beginning of the year to $740,000 at year-end. The current inventory level better matches our current sales levels. Our working capital (current assets less current liabilities) at October 31, 2006 was $1.7 million, as compared to $5.2 million at October 31, 2005.

In fiscal 2006, we purchased $176,000 of fixed assets, consisting primarily of computers and engineering equipment. Purchased software amounted to $40,000, primarily for engineering and product design activities and payments related to our cancelled VoIP products.

We received $37,000 in fiscal 2006 from proceeds associated with the exercise of employee stock options.

In mid-January 2006, we took steps to reduce our cash flow break-even point. We changed the formula for paying all officers and employees and our Board of Directors (Board) for their services. For the January 31, 2006 through March 31, 2006 payrolls, officer and employees were paid 70% in cash and 30% in shares of our common stock. Beginning with our April 15, 2006 payroll, the formula was changed to a range of 62% to 90% in cash and 10% to 38% in shares of our common stock. Our Board’s monthly fees were paid entirely in our common stock. On August 21, 2006, the Board suspended the stock-for-pay program for all members of the Board and officers. The suspension was effective August 1, 2006 for members of the board and effective August 16, 2006 for officers. Despite the suspension of the stock-for-pay program, the previously-announced salary reductions for officers and cessation of cash Board compensation will remain in effect until such time as the Board shall determine. The stock-for-pay program has continued for our non-officer employees.

As of October 31, 2006, we had $1.2 million in cash and we are not operating at cash breakeven. Unless we are able to increase our sales to get to cash breakeven, we will not have sufficient cash generated from our business activities to support our operations for the next twelve months. We have embarked on a strategy to sell all or a portion of our business and signed a definitive agreement to sell our embedded hardware business. The overwhelming majority of our cash flow from operations has been generated from the embedded hardware business that we are selling. We expect to close the sale of our embedded hardware business in our second quarter of fiscal 2007. We also signed a definitive agreement to merge with Neonode and have been reducing our staffing levels and other cash expenditures to sustainable levels. We expect the $2.2 million cash proceeds from the sale of our embedded hardware business to be sufficient to support our remaining operations until the merger transaction closes, or for at least the next twelve months if the merger is delayed. We are also seeking other strategic alternatives including selling our storage software business.

If our projected sales of our storage software products do not materialize or we are unable to consummate the sale of our embedded hardware business and the merger transaction, we will need to reduce expenses further and raise additional capital through customer prepayments or the issuance of debt or equity securities. If we raise additional funds through the issuance of preferred stock or debt, these securities could have rights, privileges or preferences senior to those of common stock, and debt covenants could impose restrictions on our operations. The sale of equity or debt could result in additional dilution to current stockholders, and such financing may not be available to us on acceptable terms, if at all.

Quantitative and Qualitative Disclosures About Market Risk

Our cash and cash equivalents are subject to interest rate risk. We invest primarily on a short-term basis. Our financial instrument holdings at October 31, 2006 were analyzed to determine their sensitivity to interest rate changes. The fair values of these instruments were determined by net present values. In our sensitivity analysis, the same change in interest rate was used for all maturities and all other factors were held constant. If interest rates increased by 10%, the expected effect on net loss related to our financial instruments would be immaterial. We hold no assets or liabilities denominated in a foreign currency and all sales are denominated in U.S. dollars.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of January 10, 2007 by: (i) each director and nominee for director; (ii) each of our “named executive officers,” as defined in Item 402 under Regulation S-K promulgated by the Securities and Exchange Commission; (iii) all executive officers and directors of SBE as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The address for each of the persons and entities set forth below is c/o SBE, Inc., 4000 Executive Parkway, Suite 200, San Ramon, California 94583.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total(2)

AIGH Investment Partners LLC 6006 Berkeley Avenue Baltimore, MD 21209	788,120	7.1%

Mr. Andre Hedrick 4419 Sugarland Court Concord, CA 94521	1,436,943	12.9%

Mr. Kenneth G. Yamamoto (3)(4)	853,031	7.7%

Mr. John Reardon (3)	75,545	0.07%

Mr. Ronald J. Ritchie (3)	95,817	0.09%

Mr. Marion M. (Mel) Stuckey (3)	75,545	0.07%

Mr. John D’Errico (3)	70,863	0.06%

Mr. David Brunton (3)	453,982	4.1%

Mr. Kirk Anderson (3)	244,392	2.2%

Mr. Nelson Abal (3)	132,271	1.2%

Mr. Leo Fang (3)	354,251	3.2%

All executive officers and directors as a group (10 persons) (3)	2,355,697	21.2%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 11,101,554 shares outstanding on January 10, 2007, adjusted as required by rules promulgated by the SEC.

(3) Includes, 445,000, 45,000, 35,000, 45,000, 50,000, 320,000, 202,000, 110,000 and 255,000 shares that Messrs. Yamamoto, Reardon, Ritchie, Stuckey, D’Errico, Brunton, Anderson, Abal and Fang, respectively, have the right to acquire within 60 days after the date of this table under outstanding stock options.

(4) Includes 60,000 shares held by UTMA as Custodian for Melanie Yamamoto and 60,000 shares held by UTMA as Custodian for Nicholas Yamamoto, the children of Mr. Yamamoto.

OTHER MATTERS

Accountants

Representatives of BDO Seidman, LLP are not expected to be present at the Special Meeting and as a result will not be available to respond to questions at the Special Meeting.

By Order of the Board of Directors,

/s/ David W. Brunton

David W. Brunton
Secretary

San Ramon, California
February __, 2007

ANNEX A

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

by and between

ONE STOP SYSTEMS, INC.
(“Buyer”)

and

SBE, INC.
(“Corporation”)

January 11, 2007

This document is not intended to create, and will not be deemed to create, a legally binding or enforceable offer or agreement of any type or nature, unless and until it is executed and delivered by each party hereto. Until so executed and delivered, this document is intended solely to facilitate discussions among the parties. The provisions contained herein are subject to change based on the results of the Buyer’s ongoing due diligence review of the Company.

TABLE OF CONTENTS

RECITALS		A-1

ARTICLE 1. DEFINITIONS		A-1

ARTICLE 2. PURCHASE AND SALE OF ASSETS		A-2
2.1	SALE AND TRANSFER OF ASSETS	A-2
2.2	Excluded Assets	A-3
2.3	CONSIDERATION FROM BUYER AT CLOSING	A-4
2.4	ASSUMPTION OF LIABILITIES	A-4
2.5	PURCHASE PRICE AND ALLOCATION	A-4
2.6	EXCISE AND PROPERTY TAXES	A-4
2.7	POSSIBLE PURCHASE PRICE ADJUSTMENT FOR INVENTORY	A-4
2.8	ESCROW RESERVE AND PAYMENT	A-5

ARTICLE 3. WARRANTIES OF CORPORATION		A-5
3.1	ORGANIZATION, STANDING, AND QUALIFICATION OF CORPORATION	A-5
3.2	FINANCIAL STATEMENTS	A-5
3.3	ABSENCE OF CHANGES IN CORPORATION	A-6
3.4	CLAIMS AND LIABILITIES	A-7
3.5	ASSETS OF BUSINESS	A-7
3.6	TITLE TO ASSETS; SUFFICIENCY OF ASSETS	A-10
3.7	CUSTOMERS AND SALES	A-11
3.8	EMPLOYMENT CONTRACTS AND BENEFITS	A-11
3.9	INSURANCE POLICIES	A-11
3.10	OTHER CONTRACTS	A-11
3.11	COMPLIANCE WITH LAWS	A-11
3.12	LITIGATION	A-11
3.13	AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION	A-12
3.14	AUTHORITY AND CONSENTS	A-12
3.15	INTEREST IN CUSTOMERS, SUPPLIERS, AND COMPETITORS	A-12
3.16	PERSONNEL	A-12
3.17	FULL DISCLOSURE	A-12

ARTICLE 4. BUYER’S WARRANTIES		A-13
4.1	Organization, Standing and Qualification	A-13
4.2	AUTHORITY AND CONSENTS	A-13
4.3	FULL DISCLOSURE	A-13
4.4	FINANCIAL WHEREWITHAL	A-13

i

ARTICLE 5. CORPORATION’S OBLIGATIONS BEFORE CLOSING		A-13
5.1	BUYER’S ACCESS TO PREMISES AND INFORMATION	A-13
5.2	CONDUCT OF BUSINESS IN NORMAL COURSE	A-13
5.3	PRESERVATION OF BUSINESS AND RELATIONSHIPS	A-14
5.4	MAINTENANCE OF INSURANCE	A-14
5.5	EMPLOYEES AND COMPENSATION	A-14
5.6	NEW TRANSACTIONS	A-14
5.7	EXISTING AGREEMENTS	A-14
5.8	CONSENTS OF OTHERS	A-15
5.9	CORPORATE APPROVAL	A-15
5.10	INFORMATION TO BE HELD IN CONFIDENCE	A-15

ARTICLE 6. BUYER’S OBLIGATIONS BEFORE CLOSING		A-15
6.1	INFORMATION TO BE HELD IN CONFIDENCE	A-15
6.2	COOPERATION IN SECURING CONSENTS OF THIRD PARTIES	A-15
6.3	RESALE CERTIFICATE	A-16
6.4	BULK SALES LAW	A-16
6.5	CORPORATE APPROVAL	A-16

ARTICLE 7. CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE		A-16
7.1	ACCURACY OF CORPORATION’S REPRESENTATIONS AND WARRANTIES	A-16
7.2	PERFORMANCE BY CORPORATION	A-16
7.3	NO MATERIAL ADVERSE CHANGE	A-16
7.4	CERTIFICATION BY CORPORATION	A-17
7.5	ABSENCE OF LITIGATION	A-17
7.6	SHAREHOLDER APPROVAL	A-17
7.7	APPROVAL OF DOCUMENTATION AND DELIVERY	A-17
7.8	Payment of Accounts Payable	A-17

ARTICLE 8. CONDITIONS PRECEDENT TO CORPORATION’S PERFORMANCE		A-17
8.1	ACCURACY OF BUYER’S REPRESENTATIONS AND WARRANTIES	A-17
8.2	BUYER’S PERFORMANCE	A-17
8.3	ABSENCE OF LITIGATION	A-18
8.4	APPROVAL OF DOCUMENTATION AND DELIVERY	A-18
8.5	SHAREHOLDER APPROVAL	A-18

ARTICLE 9. THE CLOSING		A-18
9.1	TIME AND PLACE	A-18
9.2	CORPORATION’S OBLIGATIONS AT CLOSING	A-18
9.3	BUYER’S OBLIGATION AT CLOSING	A-19

ii

ARTICLE 10. OBLIGATIONS AFTER CLOSING		A-19
10.1	SHAREHOLDER’S COMPETITION	A-19
10.2	FURTHER ASSURANCES	A-20
10.3	CORPORATE LIABILITIES	A-20
10.4	ACCOUNTS PAYABLE AND ACCOUNTS RECEIVABLE	A-20

ARTICLE 11. NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS		A-21
11.1	REPRESENTATIONS AND WARRANTIES	A-21
11.2	SURVIVAL	A-21
11.3	Indemnification and Reimbursement by Corporation	A-21
11.4	Indemnification and Reimbursement by Corporation--Environmental Matters	A-21
11.5	Indemnification and Reimbursement by Buyer	A-22
11.6	Time Limitations	A-22
11.7	LIMITATIONS ON CORPORATION’S INDEMNITY	A-22
11.8	KNOWLEDGE OF BREACH.	A-22
11.9	INDEMNIFICATION CLAIMS.	A-23
11.10	Defense of Third Party Actions.	A-23
11.11	Subrogation.	A-24
11.12	Exclusivity.	A-24

ARTICLE 12. PUBLICITY		A-24

ARTICLE 13. COSTS		A-24
13.1	FINDER’S OR BROKER’S FEES	A-24
13.2	EXPENSES	A-25

ARTICLE 14. FORM OF AGREEMENT		A-25
14.1	EFFECT OF HEADINGS	A-25
14.2	WORD USAGE	A-25
14.3	ENTIRE AGREEMENT; MODIFICATION; WAIVER	A-25
14.4	COUNTERPARTS; FACSIMILE DELIVERY	A-25

ARTICLE 15. PARTIES		A-26
15.1	PARTIES IN INTEREST	A-26
15.2	ASSIGNMENT	A-26

ARTICLE 16. REMEDIES		A-26
16.1	ARBITRATION	A-26
16.2	SPECIFIC PERFORMANCE AND WAIVER OF RESCISSION RIGHTS	A-26
16.3	RECOVERY OF LITIGATION COSTS	A-27
16.4	TERMINATION	A-27

ARTICLE 17. NOTICES		A-28

ARTICLE 18. GOVERNING LAW		A-28

ARTICLE 19. SEVERABILITY		A-28

iii

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

This Agreement for Purchase and Sale of Assets (“Agreement”) is made as of January 11, 2007, at Escondido, California, between One Stop Systems, Inc. (“Buyer”), a California corporation, having its principal office at 2235 Enterprise Street, Suite 110, Escondido, California 92029; and SBE, Inc. (“Corporation”), a Delaware corporation, having its principal office at 4000 Executive Parkway, Suite 200, San Ramon, California 94583.

RECITALS

WHEREAS, Buyer desires to purchase from Corporation and Corporation desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, all the assets, business, and properties of the Embedded Business in exchange for the cash and other consideration of Buyer described in this Agreement; Shareholder desires this transaction to be consummated. In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

AGREEMENT

ARTICLE 1. DEFINITIONS

As used in this Agreement, the following defined terms have the following meanings:

1.1    “Embedded Business” means the WAN, LAN, Carrier, Storage Hardware, Encryption, DSP and legacy product lines of Corporation.

1.2    “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest, or restriction of any nature on any asset;

1.3    “Entity” means a Person other than an individual;

1.4    “Governmental Authority” means any federal, state, local, or foreign court, administrative agency or commission, or other governmental authority or instrumentality;

1.5    “Intellectual Property Rights” means, collectively, all of the following worldwide intangible legal rights, acquired by ownership, license, or other legal operation: (i) all patents, patent applications, and patent rights, including all continuations, continuations-in-part, divisions, reissues, reexaminations, and extensions of them, (ii) all trademarks, trade names, logos, and service marks, registered or not; (iii) all rights associated with works of authorship, including copyrights (registered or not), copyright applications, copyright registrations, moral rights, mask work rights, mask work applications, and mask work registrations; (iv) all inventions (patentable or not), know-how, show-how, formulas, processes, techniques, confidential business information, trade secrets, and other proprietary information, technology, and intellectual property rights, and (v) all rights to sue or make any claims for any past, present, or future misappropriation or unauthorized use of any of the foregoing rights and the right to receive income, royalties, damages, or payments that are now or will later become due with regard to the foregoing rights.

1.6    “Person” means any individual, corporation, partnership, estate, trust, company (including any limited liability company), firm, or other enterprise, association, organization, or Governmental Authority;

1.7    “Proceeding” means any claim, action, suit, investigation, or administrative or other proceeding before any Governmental Authority or any arbitration or mediation;

1.8    “Taxes” means any and all federal, state, local, or foreign taxes, assessments, and other governmental charges, duties, impositions, and liabilities relating to taxes of any kind, together with all interest, penalties, and additions imposed with respect to such amounts.

ARTICLE 2. PURCHASE AND SALE OF ASSETS

2.1    Sale and Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, Corporation will sell, convey, transfer, assign, and deliver to Buyer, and Buyer will purchase from Corporation, all rights and title to, and interest in, the assets, properties, and business of Corporation used in the Embedded Business of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located (all of which are sometimes collectively referred to as the Assets), free and clear of all Encumbrances, including the following (provided however, notwithstanding the foregoing, the Assets will not include the items set forth at Paragraph 2.2).

(a)    All inventory, finished goods, supplies, materials, and works in process for the Embedded Business;

(b)    All equipment, machinery, furniture, and motor vehicles used by the Corporation for the Embedded Business;

(c)    All real property, and all buildings, fixtures and improvement thereon;

(d)    All claims and rights under leases, contracts, insurance policies, notes, evidences of indebtedness, and purchase and sales orders for the Embedded Business;

(e)    All software programs and software code for the Embedded Business;

(f)    All copies and tangible embodiments of the software programs and software code (in source and object code form), together with all documentation related to such programs and code for the Embedded Business;

(g)    All Intellectual Property Rights exercisable or available in any jurisdiction of the world, and the exclusive right for Buyer to hold itself out to be the successor to the business of Corporation for the Embedded Business (provided, however, that Corporation will retain the SBE name, logo and associated Intellectual Property Rights and Buyer will be able to use such name and logo as may be reasonably agreed in writing by Corporation);

(h)    All licenses to assets and properties of third parties (including licenses with respect to Intellectual Property Rights owned by third parties) for the Embedded Business;

(i)    Claims, causes of actions, royalty rights, deposits, and rights and claims to refunds (excluding Tax refunds) and adjustments of any kind (including rights to set-off and recoupment), and insurance proceeds for the Embedded Business;

(j)    All Internet domain names and registrations that are held or owned by Corporation for the Embedded Business other than www.sbei.com;

(k)    All franchises, permits, licenses, agreements, waivers, and authorizations from, issued, or granted by any Governmental Authority for the Embedded Business;

(l)    True and complete copies of all Corporation’s business records, including general and financial records, marketing and sale information, and plans, pricing, and customer lists for the Embedded Business; and

(m)    All goodwill associated with Corporation’s business and the Assets for the Embedded Business.

2.2    Excluded Assets. The following assets of the Embedded Business will not be purchased by Buyer from Corporation, nor will Corporation sell to Buyer will any of the following:

(a)    Cash and cash equivalents;

(b)    Accounts receivable;

(c)     Assets including software and hardware associated with the Corporation’s Oracle financial accounting system and stock option tracking programs;

(d)    Assets including software, hardware, and any form of Intellectual Property associated with the Corporation’s Storage Software Business including but not limited to Source Code, Test Equipment and Test Software;

(e)    all minute books, stock records and corporate seals of Corporation;

(f)    the shares of capital stock of Corporation held in treasury;

(g)    all insurance policies and rights thereunder;

(h)    all of the contracts of Corporation other than those listed in Schedule 2.4;

(i)    all personnel records and other records that Corporation is required by law to retain in its possession;

(j)    all claims for refund of Taxes and other governmental charges of whatever nature;

(k)    all rights in connection with and assets of Corporation’s employee benefit plans; and

(l)    all rights of Corporation under this Agreement.

2.3    Consideration from Buyer at Closing. As full payment for the transfer of the Assets to Buyer, Buyer will deliver to Corporation at the Closing, in accordance with the provisions of this Agreement and subject to Paragraph 2.7, the following (collectively, the “Purchase Price”):

(a)    a bank cashier’s check or wire transfer, payable to the order of Corporation, in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000); and

(b)    a bank cashier’s check or wire transfer, payable to the order of the Escrow Holder per Paragraph 2.8 in the amount of Five Hundred Thousand Dollars ($500,000).

2.4    Assumption of Liabilities. From and after the Closing, Buyer will assume all of Corporation’s rights and obligations arising after the Closing under those contracts (and only those contracts) listed and marked with an asterisk in Exhibit 2.4; provided, Buyer will not be obligated to assume any such contract for which assignment to Buyer requires the consent of the other party to such contract unless such consent has been obtained in writing and delivered to Buyer on or before the Closing. Corporation will remain liable for all obligations arising under such contracts before the Closing. Corporation will have the right to require Buyer to complete any sales order not assumed by Buyer in that exhibit for Corporation’s account at a price to Corporation equal to Buyer’s cost. It is expressly understood and agreed that Buyer will not be liable for any of the debts, obligations, or liabilities of Corporation of any kind other than those specifically assumed by Buyer under this paragraph and that Corporation will remain liable and responsible for any and all of its debts, obligations, and liabilities not expressly assumed by Buyer under this Agreement.

2.5    Purchase Price and Allocation. The Purchase Price will be as allocated among the Assets as set forth at Exhibit 2.5. Each of the parties agrees to report the transactions contemplated by this Agreement for all Tax purposes (including in Tax returns) in a manner that is consistent with the foregoing allocation of the purchase price and not to take any position inconsistent with such allocation in any Tax return, refund claim, or any litigation relating to Taxes.

2.6    Excise and Property Taxes. Corporation will pay all sales, use, and similar Taxes arising from the transfer of the Assets (other than Taxes on a party’s income). Buyer will reimburse Corporation for all such Taxes paid by Corporation within thirty (30) days after receiving an invoice. Buyer will not be responsible for any other business, occupation, withholding, property or similar Tax, or any Taxes of any kind incurred by Corporation related to any period before the Closing.

2.7    Possible Purchase Price Adjustment for Inventory.

2.7.1    Possible Adjustment. Corporation agrees the book value of the Inventory per Paragraph 3.5.2 at Closing will be at least Six Hundred Eighty Thousand Dollars ($680,000). If the Inventory at Closing is less than Six Hundred Eighty Thousand Dollars ($680,000), the Purchase Price will be reduced by the amount of the deficiency. If the Inventory at Closing is greater than Eight Hundred Thousand Dollars ($800,000), the Purchase Price will be increased by the amount of the excess.

2.7.2    Procedure to Determine Amount. Within two (2) days prior to Closing, Corporation will provide Buyer with an estimate of the amount of the Inventory. Within five (5) days after Closing, Corporation will prepare and deliver to Buyer the calculations of the Inventory as of the Closing Date based on a physical inventory conducted within ten (10) days prior to the Closing. The Inventory amount will be prepared by Corporation in good faith and in accordance with generally accepted accounting principles applied on a basis consistent with Corporation’s prior calculations of inventory value except as otherwise provided in this Agreement. Buyer and its representatives will be provided with reasonable access to the books, records, work papers and other information of the Corporation’s Embedded Business necessary to review the Inventory amount. The Inventory amount, when delivered by Corporation to Buyer, will be deemed conclusive and binding on the parties unless Buyer notifies Corporation in writing within five (5) days after receipt of the Inventory amount from Corporation, of Buyer’s disagreement therewith (which notice will state with reasonable specificity the reasons for any disagreement and the amounts in dispute). If there is disagreement, and such disagreement cannot be resolved by Buyer and Corporation within fifteen (15) days following receipt of the Inventory amount by Buyer, the items in dispute will be submitted to a firm of independent auditors acceptable to both Buyer and Corporation, and the determination by such independent auditing firm will be binding and conclusive upon the parties. Buyer and Shareholders will each pay one-half of the cost of the fees and expenses of such independent auditing firm.

2.7.3    Payment. Payment of the deficiency, if any, will be made by Escrow Holder to Buyer upon receipt by Escrow Holder of the written determination by the independent auditing firm.

2.8    Escrow Reserve and Payment. From the Purchase Price, Buyer will withhold and deposit into an interest bearing escrow account at First American Title Insurance Company (“Escrow Holder”), the sum of Five Hundred Thousand Dollars ($500,000) as a reserve (“Reserve”) for amounts, if any, owed by the Corporation to Buyer regarding (i) Inventory per Paragraph 2.6, (ii) Suppliers, vendors, personnel, sales representatives and distributors per Paragraph 10.3 and (iii) Indemnification obligations in this Agreement. The amount of the Reserve does not limit the Corporation’s obligations herein. The provisions of the Reserve are set forth in Exhibit ___ entitled “Escrow”. The term of the Escrow will be no more than sixty (60) days.

ARTICLE 3. WARRANTIES OF CORPORATION

Except as set forth in the Disclosure Schedules attached, Corporation warrants:

3.1    Organization, Standing, and Qualification of Corporation. Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires the Embedded Business to be qualified to do business as a foreign corporation in any other jurisdiction.

3.2    Financial Statements. Corporation has filed with the Securities and Exchange Commission consolidated balance sheets of the Corporation as of October 31, 2004, and October 31, 2005, and the related statements of income, for the two years ending on those dates, audited by Corporation’s independent public accountants, whose opinions with respect to those financial statements are included in such filings. Corporation has filed with the Securities and Exchange Commission the unaudited consolidated balance sheet of the Corporation as of July 31, 2006, and together with related unaudited statement of income, for the nine (9) month period ending on that date, certified by the chief financial officer of Corporation as accurately reflecting the financial condition of the Corporation for the period. The financial statements in Schedule 3.2 are referred to as the financial statements. The financial statements (i) have been prepared in accordance with the books and records of Corporation, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied by Corporation throughout the periods indicated (except that unaudited financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required by generally accepted accounting principles), and (iii) fairly present the financial position of Corporation as of the respective dates of the balance sheets included and the results of its operations for the respective periods indicated.

3.3    Absence of Changes in Corporation. Since July 31, 2006 regarding the Embedded Business, except as may have been described in Corporation’s filings with the Securities and Exchange Commission since January 1, 2006 (the “SEC Filings”), there has not been any:

(a)    Transaction by Corporation except in the ordinary course of business as conducted on that date;

(b)    Material adverse change in the financial condition, liabilities, assets, business, results of operations, or prospects of the Embedded Business;

(c)    Destruction, damage, or loss of any asset of the Embedded Business (insured or uninsured) that materially and adversely affects the financial condition, business, results of operations, or prospects of Corporation;

(d)    Change in accounting methods or practices (including any change in depreciation, amortization policies, or rates) by Corporation;

(e)    Revaluation or write-down by Corporation of any assets of Embedded Business;

(f)    Increase or decrease in the salary or other compensation payable or to become payable by Corporation to any of the Embedded Business employees or declaration, payment, or obligation of any kind for payment, by Corporation, of a bonus or other additional salary or compensation to any such employee;

(g)    Sale or transfer of any asset of Embedded Business, except in the ordinary course of business;

(h)    Amendment or termination of, or any release or waiver granted with respect to, any contract, agreement, or license of Embedded Business to which Corporation is a party, except in the ordinary course of business;

(i)    Encumbrance of any asset or property of Embedded Business;

(j)    Waiver or release of any material right or claim of Embedded Business, except in the ordinary course of business;

(k)    Commencement of, or notice or threat of commencement of, any Proceeding against Embedded Business or its business, assets, or affairs;

(l)    Agreement by Corporation to do any of the things described in the preceding clauses (a) through (i); or

(m)    Other event or condition of any character that has or might reasonably be expected have a material adverse effect on the financial condition, business, results of operation, assets, liabilities, or prospects of the Embedded Business.

3.4    Claims and Liabilities.

3.4.1    Debts, Obligations, and Liabilities. Schedule 3.4 to this Agreement contains a complete and accurate list, description, and schedule of all of the outstanding debts, liabilities, and pecuniary obligations of the Embedded Business. The Embedded Business has no other debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that are not set forth in Schedule 3.4.

3.5    Assets of Business.

3.5.1    Real Property.

(a)    List. Schedule 3.5.1 to this Agreement is a complete list of all real property owned by, leased to, or occupied and used by the Embedded Business (“Current Premises”).

(b)    Hazardous Materials. Corporation is not in violation of any Environmental Law (as defined below), with regard to disposal of Hazardous Materials (as defined below) or the environmental conditions on or under such properties or facilities, including soil and groundwater conditions. During the time Corporation or its predecessors-in-interest have leased or occupied the Current Premises, Corporation has not used, generated, manufactured, or stored on or under, or transported to or from, any part of the Current Premises, any Hazardous Materials (as defined below) in violation of any Environmental Law, nor has there been any storage, use, processing, treatment, manufacture, disposal, spillage, discharge, release, or threatened release of any Hazardous Material on, from, or under any part of the Premises. There is no reasonable basis to believe the Corporation’s business has been conducted or is being conducted in violation of any Environmental Law. There is not pending against the Corporation any Proceeding that asserts liability against any of such Persons, or seeks an injunction or decree against any of such Persons, under any Environmental Law. Corporation is not presently obligated under any judgment, order, or decree of any Governmental Authority that relates to Environmental Laws.

“Environmental Law” means all federal, state, local, and foreign laws and regulations, relating to pollution, the protection of human health, or the environment, including ambient air, surface water, ground water, land surface, or subsurface strata, including those regulations relating to the emission, discharge, release or threatened release, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

“Hazardous Material” means any pollutant, contaminant, toxic, hazardous, or noxious substance or waste that is, or becomes before Closing, regulated by any Governmental Authority under any Environmental Law, including (i) oil or petroleum compounds, flammable substances, explosives, radioactive materials, or other materials that pose a hazard to human beings or cause any real property to be in violation of any Environmental Law; (ii) to the extent regulated, asbestos and asbestos-containing materials; (iii) any materials regulated under the Toxic Substance Act (15 USC §2601), (iv) any materials designated as “hazardous substances” under the Clean Water Act (33 USC §1251), or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC §9601), and (v) any “hazardous waste” under Resource Conservation and Recovery Act (42 USC §6901).

To Corporation’s knowledge, there are no underground storage tanks located on the real property described in Schedule 3.5.1 in which any Hazardous Material, as defined below, is being or has been in the past five (5) years stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, on, from, or over that real property or into or on ground or surface water on that real property and currently there are no Hazardous Materials on or in the land occupied by or groundwater under, the Current Premises. There are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of that real property, or into other assets of Corporation, and there is no electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

3.5.2    Inventory. The Embedded Business’s inventories of raw materials, work in process, and finished goods (collectively called inventories) shown on the Corporation’s balance sheet as of July 31, 2006, included in the financial statements, consist of items of a quality and quantity usable and salable in the ordinary course of business by Corporation, except for obsolete and slow-moving items and items below standard quality, all of which have been written down on the books of Corporation to net realizable market value or have been provided for by adequate reserves. All items included in the inventories are the property of Corporation, except for sales made in the ordinary course of business since the date of the balance sheet. For each of these sales, either the purchaser has made full payment or the purchaser’s liability to make payment is reflected in the books of Corporation as a receivable. No item included in the inventories is subject to any Encumbrance or is held by Corporation on consignment from others. The inventories shown on all the consolidated balance sheets included in the financial statements are based on quantities determined by physical count or measurement, taken within the preceding twelve (12) months, and are valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years.

3.5.3    Other Tangible Personal Property. Schedule 3.5.3 to this Agreement is a complete and accurate schedule describing and specifying the location of all trucks, automobiles, vehicles, machinery, equipment, furniture, fixtures, supplies, tools, dies, rigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by the Embedded Business in connection with its business, except inventories of raw materials, work in process, and finished goods. The property listed in Schedule 3.5.3 constitutes all such tangible personal property necessary for the conduct by the Embedded Business of its business as now conducted.

Except as stated in Schedule 3.5.3, no personal property used by the Embedded Business in connection with its business is held under any lease or subject to any Encumbrance, is held by Corporation on consignment from others, or is located at any location other than one in the direct and actual possession of Corporation.

3.5.4    Accounts Receivable. All accounts receivable of the Embedded Business shown on the balance sheet of Corporation as of July 31, 2006, and all accounts receivable of Corporation created after that date, arose from valid sales in the ordinary course of business.

3.5.5    Intellectual Property.

(a)    Corporation owns, or has the right to use under license, all Intellectual Property Rights necessary for the operation of the Embedded Business as presently conducted and as currently proposed to be conducted. Each Intellectual Property Right owned, licensed to, or used by the Embedded Business immediately before the Closing will be owned, licensed to, or available for use by Buyer on identical terms and conditions immediately after the Closing.

(b)    The past conduct by the Embedded Business of its business and the use of the Assets by Corporation in the conduct of the business do not infringe on, misappropriate, or otherwise conflict with any Intellectual Property Right of any third party and no third party has asserted or threatened to assert against Corporation any claim of infringement or misappropriation of any Intellectual Property Rights. The transfer of the Assets to Buyer will not infringe on any Intellectual Property Right of any third party. To the best knowledge of Corporation, no third party has interfered with, infringed on, or misappropriated any Intellectual Property Rights of the Embedded Business.

(c)    Regarding the Embedded Business of the Corporation, Schedule 3.5.5 identifies: (i) each patent, copyright, mask work, trademark, or service mark (or registration of such) that has been granted or registered and issued to Corporation in any jurisdiction, (ii) each pending patent application and each application for registration of a copyright, mask work, trademark, service mark, or similar right that Corporation has made in any jurisdiction together with all associated filing or serial numbers, (iii) all unregistered copyrights, (iv) all unregistered trademarks, trade names, or service marks used by Corporation in connection with the business or the Assets, and (v) each license, Agreement, or other permission that Corporation has granted to any third party with respect to any of its Intellectual Property Rights or any of the Assets, none of which grants any third party any exclusive rights with respect to any of such Intellectual Property Rights or any of the Assets. Corporation has delivered to Buyer true, correct, and complete copies of all such registrations and all such applications and licenses, agreements, and permissions. For each Intellectual Property Rights, license agreement, or other permission required to be identified on Schedule 3.5.5: (i) Corporation possesses all right and title to, and interest in, such Intellectual Property Right, license, agreement, or permission free and clear of any Encumbrance; (ii) such Intellectual Property Right, license, agreement, or permission is not subject to any outstanding judgment, order, or charge; and (iii) no proceeding is pending or, to Corporation’s knowledge, threatened that challenges the legality, validity, enforceability, use, or ownership of such Intellectual Property Rights, license, agreement, or permission.

(d)    Schedule 3.5.5 sets forth and summarizes each Intellectual Property Right that a third party owns and that the Embedded Business uses under a license, agreement, or other permission, and Corporation has delivered to Buyer, true, correct, and complete copies of all such licenses, agreements, and permissions from third parties. For each Intellectual Property Right required to be identified in Schedule 3.5.5: (i) the license, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms to Buyer’s benefit immediately following the Closing; (ii) all consents to the assignment of each such license, agreement, or permission required to assign it to Buyer under this Agreement without breach or violation of any agreement binding on Corporation and without infringing any Intellectual Property Rights of any third party have been obtained; (iii) the license, agreement, or permission does not restrict Corporation’s ability to do business in any geographic territory or with respect to any market or industry; (iv) Corporation is not in breach or default of, and to Corporation’s knowledge, no other party to any such license, agreement, or permission is in breach or default of, and no event has occurred that, with notice or lapse of time or both, would constitute a breach or default of, or permit termination, modification, or acceleration of, any such license, agreement, or permission; and (v) no proceeding is pending or, to Corporation’s knowledge, threatened that challenges the legality, validity, or enforceability of any such license, agreement, or permission or any Intellectual Property Right governed by it.

(e)    All employees, contractors, and consultants of Corporation or any other third parties who have been involved in the development of any Intellectual Property Rights owned by the Embedded Business, have executed invention assignment and confidentiality agreements in the form delivered to Buyer’s counsel, and all employees and consultants of Corporation who have access to confidential information or trade secrets related to or comprising the Intellectual Property Rights owned by the Embedded Business or the Assets have executed appropriate nondisclosure agreements in the form delivered to Buyer’s counsel. Corporation has taken reasonable steps, consistent with industry standards, to protect the secrecy and confidentiality of all and Intellectual Property Rights owned by the Embedded Business. To Corporation’s knowledge, no third party is in possession of any confidential information pertaining to any of the Assets, except under a written confidentiality agreement in a form disclosed in writing to Buyer.

3.5.6    Other Intangible Property. Schedule 3.5.6 to this Agreement is a complete and accurate list of all intangible assets, other than those specifically referred to elsewhere in this Agreement, relating to the Embedded Business.

3.6    Title to Assets; Sufficiency of Assets. Corporation has good and marketable title to all of the Assets, whether real, personal, mixed, tangible, or intangible, that constitute all the assets and interests in assets that are used in the Embedded Business. All of the Assets are free and clear of any Encumbrances except for (i) those disclosed in Corporation’s balance sheet as of October 31, 2006, or in Schedules attached hereto; and (ii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these Assets or materially impair business operations. Corporation is not in default or in arrears in any material respect under any lease or license. All real property and tangible personal property of the Embedded Business is in good operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all premises leased to them from others. The Embedded Business does not occupy any real property in violation of any law, regulation, or decree. The Assets constitute all assets, properties, rights, and Intellectual Property Rights that are necessary or required to enable Buyer, following the Closing, to own, conduct, operate, and maintain the Embedded Business’s business as historically conducted or as proposed to be conducted without (i) the need for Buyer to acquire or license any other asset, property, or Intellectual Property Right, (ii) the breach or violation of any contract or commitment to which the Corporation is bound or to which any of the Assets is subject, or (iii) infringement of any Intellectual Property Right of any other person.

3.7    Customers and Sales. Schedule 3.7 to this Agreement is a correct and current list of all customers of the Embedded Business with which Corporation has consummated sales of at least Ten Thousand Dollars ($10,000) in the aggregate in the one year before the date of this Agreement together with summaries of the sales made to each customer during the Corporation’s most recent fiscal year. Except as indicated in Schedule 3.7, Corporation has no information, nor is aware of any facts, indicating any of these customers intends to cease doing business with the Embedded Business or materially alter the amount of the business such customer is presently doing with the Embedded Business.

3.8    Employment Contracts and Benefits. Schedule 3.8 to this Agreement is a list of all the Embedded Business’s employment contracts, collective bargaining agreements, and pension, bonus, profit-sharing, stock option plans, or other agreements providing for employee remuneration or benefits. To the best of Corporation’s knowledge, Corporation is not in default under any of these agreements, nor has any event occurred that with notice, lapse of time, or both, would constitute a default by Corporation under any of these agreements.

3.9    Insurance Policies. Corporation has maintained and now maintains (i) insurance on all its assets and Embedded Business of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Corporation is not in default with respect to payment of premiums on any such policy. Except as set forth in Schedule 3.9, no claim is pending under any such policy.

3.10    Other Contracts. The Embedded Business is not a party to, nor is its property bound by, any distributor’s or manufacturer’s representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, Encumbrance, or lease; or any agreement that is unusual in nature, duration, or amount (including any agreement requiring the performance by Corporation of any obligation for a period of time extending beyond one year from Closing or calling for consideration of more than Ten Thousand Dollars ($10,000)); except the agreements listed in Schedule 3.10, copies of which have been furnished or made available to Buyer. There is no default or event that, with notice or lapse of time or both, would constitute a default by the Corporation to any of these agreements. Corporation has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Corporation is not a party to, or the property bound by, any agreement that is materially adverse to the business, properties, or financial condition of the Embedded Business.

3.11    Compliance with Laws. To the knowledge of Corporation, the Embedded Business has complied in all material respects with all federal, state, and local statutes, laws, and regulations. Corporation has not received any notice asserting any violation of any statute, law, or regulation that has not been remedied before the date of this Agreement.

3.12    Litigation. There is no pending, or, to the best knowledge of Corporation, threatened Proceeding against or affecting the Embedded Business or any of its assets or financial condition. There is not pending against the Embedded Business, any judgment, order, writ, injunction, or decree of any federal, state, local, or foreign Governmental Authority. The Embedded Business is not in default with respect to, nor has an event occurred that, with notice, lapse of time, or both, would be a default under, any judgment, order, writ, injunction, or decree of any federal, state, local, or foreign court, or Governmental Authority. Except as set forth in Schedule 3.12, Corporation is not presently a party to any Proceeding instituted by it, nor does it have any plans to institute any Proceeding against any other Person.

3.13    Agreement Will not Cause Breach or Violation. The execution, delivery, and performance of this Agreement by Corporation and the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, or other agreement, instrument, or arrangement to which Shareholder, Corporation, is a party or by which any of them or any assets or properties of any of them is bound; (iii) an event that would permit any party to terminate any agreement to which Corporation is a party or is bound or to which any of its assets is subject or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (iv) the creation or imposition of any Encumbrance on any of the properties of Corporation.

3.14    Authority and Consents. Corporation has the right, power, legal capacity, and authority to enter into and perform its respective obligations under this Agreement (including the sale of the Assets to Buyer), and no approvals or consents of any governmental authority are necessary in connection with the sale of the Assets to Buyer and the performance by Corporation of its obligations under this Agreement. The execution, delivery, and performance of this Agreement by Corporation and the consummation of the transactions contemplated have been duly authorized by all necessary corporate action on the part of Corporation.

3.15    Interest in Customers, Suppliers, and Competitors. Except as set forth in Schedule 3.15, neither Corporation, nor, to the knowledge of Corporation, any officer, director, or employee of Corporation, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of the Embedded Business or in any entity from whom or to whom Corporation leases any real or personal property, or in any other entity with whom Corporation is doing business.

3.16    Personnel. Schedule 3.16 is a list of the names and addresses of all officers, directors, employees, agents, and manufacturer’s representatives of the Embedded Business, stating the rates of compensation payable to each.

3.17    Full Disclosure. None of the representations and warranties made by Corporation in this Agreement (including the Schedules to this Agreement and the certificate delivered pursuant to Paragraph 7.4) contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

ARTICLE 4. BUYER’S WARRANTIES

Buyer warrants the following:

4.1    Organization, Standing and Qualification. Buyer is a corporation duly organized, existing, and in good standing under the laws of California. The execution and delivery of this Agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

4.2    Authority and Consents. Buyer has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement (including the purchase of the Assets from Corporation), and no approvals or consents of any governmental authority are necessary in connection with the purchase of the Assets by Buyer and the performance by Buyer of its obligations under this Agreement. The execution, delivery, and performance of this Agreement by Buyer and the consummation of the transactions contemplated have been duly authorized by all necessary corporate action on the part of Buyer.

4.3    Full Disclosure. None of the representations and warranties made by Buyer in this Agreement contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to prevent the statements from being misleading.

4.4    Financial Wherewithal. Buyer will not render itself insolvent.

ARTICLE 5. CORPORATION’S OBLIGATIONS BEFORE CLOSING

Corporation agrees from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms:

5.1    Buyer’s Access to Premises and Information. Buyer and its counsel, accountants, and other representatives will have reasonable access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to the Embedded Business. Corporation will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of the Embedded Business that may reasonably be requested. No information or knowledge obtained by Buyer in any investigation under this paragraph will affect or be deemed to modify any representation or warranty of Corporation or the conditions to the obligations of the Corporation to effect the Closing.

5.2    Conduct of Business in Normal Course. Corporation will carry on its Embedded Business and activities diligently, in the ordinary course, and in substantially the same manner as they previously have been carried out and will not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, collections, payments, or operation that vary materially from those methods used by Corporation on the date of this Agreement. Corporation will not ship nor bill customers in an accelerated manner which exceeds its practices for the period January 1, 2006 through October 31, 2006.

5.3    Preservation of Business and Relationships. Corporation will use its best efforts to preserve its Embedded Business intact, to keep available Embedded Business’s present employees, and to preserve its Embedded Business’s present relationships with suppliers, customers, and others having business relationships with it.

5.4    Maintenance of Insurance. Corporation will continue to carry its Embedded Business’s existing insurance.

5.5    Employees and Compensation. Regarding the Embedded Business, Corporation will not do, or agree to do, any of the following acts: (i) increase any compensation payable, or to become payable, to any employee, sales agent, or representative; (ii) increase any benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (iii) modify any collective bargaining agreement to which it is a party or by which it may be bound.

5.6    New Transactions. Corporation will not, without Buyer’s written consent, do or agree to do any of the following acts regarding the Embedded Business:

(a)    Enter into any contract, commitment, or transaction not in the usual and ordinary course of its business or not consistent with its past practices;

(b)    Enter into any contract, commitment, or transaction in the usual course of business involving an amount exceeding Fifty Thousand Dollars ($50,000) individually;

(c)    Enter into any leases of capital equipment or property under which the annual lease charge is in excess of Ten Thousand Dollars ($10,000);

(d)    Sell or dispose of any capital assets with a net book value exceeding Ten Thousand Dollars ($10,000) individually, or place or allow to be imposed any Encumbrance on any of the Assets;

(e)    Sell or dispose of any inventory with a value exceeding Ten Thousand Dollars ($10,000);

(f)    Ship any orders with a value exceeding Ten Thousand Dollars ($10,000) except as set forth on Schedule 5.6; or

(g)    Hire any personnel.

5.7    Existing Agreements. Regarding the Embedded Business, Corporation will not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of those acts.

5.8    Consents of Others. As soon as reasonably practicable after the execution and delivery of this Agreement, and in any event on or before the Closing, Corporation will obtain the written consent of the Persons described in Schedule 5.8 to this Agreement and will furnish to Buyer executed copies of those consents. Buyer will exercise its best efforts and promptly execute and deliver any documents and instruments that may be reasonably required to assist Corporation in obtaining such consents; provided, however, Buyer will not be obligated under this paragraph to execute any guaranty, assumption of liability, or other document or instrument requiring it to assume obligations not contemplated in this Agreement.

5.9    Corporate Approval. Corporation will deliver to Buyer, on or before the Closing, a written consent or minutes of a meeting of its Board of Directors authorizing and approving the Corporation’s execution, delivery, and performance of its obligations under this Agreement (including the sale of all of Embedded Business’s assets to Buyer under this Agreement).

5.10    Information to Be Held in Confidence. From and after the Closing, Corporation and its respective officers, directors, and other representatives will each hold in strict confidence all information of a confidential nature and not generally known to the public with respect to the Embedded Business or the Assets except when that disclosure of such information may be required by law by any Governmental Authority or in any proceeding. If the Corporation believes that such disclosure is required (other than with respect to Corporation’s reporting requirements under the Securities Exchange Act of 1934,), it will give Buyer advance notice of the disclosure and the basis for it, and permit Buyer a reasonable opportunity to eliminate the need for or to narrow such disclosure.

ARTICLE 6. BUYER’S OBLIGATIONS BEFORE CLOSING

6.1    Information to Be Held in Confidence. Unless and until the Closing has been consummated, Buyer and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of Corporation, all data and information with respect to the business of Corporation obtained in connection with this transaction or agreement, except when that data and information may be required by law to be included in Buyer’s proxy statement in connection with a meeting of its stockholders, required by the Securities Exchange Act of 1934 and the general rules and regulations issued under that act, or unless disclosure of such information is otherwise compelled by law by any Governmental Authority or in any Proceeding. If Buyer believes that such disclosure is required, either under the Securities Exchange Act of 1934 or otherwise, it will give Corporation advance notice of its disclosure and the basis for it, and permit Corporation a reasonable opportunity to eliminate the need for or narrow such disclosure. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Corporation all that data and information that Corporation may reasonably request, including worksheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Buyer in connection with this Agreement and the transaction contemplated.

6.2    Cooperation in Securing Consents of Third Parties. Buyer will use its reasonable efforts to assist Corporation in obtaining the consent of all necessary Persons to the assignment and transfer to Buyer of properties, assets, and agreements to be assigned and transferred under the terms of this Agreement, provided, however, this provision will not impose on Buyer any obligation to pay for any default or perform any obligation of Corporation under any such agreements or relieve Corporation from any failure to obtain such consent.

6.3    Resale Certificate. Buyer will furnish any resale certificate or other documents reasonably requested by Corporation to comply with the provisions of the sales and use Tax laws of the State of California.

6.4    Bulk Sales Law. Buyer waives compliance with the provisions of Division 6 of the California Uniform Commercial Code relating to bulk sale in connection with this sale of assets, subject to the indemnities of Corporation contained in this Agreement. Nothing in this paragraph will stop or prevent either Buyer or Corporation from asserting as a bar or defense to any proceeding brought under the bulk sale law that such law does not apply to the sale contemplated under this Agreement.

6.5    Corporate Approval. Buyer will deliver to Corporation, on or before the Closing, a written consent of its board of directors authorizing and approving the Buyer’s execution, delivery, and performance of its obligations under this Agreement.

ARTICLE 7. CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE

The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 7. Buyer may waive any or all of these conditions in whole or in part in writing.

7.1    Accuracy of Corporation’s Representations and Warranties. All representations and warranties by the Corporation in this Agreement (including the Schedules to this Agreement and the certificate delivered pursuant to Paragraph 7.4) must be true and correct in all material respects on and as of the Closing, as though such representations and warranties were made on and as of that date.

7.2    Performance by Corporation. On or before the Closing, the Corporation will have performed, satisfied, and complied with in all material respects all covenants, agreements, and conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

7.3    No Material Adverse Change. During the period from the execution of the Agreement to the Closing, there will not have been any material adverse change in the financial condition or the results of operations of the Embedded Business, and Corporation will not have sustained any material loss or damage to the Assets that materially affects its ability to conduct its Embedded Business or the value of the assets to be purchased by Buyer under this Agreement at the Closing.

7.4    Certification by Corporation. Buyer will have received a certificate, dated the Closing, signed and verified by Corporation’s Chief Executive Officer, stating that the conditions specified in this Agreement have been fulfilled.

7.5    Absence of Litigation. No litigation pertaining to the transaction contemplated by this Agreement or to its consummation, or that could reasonably be expected to have a material adverse effect on Buyer, its businesses, assets, or financial conditions, or the Assets will have been instituted or threatened before the Closing.

7.6    Shareholder Approval. The execution, delivery, and performance of this Agreement by Corporation and the consummation of the transactions contemplated will have been duly authorized by all necessary corporate action by the stockholders of Corporation.

7.7    Approval of Documentation and Delivery. Corporation will have delivered to Buyer all documents and taken all actions required to be taken by such parties under Article 9 of this Agreement. The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement must be satisfactory in all reasonable respects to Buyer and its counsel.

7.8    Payment of Accounts Payable. On the Closing, all Embedded Business accounts payable which are outstanding more than thirty (30) days will be paid.

ARTICLE 8. CONDITIONS PRECEDENT TO CORPORATION’S PERFORMANCE

The obligations of Corporation to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before Closing, of all the following conditions. Corporation may waive any or all of these conditions in whole or in part in writing; provided, however, that no such waiver of a condition will constitute a waiver by Corporation of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this Agreement.

8.1    Accuracy of Buyer’s Representations and Warranties. All representations and warranties by Buyer in this Agreement must be true in all material respects on and as of the Closing as though such warranties were made on and as of that date.

8.2    Buyer’s Performance. On or before the Closing, Buyer will have performed, satisfied, and complied with in all material respects all covenants, agreements, and conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

8.3    Absence of Litigation. No Proceeding, pertaining to the transaction contemplated by this Agreement or to its consummation, will have been instituted or threatened on or before the Closing.

8.4    Approval of Documentation and Delivery. Buyer will have delivered to Corporation all documents and taken all actions required to be taken by such parties under Article 9 of this Agreement. The form and substance of all certificates, instruments, opinions, and other documents delivered to Corporation under this Agreement must be satisfactory in all reasonable respects to it and its counsel.

8.5    Shareholder Approval. The execution, delivery, and performance of this Agreement by Corporation and the consummation of the transactions contemplated will have been duly authorized by all necessary corporate action by the stockholders of Corporation.

ARTICLE 9. THE CLOSING

9.1    Time and Place. The sale and transfer of the Assets by Corporation to Buyer (the Closing) will take place at the offices of Alan Rich & Associates, APLC, 5857 Owens Avenue, Carlsbad, California, 92084 at 10:00 a.m. local time, on the date that is the later of (i) February 28, 2007 or (ii) two (2) business days after approval by Corporation’s shareholders per Paragraph 8.5, or at such other time and place, as the parties may agree to in writing (the date on which the Closing actually occurs, the Closing).

9.2    Corporation’s Obligations at Closing. At the Closing, Corporation must deliver or cause to be delivered to Buyer:

(a)    Assignment and Assumption of the real property facility lease of the Embedded Business, properly executed and acknowledged by Corporation, and accompanied by consent of lessor;

(b)    Instruments of assignment and transfer of all other property of the Embedded Business of every kind and description and wherever situated, including all its interest in claims enforceable by legal or equitable actions, rights under agreements, trademarks, trade names, patents, patent applications, patent licenses, copyrights, shop rights, and other tangible or intangible property including the assumption of the personal property lease associated with the oscilloscope per the lease agreement dated July 27, 2005 with Alexander Properties Company as lessor, except as expressly excluded in an exhibit to this Agreement;

(c)    Resolutions of Corporation’s board of directors, in form reasonably satisfactory to counsel for Buyer, authorizing the execution and performance of this Agreement and all actions to be taken by Corporation under this Agreement;

(d)    A certificate executed by the president, certifying all Corporation’s representations and warranties under this Agreement are true in all material respects as of the Closing, as though each of those warranties had been made on that date; and

Simultaneously with the consummation of the transfer, Corporation, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and assets to be conveyed and transferred by this Agreement.

9.3    Buyer’s Obligation at Closing. At the Closing, Buyer must deliver to Corporation the following instruments and documents against delivery of the items specified in this Agreement:

(a)    A bank cashier’s check or wire transfer in the amount of One Million Seven Hundred Thousand Dollars ($1,700,000);

(b)    A bank cashier’s check or wire transfer, payable to the order of the Escrow Holder per Paragraph 2.7 in the amount of Five Hundred Thousand Dollars ($500,000).

(c)    Assignment and Assumption of the real property facility lease of the Embedded Business, properly executed and acknowledged by Buyer and accompanied by consent of lessor;

(d)    Resolutions of Buyer’s board of directors, in form reasonably satisfactory to counsel for Corporation, authorizing the execution and performance of this Agreement and all actions to be taken by Buyer under this Agreement; and

(e)    A certificate executed by the president of Buyer certifying all Buyer’s representations and warranties under this Agreement are true in all material respects as of the Closing, as though each of those warranties had been made on that date.

ARTICLE 10. OBLIGATIONS AFTER CLOSING

10.1    Shareholder’s Competition. In consideration for the payment by Buyer of the Purchase Price, to be made on the Closing, Corporation will not, at any time within the four (4) year period immediately following the Closing, directly or indirectly engage in, or have any interest in any Entity (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in California, or in any other state or any country that is the same as, similar to, or competitive with any activity now (or since January 1, 2004) engaged in by the Embedded Business in any of these states or countries.

The parties intend the covenant contained in the preceding portion of this section be construed as a series of separate covenants, one for California and each state and country referred to in the preceding paragraph. Except for geographic coverage, each such separate covenant will be considered identical in terms to the covenant contained in the preceding paragraph. If, in any Proceeding, a court refuses to enforce any of the separate covenants included in this paragraph, the unenforceable covenant will be considered eliminated from these provisions for the purpose of those Proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

Corporation will not to divulge, communicate, use to the detriment of Buyer or for the benefit of any other Person (except as may be required by law or legal process), or misuse in any way, any confidential information or trade secrets of the Embedded Business, including personnel information, secret processes, know-how, customer lists, recipes, formulas, or other technical data.

10.2    Further Assurances. Corporation, at any time on or after the Closing, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. If requested by Buyer, corporation will prosecute or otherwise enforce in its own name for the benefit and under the direction of Buyer, any claims, rights, or benefits that are transferred to Buyer under this Agreement and that require prosecution or enforcement in Corporation’s name. Any prosecution or enforcement of claims, right, or benefits under this paragraph will be solely at Buyer’s expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by the Corporation.

10.3    Corporate Liabilities.

10.3.1    Payment. Corporation, within thirty (30) days after the Closing, will have paid in full all the following obligations of the Embedded Business (“Liabilities”): (i) Supplier and vendor payables, (ii) employee obligations including, but not limited to wages, bonuses, fringe benefits, accrued vacation and sick leave, payroll related taxes, etc. and (iii) sales representative and distributor obligations including, but not limited to, commissions, bonuses and royalties.

10.3.2    Procedure to Determine Payment of Obligations. Within forty-five (45) days after the Closing, Corporation will prepare and deliver to the Buyer, a schedule of the Liabilities outstanding as of the Closing and a schedule of the Liabilities outstanding thirty (30) days after the Closing (“Liabilities Schedules”). The Liabilities Schedules will be prepared by Corporation in good faith and in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise provided in this Agreement. Buyer and its representatives will be provided with complete access to the books, records, work papers and other information of the Corporation necessary to review, audit and confirm the Liabilities Schedules. The Liabilities Schedules, when delivered by the Corporation to the Buyer, will be deemed conclusive and binding on the parties unless the Buyer notifies Corporation in writing within thirty (30) days after receipt of the Liabilities Schedules from Corporation, of Buyer’s disagreement therewith (which notice will state with reasonable specificity the reasons for any disagreement and the amounts in dispute). If there is disagreement, and such disagreement cannot be resolved by Buyer and Corporation within thirty (30) days following receipt of the Obligations Schedules by Buyer, the items in dispute will be submitted to a firm of independent auditors acceptable to both Buyer and Corporation, and the determination by such independent auditing firm will be binding and conclusive upon the parties. If the auditor’s determine there are outstanding Obligations, Escrow will pay those outstanding Obligations within three (3) days of the auditor’s determination. Buyer and Shareholders will each pay one-half of the cost of the fees and expenses of such independent auditing firm.

10.4    Accounts Payable and Accounts Receivable. Corporation and Buyer, on or immediately following the Closing, will establish a protocol and procedures to redirect incorrect payables billed to Corporation or Buyer (“Protocol”). The Protocol will also address redirecting accounts receivable incorrectly received by Corporation or Buyer. Corporation and Buyer will in good faith follow in a timely manner the Protocol.

ARTICLE 11. NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

11.1    Representations and Warranties. No representations or warranties whatever are made by any party except as specifically set forth in this Agreement or in an instrument or certificate, provided for in this Agreement. All statements contained in any of these instruments, certificates, or other writings will be considered to be warranties under this Agreement.

11.2    Survival. All representations, warranties, covenants, and agreements of the parties will survive the Closing until 5:00 p.m. California time on the first anniversary of the Closing (the “Expiration Time”).

11.3    Indemnification and Reimbursement by Corporation. Corporation will indemnify and hold harmless Buyer and its subsidiaries (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any loss, Liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (as defined below) (collectively, “Damages”), arising from or in connection with:

(a)    any breach of any representation or warranty made by Corporation in this Agreement (including the Schedules to this Agreement and the certificate delivered pursuant to Paragraph 7.4); and

(b)    any breach of any covenant or obligation of Corporation in this Agreement (including the Schedules to this Agreement and the certificate delivered pursuant to Paragraph 7.4);

(c)    any liability arising out of the ownership or operation of the Assets prior to the Closing;

(d)    any product or component thereof manufactured by or shipped, or any services provided by, Corporation, in whole or in part, prior to the Closing.

11.4    Indemnification and Reimbursement by Corporation - Environmental Matters. In addition to the other indemnification provisions in this Article 11, Corporation will indemnify and hold harmless Buyer and the other Buyer Indemnified Persons, and will reimburse Buyer and the other Buyer Indemnified Persons, for any Damages (including costs of cleanup, containment or other remediation) arising from or in connection with:

(a)    any Environmental, Health and Safety Liabilities arising out of or relating to: (i) Corporation's ownership or operation at any time on or prior to the Closing of any of the Facilities, Assets or the business of Corporation, or (ii) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Closing as a result of Corporation’s activities; or

(b)    any bodily injury (including illness, disability and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any Assets in any way arising from or allegedly arising from any Hazardous Activity conducted by Corporation with respect to the business of Corporation or the Assets prior to the Closing or from any Hazardous Material resulting from Corporation's activities that was (i) present or suspected to be present on or before the Closing on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any Facility and was present or suspected to be present on any Facility, on or prior to the Closing) or (ii) Released or allegedly Released by Corporation on or at any Facilities or Assets at any time on or prior to the Closing. Buyer will be entitled to control any Remedial Action, any Proceeding relating to an Environmental Claim and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Paragraph 11.4.

11.5    Indemnification and Reimbursement by Buyer. Buyer will indemnify and hold harmless Corporation, and will reimburse Corporation, for any Damages arising from or in connection with:

(a)    any Breach of any representation or warranty made by Buyer in this Agreement  ; and

(b)    any Breach of any covenant or obligation of Buyer in this Agreement.

11.6    Time Limitations.

(a)    If the Closing occurs, Corporation will have liability for indemnification hereunder only if on or before the Expiration Time, Buyer delivers a Claim Notice (as defined below) to Corporation.

(b)    If the Closing occurs, Buyer will have liability for indemnification hereunder only if on or before the Expiration Time, Corporation delivers a Claim Notice to Buyer.

11.7    Limitations on Corporation’s Indemnity. Corporation’s liability under this Agreement will not, however, exceed the aggregate amount of Two Million Two Hundred Thousand Dollars ($2,200,000) absent fraud. Despite any other provision of this Agreement, Corporation will not be liable for indemnification hereunder until such time as all claims of Damages cumulatively exceed Twenty-Five Thousand Dollars ($25,000); if and when the aggregate amount of all such claims of Damages cumulatively exceed such amount, Corporation will, subject, to the above limitation on its maximum aggregate liability, thereafter be liable in full for all claims of Damages including the first Twenty-Five Thousand Dollars ($25,000).

11.8    Knowledge of Breach.  For purposes of this Paragraph 11, Corporation will not be deemed to have breached any representation or warranty if Buyer had, on or prior to the Closing, any actual knowledge of the breach of, or of any facts or circumstances constituting or resulting in a breach of, such representation or warranty.

11.9    Indemnification Claims.  If either party hereto (the “Claimant”) wishes to assert an indemnification claim against the other party hereto, the Claimant will deliver to the other party a written notice (a “Claim Notice”) setting forth:

(a)    the specific representation and warranty alleged to have been breached by such other party;

(b)    a detailed description of the facts and circumstances giving rise to the alleged breach of such representation and warranty; and

(c)    a detailed description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

11.10    Defense of Third Party Actions. If either party hereto (the “Indemnitee”) receives notice or otherwise obtains knowledge of any claim, demand, dispute, action, suit, examination, audit, proceeding, investigation, inquiry or other similar matter (a “Matter”) or any threatened Matter that may give rise to an indemnification claim against the other party hereto (the “Indemnifying Party”), then the Indemnitee will promptly deliver to the Indemnifying Party a written notice describing such Matter in reasonable detail; provided, however, that for the sole purpose of determining whether a Matter or threatened Matter may give rise to an indemnification claim against Seller within the meaning of this sentence, the limitation set forth in Paragraph 11.9 will not be taken into account. The timely delivery of such written notice by the Indemnitee to the Indemnifying Party will be a condition precedent to any liability on the part of the Indemnifying Party under this Paragraph 11.10 with respect to such Matter. The Indemnifying Party will have the right, at its option, to assume the defense of any such Matter with its own counsel satisfactory to the Indemnitee. If the Indemnifying Party elects to assume the defense of any such Matter, then:

(a)    notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Party will be required to pay or otherwise indemnify the Indemnitee against any attorneys’ fees or other expenses incurred on behalf of the Indemnitee in connection with such Matter following the Indemnifying Party’s election to assume the defense of such Matter;

(b)    the Indemnitee will make available to the Indemnifying Party all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee’s Associates and that the Indemnifying Party considers necessary or desirable for the defense of such Matter;

(c)    the Indemnitee will execute such documents and take such other actions as the Indemnifying Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Matter;

(d)    the Indemnitee will otherwise fully cooperate as reasonably requested by the Indemnifying Party in the defense of such Matter;

(e)    the Indemnitee will not admit any liability with respect to such Matter; and

(f)    the Indemnifying Party will have the exclusive right to settle, adjust or compromise such Matter, on such terms as it may deem appropriate, with the consent and approval of the Indemnitee or any other Person.

If the Indemnifying Party elects not to assume the defense of such Matter, then the Indemnitee will proceed diligently to defend such Matter with the assistance of counsel satisfactory to the Indemnifying Party; provided, however, that the Indemnitee will not settle, adjust or compromise such Matter, or admit any liability with respect to such Matter, without the prior written consent of the Indemnifying Party.

11.11    Subrogation. To the extent that either party hereto (the “Indemnitor”) makes or is required to make any indemnification payment to the other party hereto (the “Indemnified Party”), the Indemnitor will be entitled to exercise, and will be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party’s Associates may have against any other Person with respect to any Damages, circumstances or Matter to which such indemnification payment is directly or indirectly related. The Indemnified Party will permit the Indemnitor to use the name of the Indemnified Party and the names of the Indemnified Party’s Associates in any transaction or in any proceeding or other Matter involving any of such rights or remedies; and the Indemnified Party will take such actions as the Indemnitor may reasonably request for the purpose of enabling the Indemnitor to perfect or exercise the Indemnitor’s right of subrogation hereunder.

11.12    Exclusivity. Other than with respect to claims of fraud or as specified in Paragraph 16.2, the right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this Paragraph 11 will be the sole and exclusive right and remedy exercisable by such party with respect to any breach by the other party hereto of any representation or warranty.

ARTICLE 12. PUBLICITY

With the exception of Corporation’s reports filed with the Securities and Exchange Commission, all notices to third parties and all other publicity concerning the transactions contemplated in this Agreement will be jointly planned and coordinated by and between Buyer and Corporation. No party will act unilaterally in this regard without the prior written approval of the others; however, this approval will not be unreasonably withheld.

ARTICLE 13. COSTS

13.1    Finder’s or Broker’s Fees. Each party represents and warrants to the other that, except as set forth in the last sentence of this Paragraph 13.1, it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other Person is entitled to any commission or finder’s fee in connection with any of these transactions. Corporation and Buyer each indemnify and hold harmless one another against any Losses incurred by reason of any brokerage or other commission or finder’s fee alleged to be payable because of any act, omission, or statement of the indemnifying party. Corporation has retained Stratapoint Consulting LLC to act as its broker in this transaction and will be responsible for payment of any fees or expenses payable to such broker.

13.2    Expenses. Each party will pay all costs and expenses, including its attorney fees and expenses, incurred or to be incurred by it in negotiating and preparing this Agreement and in Closing and carrying out the transactions contemplated in this Agreement.

ARTICLE 14. FORM OF AGREEMENT

14.1    Effect of Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and will not affect the construction or interpretation of any of its provisions.

14.2    Word Usage. Unless the context clearly requires otherwise:

(a)    Plural and singular numbers will each be considered to include the other;

(b)    The masculine, feminine, and neuter genders will each be considered to include the others;

(c)    “Will,” “must,” “agree,” and “covenants” are each mandatory;

(d)    “May” is permissive;

(e)    “Or” is not exclusive; and

(f)    “Includes” and “including” are not limiting.

(g)    Reference to any statute is a reference to that statute as amended to the date of this Agreement.

(h)    Reference to any document is to that document, as amended to the date of this Agreement, including all exhibits and schedules, if any.

(i)    “Known to” or “knowledge of” a party means, with respect to any fact, circumstance, event, or other matter in question, the actual knowledge of it with respect to an individual, if knowledge refers to the knowledge of an individual, and of an officer or director of a party if knowledge refers to a party that is not an individual.

14.3    Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

14.4    Counterparts; Facsimile Delivery. This Agreement may be executed in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and on such delivery, the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy must be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy or the nonreceipt of the original signature copy will have no effect on the binding and enforceable nature of this Agreement.

ARTICLE 15. PARTIES

15.1    Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under, or by reason of, this Agreement on any Persons other than the parties to it and their respective successors and assigns; nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement; and no provision will give any third party any right of subrogation or claim against any party to this Agreement.

15.2    Assignment. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns, provided that the Corporation may not assign its obligations under this Agreement, and before the Closing, Buyer may not assign any of its rights under this Agreement except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary will relieve Buyer of any of its obligations or duties under this Agreement.

ARTICLE 16. REMEDIES

16.1    Arbitration. Any controversy or claim arising from or relating to this Agreement, or its making, performance, or interpretation, will be settled by arbitration in San Diego, California under the commercial arbitration rules of the American Arbitration Association then existing. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators will be individuals experienced in negotiating, making, and consummating acquisition agreements.

16.2    Specific Performance and Waiver of Rescission Rights. Each party’s obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this Agreement, if the purchase and sale contemplated by this Agreement will be consummated at the Closing, each of the parties waives any rights that they may have to rescind this Agreement or the transaction consummated by it provided that this waiver will not affect any other rights or remedies available to the parties under this Agreement or under the law.

16.3    Recovery of Litigation Costs. If any legal Proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that Proceeding, in addition to any other relief to which they may be entitled.

16.4    Termination.

16.4.1    Conditions Permitting Termination. This Agreement may be terminated at any time before completion of the Closing:

(a)    by mutual written consent of the parties, duly authorized by the boards of directors of Buyer and Corporation; or

(b)    by either party if the Closing has not occurred on or before April 30, 2007 (which date may be extended in accordance with Paragraph 2.7.2), for any reason, provided, however, that the right to terminate this Agreement under this paragraph, will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

16.4.2    Termination for Governmental Prohibition. This Agreement may be terminated at any time before completion of Closing:

(a)    by either party if any bona fide Proceeding is pending against any party on the Closing that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this Agreement.

(b)    by either party, if any Governmental Entity has issued an order, decree or ruling or taken any other action, in each case, having the effect of permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action is final and nonappealable.

16.4.3    Defaults Permitting Termination. If, before the Closing, either Buyer or Corporation materially defaults in the due and timely performance of any of their covenants, or agreements under this Agreement, or if any representation or warranty becomes materially untrue, the nondefaulting party or parties may terminate this Agreement, provided that, if the default or breach of the covenant or agreement, or untruth in the representation, can be cured, termination will not be effective for thirty (30) days after delivery of written notice of intent to terminate, and if the breach is cured within that time, the nondefaulting party will have no right to terminate this Agreement on account of that breach. In addition, no party may exercise any right to terminate under this paragraph if it is in material breach of this Agreement.

16.4.4    Effect of Termination. Any proper termination of this Agreement in accordance with its terms will be effective immediately on delivery of written notice by the terminating party to the other parties (unless a provision of this Agreement permits a party a cure period, and then on the expiration of that cure period without cure). In the event of termination of this Agreement asprovided in Paragraph 16.4.1, then this Agreement will be of no further force or effect, except Article 13; and nothing in this Agreement will relieve any party from liability for any willful breach of any covenant of this Agreement or for any intentional or willful act or omission by a party that renders any representation or warranties of such party untrue.

ARTICLE 17. NOTICES

All notices, requests, demands, and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second (2nd) day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Corporation at:
SBE, Inc.
4000 Executive Parkway, Suite 200
San Ramon, California 94583
Attention: Greg Yamamoto, President/CEO

To Buyer at:
One Stop Systems, Inc.
2235 Enterprise Street, Suite 110
Escondido, California 92029
Attention: Steve Cooper, President, CEO

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

ARTICLE 18. GOVERNING LAW

This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

ARTICLE 19. SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

BUYER One Stop Systems, Inc. a California corporation By: /s/SteveCooper Steve Cooper, President/CEO	CORPORATION SBE, Inc. a Delaware corporation By: /s/ Greg Yamamoto Greg Yamamoto, President/CEO

ANNEX B

Seidman & Co., Inc.

January 12, 2007

The Board of Directors

SBE, Inc.
4000 Executive Parkway, Suite 200
San Ramon, California 94583

Gentlemen:

You have requested the opinion of Seidman & Co., Inc. as to the fairness, from a financial point of view, to the shareholders of SBE, Inc. (“SBE” the “Company”), a Delaware corporation, of the proposed sale (the “Transaction”) of the business of the SBE Embedded Hardware Division (“Embedded”) to One Stop Systems, Inc. (“One Stop”), a privately-held company. It is understood that One Stop proposes to pay $2,200,000 in cash, subject to certain adjustments, for certain of the assets of Embedded plus the assumption of SBE’s obligations under the lease of its corporate headquarters building and certain equipment leases.

The proposed acquisition by One Stop Systems, Inc., as provided for in the Agreement of Purchase and Sale of Assets (the “Agreement”), dated January 11, 2007, by and between One Stop Systems, Inc. and SBE, Inc., provides for One Stop to purchase certain assets of SBE primarily used in the business of Embedded for $2,200,000 in cash, excluding accounts receivable in the amount $649,379 subject to liabilities of approximating $547,397. In addition, One Stop will assume SBE’s obligations under the lease of its corporate headquarters building and certain equipment leases, with an aggregate estimated capitalized present value of $1,500,000. Thus, the total transaction value for the sale of the business of the SBE Embedded Hardware Division approximates $3,800,000.

In reaching our fairness opinion, we have examined and considered all available information and data which we deemed relevant to determining the fairness of the subject Transaction from a financial point of view, including:

1.	The proposed asset acquisition and assumption of SBE’s lease obligations as delineated in the Agreement for Purchase and Sale of Assets dated January 11, 2007;

2.
SBE’s Form 10-K Report for the fiscal year ended October 31, 2005, SBE’s Form 10-Q Report for the period ending July 31, 2006, and press releases releasing financial results for the fiscal year ended October 31, 2006;

3.	Limited internal, unaudited historic and current operating data for the SBE Embedded Hardware Division;

4.	Statistical analyses of selected comparable companies with publicly-traded common shares, and derivation of financial ratios typical of embedded hardware companies;

5.	Analysis of comparable company merger/acquisition transactions over the past year and one-half;

6.	Conditions in, and the outlook for the embedded hardware industry;

7.	Conditions in, and the outlook for the United States economy, interest rates and financial markets;

8.	Other studies, analyses, and investigations as we deemed appropriate.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein without considering the analysis as a whole could create an incomplete view of the processes underlying Seidman & Co. Inc.’s fairness opinion. This letter is prepared solely for the purpose of Seidman & Co., Inc. providing an outline of the opinion as to the fairness of the subject disposition, and does not purport to be an appraisal or necessarily reflect the prices at which businesses or securities actually may be sold. This letter only has application as it is employed with reference to the full written analysis and supporting research and tables.

During the course of our investigation, we conducted interviews with persons who, in our judgment, were capable of providing us with information necessary to complete the assignment, including members of management. We have assumed that the information and accounting supplied by management and others are accurate, and reflect good faith efforts to describe the current and prospective status of the SBE Embedded Hardware Division from an operational and financial point of view. We have relied, without independent verification, upon the accuracy of the information provided by these sources.

Fairness is determined by comparison of the proposed transaction value with the fair market value of the business being purchased / sold. In the instance of the sale of the SBE Embedded Hardware Division to One Stop Systems, Inc., the relevant analysis is the comparison of the proposed transaction value of approximately $3,800,000 with the fair market value of the SBE Embedded Hardware Division. If the transaction consideration is equal to or in excess of the subject fair market value, then the proposed transaction is deemed to be fair to the shareholders of SBE, Inc.

The valuation of the operating business of the Embedded Hardware Division of SBE, Inc. is based on the generally accepted and recommended procedures for valuing an on-going operating business designated the market comparable, or “guideline company” approach." In this valuation technique, the market value of a company is established on the basis of market prices and indicated market values of comparable companies with minority shares freely- and publicly-traded on various securities exchanges. Value is expressed in the relationship of these market prices to selective balance sheet and operating data of these market comparable companies, and derivation of market capitalization factors.

In employing the market comparable method of valuation, it is necessary to compare over an historical period, typically one, three, and five years, the financial performance of the subject company with an appropriate universe of "market comparable" companies which have common stock that is publicly-traded. In-depth financial data for the market comparable companies are then presented for easy comparison, and selective financial measurements and ratios are computed and studied.

These measurements and ratios for analysis of a company include the following:

•	Annual growth increments and annual average compounded growth in revenues and earnings;

•	Gross, operating, and pre-tax profits as a percentage of revenues;

•	Dividend payout and dividend yield;

•	Return on equity;

•	Debt/equity ratio;

•	Price to book value ratio;

•	Price to operating cash flow (that is, “EBITDA,” or earnings before interest, taxes, depreciation, and amortization) ratio;

•	Price to operating income (that is, “EBIT,” or earnings before interest and taxes) ratio; and,

•	Price to pre-tax income ratio

For securities which enjoy an active public market, market prices are determinative of fair market value on any given date, unless the market for the particular security is affected by some abnormal influence or condition.

In contrast, the determination of the fair market value of securities with no marketability or liquidity, as is the case with Embedded, when considered as a standalone entity separate and apart from SBE, presents a more complex problem. Principal weight must be given to evidence of (i) earnings, cash flow and dividend paying power, (ii) book value, (iii) the financial and competitive position of the subject company, and, (iv) the prices and derived capitalization factors at which the common stock of generally similar companies, that is, the market comparables, are traded.

Among the ratios typically most directly employed in establishing the valuation profile of a company are price/revenues, price/book value, price/operating cash flow, price/operating income, and price/pre-tax income, each of which is developed by dividing the per share market price by book value per share and the appropriate per share profit and loss, or operating reference, respectively, for each comparable company. These derived ratios are then applied to the book value and operating references of the subject closely-held company to establish a matrix of aggregate value. Ultimately it is the relationship of price to the results of operations (viz., operating cash flow, operating income and pre-tax income) which most significantly summarizes and defines the value of a business.

Where the companies chosen for market comparative purposes differ significantly from the company being valued with respect to operating performance, size, balance sheet liquidity and strength and management dependence, discounts or premiums may have to be applied to the derived aggregate value to compensate for such differences. Likewise, adjustments to value may be necessary to account for the absence of a market for the underlying ownership securities -- common stock -- and for other qualities such as control or lack of control.

For purposes of valuing Embedded, a review was made of the operating and financial data of a number of comparable companies with shares freely- and publicly-traded. While it is not possible to delineate a universe of market comparable, publicly-traded companies engaged exclusively in the embedded hardware industry, there are a number of companies with principal activities in such products or markets and which share key financial and/or non-financial characteristics with Embedded. These companies were selected from a much larger universe of public companies as the focus for analytic comparison.

 The six most comparable companies selected for market comparable analyses are:

1.	Digi International, Inc.

2.	Dynatem Inc.

3.	Interphase Corp.

4.	Performance Technologies, Inc.

5.	Radisys Corp.

6.	Ciprico Inc.

Notwithstanding that the market comparable methodology involves deriving appropriate capitalizing factors of multiples from a universe of publicly-traded market comparable companies and applying the applicable multiple to Embedded’s operating data so as to derive capitalized freely traded minority share value (“CFTM”), given the absence of earnings and the history of losses over the last three years, those measures most indicative of Embedded’s performance are price/book value and price/revenues, respectively.

Table I following provides the latest year and average of latest three years price/book value and price/revenue ratios, respectively, for each of the six market comparable companies.

In examining each of the market comparable companies, it is observed that all of the companies, excepting Dynatem, Inc., are larger than Embedded in terms of annual revenue. The market comparable companies range in revenue from a low of $3.4 million for Dynatem to a high of $294 million for Radisys, with a median approximating $41 million for the latest year. Embedded had approximately $6.1 million of revenue for the year ended October 31, 2006.

All of the companies that are larger than Embedded have price/revenue ratios in excess of 1.18x. Dynatem, the one company with lower revenues than Embedded, has a price/revenues ratio of 0.54x for the latest year and 0.57x for the latest three years. The inference from examining price/revenue data is that larger companies have higher price/revenue multiples than smaller companies that have fewer resources, are more vulnerable due to a lack of diversification, and lack the economies of scale of the larger companies. Consequently, Embedded is most appropriately compared with Dynatem. Assuming an effective transaction value for Embedded of approximately $3.8 million, Embedded shows a price/latest years revenues multiple of 0.62x, and a price/average three years revenue multiple of 0.45x. With declining revenues of Embedded over the past three years, and the unlikely prospect of a near-term recovery, latest year revenues is arguably the more relevant standard for comparison for Embedded. In this regard, latest year price/revenues of Embedded at 0.62x is higher than the price/revenues ratio of Dynatem at 0.54x. Notwithstanding its smaller size, Dynatem appears to be somewhat stronger than Embedded with a more technologically advanced product line and should enjoy a higher price/revenue multiple than Embedded. Given that Embedded has a higher price/latest year revenue multiple than that of Dynatem, this is indicative of fairness, from a financial point-of-view, to the shareholders of SBE of the consideration being paid for the SBE Embedded Hardware Division.

In terms of price/book value, Table I shows the median price/book of all the market comparable companies at 2.20x. With an estimated standalone book value of approximately $1.2 million, this would indicate a capitalized value for Embedded of approximately $2.6 million. Since the indicated purchase price for Embedded of approximately $3.8 million is higher than the capitalized price/book value of Embedded of $2.6 million, fairness of the transaction to the shareholders of SBE, Inc. is indicated, from a financial point of view, employing this standard.

Table I

SBE - EMBEDDED HARDWARE PRODUCTS DIVISION

Market Comparable Fairness Analysis
(000's)

		Price/	Price/
	Price/	Latest	3-Year
SBE - EMBEDDED PRODUCTS	Latest	Year	Average
Market Comparable Companies:	Book	Revenues	Revenues

DIGI INTERNATIONAL INC	3.51 x	2.35 x	2.67 x
DYNATEM INC.	1.27 x	.54 x	.57 x
INTERPHASE CORP	2.09 x	1.53 x	1.53 x
PERFORMANCE TECHNOLOGIES INC \DE\	1.51 x	1.51 x	1.47 x
RADISYS CORP	3.13 x	1.18 x	1.30 x
CIPRICO INC	2.31 x	2.47 x	2.05 x

	Median	Dynatem	Dynatem
Capitalizing Factor	2.20 x	.54 x	.57 x

SBE - EMBEDDED PRODUCTS
Financial Data	$1,188	$6,128	$8,412

SBE - EMBEDDED PRODUCTS
Derived Capitalized Values	$2,610	$3,303	$4,810

PURCHASE PRICE OF EMBEDDED	$3,800	$3,800	$3,800

Purchase Price / Latest Book	3.20 x

Purchase Price / Latest Year Revenues		.62 x

Purchase Price / 3-Year Avg Revenues			.45 x

FAIRNESS	FAIR	FAIR	N/A

In addition to the market comparable methodology, Seidman & Co., Inc. reviewed acquisition transactions from the Mergerstat database from June 2005 through September 2006 of all target companies in SIC Codes 3571, 3572, and 3577, respectively, of which the SBE Embedded Hardware Division is a part. The transaction results returned by this search did not produce any transactions with meaningful relevance to the subject transaction.

Based, therefore, on our analysis and consideration of the foregoing respective information and data, with particular weight accorded to the market comparable, or “guideline company” analysis methodology, it is our considered professional judgment that the approximately $3,800,000 transaction value of the proposed sale of the SBE Embedded Hardware business to One Stop Systems, Inc. is fair to the shareholders of SBE, Inc. from a financial point of view.

Yours truly,

Seidman & Co., Inc.

ANNEX C

Report of Independent Registered Public Accounting Firm

Board of Directors
SBE, Inc.
San Ramon, California

We have audited the accompanying balance sheets of SBE, Inc. as of October 31, 2006 and 2005 and the related statements of operations, stockholders’ equity, and cash flows for each of the three years in the period October 31, 2006. We have also audited Schedule II - Valuation and Qualifying Accounts (the Schedule). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the Schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SBE, Inc. at October 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the period ended October 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Also, in our opinion, the Schedule presents fairly, in all material effects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

December 21, 2006, except for Note 1.a. and 17 to the financial statements which are as of January 24, 2007.

San Francisco, California

SBE, INC.
BALANCE SHEETS
(in thousands, except share and per share amounts)

	October 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$1,147	$3,632
Trade accounts receivable, net of allowance for doubtful accounts of $26 and $54	930	1,555
Inventories	739	1,283
Other	177	293
Total current assets	2,993	6,763

Property and equipment, net	508	563
Capitalized software costs, net	1,314	11,424
Other	53	82
Total assets	$4,868	$18,832

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable	$557	$743
Accrued payroll and employee benefits	105	155
Capital lease obligations - current portion	54	29
Deferred software revenue	432	138
Other	144	178
Total current liabilities	1,292	1,243

Capital lease obligations	158	111
Deferred rent	97	130
Total long-term liabilities	255	241
Total liabilities	1,547	1,484

Commitments (Notes 9, 10 and 13)
Stockholders' equity:
Convertible preferred stock: $0.001 par value; authorized 2,000,000 shares; none outstanding	---	---
Common stock and additional paid-in capital: $0.001 par value; authorized 25,000,000 shares; issued and outstanding 10,951,348 and 9,892,347	35,186	35,431
Deferred compensation	---	(2,401)
Accumulated deficit	(31,865)	(15,682)

Total stockholders' equity	3,321	17,348
Total liabilities and stockholders' equity	$4,868	$18,832

The accompanying notes are an integral part of these financial statements.

SBE, INC.
STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	For the years ended October 31,
	2006	2005	2004

Net sales	$6,127	$8,056	$11,066

Operating expenses:
Amortization and impairment of acquired software and intellectual property	9,894	1,048	1,213
Cost of hardware and other revenue	4,046	4,356	5,433
Product research and development	3,979	2,694	2,411
Sales and marketing	2,180	2,293	2,177
General and administrative	2,246	1,906	1,755
Loan loss recovery	—	---	(239)
Total operating expenses	22,345	12,297	12,750

Operating loss	(16,218)	(4,241)	(1,684)

Interest income	42	22	5
Other expense	—	(6)	—
Loss before income taxes	(16,176)	(4,225)	(1,679)

Income tax benefit (provision)	7	(5)	—

Net loss	$(16,183)	$(4,230)	$(1,679)

Basic and diluted loss per common share	$(1.57)	$(0.66)	$(0.33)

Basic and diluted - Shares used in per share computations	10,304	6,439	5,022

The accompanying notes are an integral part of these financial statements.

SBE, INC.
STATEMENTS OF STOCKHOLDERS EQUITY
(in thousands, except share and per share amounts)

			Note Receivable
			from	Deferred	Accumulated
	Shares	Amount	Stockholder	Compensation	deficit	Total
Balance: October 31, 2003	4,808,650	$15,302	$(142)	$—	$(9,773)	$5,387
Stock issued in connection with stock purchase plan	9,903	18	—	—	—	18
Stock issued in connection with Sock Option Plans	154,136	233	—	--	--	233
Stock issued in connection with warrant exercise	81,429	116	—	—	—	116
Stock issued in connection with the acquisition of Antares	30,000	86	—	—	—	86
Reversal of valuation allowance on note receivable from officer	—	—	(239)	—	—	(239)
Collection of note receivable from officer	—	—	381	—		381
Net loss	—	—	—	—	(1,679)	(1,679)
Balance: October 31, 2004	5,094,118	15,755	—	—	(11,452)	4,303
Stock issued in connection with Sock Option Plans	108,234	130	—	—	—	130
Stock issued in connection with the acquisition of Antares	68,945	197	—	—	—	197
Stock issued in connection with the acquisition of PyX	2,561,050	11,714	—	—	—	11,714

Stock issued in connection with private placement net of financing costs of $175	2,060,000	4,975	—	—	—	4,975
Deferred compensation related to Stock Option Plans	—	2,660	—	(2,660)	—	—
Stock-based compensation	—	—	—	259	—	259
Net loss	—	—	—	—	(4,230)	(4,230)
Balance: October 31, 2005	9,892,347	35,431	—	(2,401)	(15,682)	17,348
Reclassification of deferred compensation		(2,401)		2,401		—
Stock issued in connection with Stock Option Plans	42,666	37	—	—		37
Stock issued n connection with the Stock for Pay program	1,016,335	763	—	—	—	763
Compensation related to restricted stock issued to employees	—	89	—	—	—	89
Stock-based compensation	—	1,267	—	—	—	1,267
Net loss	—	—	—	—	(16,183)	(16,183)
Balance, October 31, 2006	10,951,348	$35,186	$—	$—	$31,865)	$3,321

SBE, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended October 31
	2006	2005	2004
Cash flows from operating activities:
Net loss	$(16,183)	$(4,230)	$(1,679)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	3,880	1,241	829
Impairment of intellectual property and software	6,500	—	713
Stock-based compensation expense	2,119	259	—
Non-cash valuation allowance (recovery) on loan from officer	—	—	(240)
Loss on sale of assets	—	6	—
Changes in operating assets and liabilities:
Trade accounts receivable	625	113	150
Inventories	544	643	(46)
Other assets	146	(121)	13
Trade accounts payable	(186)	(113)	160
Other current liabilities	235	(319)	(40)
Non-current liabilities	14	102	—
Net cash used in operating activities	(2,306)	(2,419)	(140)
Cash flows from investing activities:
Purchases of property and equipment	(176)	(337)	(87)
Cash payments related to purchase of PyX, net of cash received	---	(359)	—
Purchased software	(40)	(207)	(136)
Net cash used in investing activities	(216)	(903)	(223)
Cash flows from financing activities:
Proceeds from stock plans	37	130	251
Proceeds from issuance of common stock and warrants, net	—	4,975	202
Proceeds from repayment of shareholder note	—	—	382
Net cash provided by financing activities	37	5,105	834
Net increase (decrease) in cash and cash equivalents	(2,485)	1,783	471
Cash and cash equivalents at beginning of year	3,632	1,849	1,378
Cash and cash equivalents at end of year	$1,147	$3,632	$1,849
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Income taxes	$7	$5	$1
SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING AND FINANCING ACTIVITIES
Assets acquired under capital leases	$—	$—	$164
Non-cash stock portion of PyX purchase price	$—	$11,714	$—
Non-cash stock portion of Antares purchase price	$—	$197	$86

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Liquidity:

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, as of October 31, 2006, we had cash and cash equivalents on hand of $1.2 million with cash used in operations of approximately $2.3 million in the twelve months ended October 31, 2006 and an accumulated deficit of approximately $31.9 million. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. Our independent registered public accountants stated in their opinion that there is substantial doubt about our ability to continue as a going concern.

We are not operating at cash breakeven. Unless we are able to increase our sales to get to cash breakeven, we will not have sufficient cash generated from our business activities to support our operations for the next twelve months. We have embarked on a strategy to sell all or a portion of our business and signed a definitive agreement to sell our hardware business to One Stop Systems, Inc. The overwhelming majority of our cash flow from operations has been generated from the embedded hardware business that we are selling. We expect to close the sale of our embedded hardware business in our second quarter of fiscal 2007 and all cash flow generated by the embedded hardware business will cease after that date. We also signed a definitive agreement to merge with Neonode, Inc. and have been reducing our staffing levels and other cash expenditures to sustainable levels. We expect the $2.2 million cash proceeds from the sale of our embedded hardware business to be sufficient to support our remaining operations until the merger transaction closes, or for at least the next twelve months if the merger is delayed. We are also seeking other strategic alternatives including selling our storage software business.

If our projected sales of our storage software do not materialize or we are unable to consummate the sale of our embedded hardware business and the merger transaction, we will need to reduce expenses further and raise additional capital through customer prepayments or the issuance of debt or equity securities. If we raise additional funds through the issuance of preferred stock or debt, these securities could have rights, privileges or preferences senior to those of common stock, and debt covenants could impose restrictions on our operations. The sale of equity or debt could result in additional dilution to current stockholders, and such financing may not be available to us on acceptable terms, if at all.

The Company and Basis of Presentation:

SBE, Inc., headquartered in San Ramon, California, designs, manufactures and sells hardware products including wide area network (WAN) and local area network (LAN) network interface cards (NICs) and central processor units (CPUs) to original equipment manufacturers (OEMs) who embed our hardware products into their products for the telecommunications markets. Our hardware products perform critical, computing and Input/Output (I/O) tasks in diverse markets such as high-end enterprise level computing servers, Linux super-computing clusters, workstations, media gateways, routers and Internet access devices. Our products are distributed worldwide through a direct sales force, distributors, independent manufacturers' representatives and value-added resellers. We also provide Internet Small Computer System Interface (iSCSI)-based storage networking solutions for an extensive range of business critical applications, including Disk-to-Disk Back-up and Disaster Recovery. We deliver an affordable, expandable, and easy-to-use portfolio of software solutions designed to enable optimal performance and rapid deployment across a wide range of next generation storage systems

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include levels of reserves for doubtful accounts, obsolete inventory, warranty costs and deferred tax assets. Actual results could differ from those estimates.

Fair Value of Financial Instruments:

The fair value of our cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their carrying value due to the short-term maturity rate structure of those instruments.

Cash and Cash Equivalents:

We consider all highly liquid investments readily convertible into cash with an original maturity of three months or less to be cash equivalents. Substantially all of our cash and cash equivalents are held with one large financial institution and may at times be above insured limits.

Inventories:

Inventories are stated at the lower of cost, using the first-in, first-out method, or market value. We utilize standard costs, which approximates actual cost, for certain indirect costs.

We are exposed to a number of economic and industry factors that could result in portions of our inventory becoming either obsolete or in excess of anticipated usage, or subject to lower of cost or market issues. These factors include, but are not limited to, technological changes in our markets, our ability to meet changing customer requirements, competitive pressures in products and prices, and the availability of key components from our suppliers. Our policy is to establish inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete based upon our assumptions about future demand for our products and market conditions. We regularly evaluate our ability to realize the value of our inventory based on a combination of factors including the following: historical usage rates, forecasted sales or usage, product end-of-life dates, estimated current and future market values and new product introductions. Purchasing practices and alternative usage avenues are explored within these processes to mitigate inventory exposure. When recorded, our reserves are intended to reduce the carrying value of our inventory to its net realizable value. If actual demand for our products deteriorates, or market conditions are less favorable than those that we project, additional inventory reserves may be required.

Property and Equipment:

Property and equipment are carried at cost. We record depreciation charges on a straight-line basis over the assets' estimated useful lives of three years for computers and related equipment to eight years for manufacturing equipment. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related leases.

When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss on sale or disposal is recognized in operations. Maintenance, repairs and minor renewals are charged to expense as incurred. Expenditures which substantially increase an asset's useful life are capitalized.

We review property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. In performing the review for recoverability, we would estimate the future gross cash flows expected to result from the use of the asset and its eventual disposition. If such gross cash flows are less than the carrying amount of the asset, the asset is considered impaired. The amount of the impairment loss, if any, would then be calculated based on the excess of the carrying amount of the asset over its fair value.

Long-lived Assets:

We assess any impairment by estimating the future cash flow from the associated asset in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If the estimated undiscounted cash flow related to these assets decreases in the future or the useful life is shorter than originally estimated, we may incur charges for impairment of these assets. The impairment is based on the estimated discounted cash flow associated with the asset.

Capitalized software costs consist of costs to purchase software and costs to internally develop software. Capitalization of software costs begins upon the establishment of technological feasibility. All capitalized software costs are amortized as related sales are recorded on a per-unit basis with a minimum amortization to cost of goods sold based on a straight-line method over a two to three year estimated useful life. We evaluate the estimated net realizable value of each software product and record provisions to the asset value of each product for which the net book value is in excess of the net realizable value.

Revenue Recognition:

Hardware Products

Our policy is to recognize revenue for hardware product sales when title transfers and risk of loss has passed to the customer, which is generally upon shipment of our hardware products to our customers. We defer and recognize service revenue over the contractual period or as services are rendered. We estimate expected sales returns and record the amount as a reduction of revenue and cost of hardware and other revenue at the time of shipment. Our policy complies with the guidance provided by the Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements. Judgments are required in evaluating the credit worthiness of our customers. Credit is not extended to customers and revenue is not recognized until we have determined that collectibility is reasonably assured. Our sales transactions are denominated in U.S. dollars. The software component of our hardware products is considered incidental. Therefore, we do not recognize software revenue related to our hardware products separately from the hardware product sale.

When selling hardware, our agreements with OEMs, such as Data Connection Limited (DCL) and Nortel Networks Corp. (Nortel), typically incorporate clauses reflecting the following understandings:

-	all prices are fixed and determinable at the time of sale;
-	title and risk of loss pass at the time of shipment (FOB shipping point);
-	collectibility of the sales price is probable (the OEM is creditworthy, the OEM is obligated to pay and such obligation is not contingent on the ultimate sale of the OEM’s integrated solution);
-	the OEM’s obligation to us will not be changed in the event of theft or physical destruction or damage of the product;
-	we do not have significant obligations for future performance to directly assist in the resale of the product by the OEMs; and
-	there is no contractual right of return other than for defective products.

Our agreements with our distributors include certain product rotation and price protection rights. All distributors have the right to rotate slow moving products once each fiscal quarter. The maximum dollar value of inventory eligible for rotation is equal to 25% of our products purchased by the distributor during the previous quarter. In order to take advantage of their product rotation rights, the distributors must order and take delivery of additional products of ours equal to at least the dollar value of the products that they want to rotate.

Each distributor is also allowed certain price protection rights. If and when we reduce or plan to reduce the price of any of our products and the distributor is holding any of the affected products in inventory, we will credit the distributor the difference in price when they place their next order with us. We record an allowance for price protection at the time of the price reduction, thereby reducing our net sales and accounts receivable. The allowance is based on the price difference of the inventory held by our stocking distributors at the time we expect to reduce selling prices. We believe we are able to fully evaluate potential returns and adjustments and continue to recognize the sale based on shipment to our distributors. Reserves for the right of return and restocking are established based on the requirements of SFAS 48, Revenue Recognition when Right of Return Exists.

During the year ended October 31, 2006, $257,000 or 4% of our sales were sold to distributors compared to $640,000 or 8% and $874,000 or 8% in fiscal 2005 and 2004, respectively. Our reserves for distributor programs total approximately $13,000 and $22,000 as of October 31, 2006 and 2005, respectively.

Software Products

We derive revenues from the following sources: (1) software, which includes new iSCSI software licenses and (2) services, which include consulting. We account for the licensing of software in accordance with of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition. SOP 97-2 requires judgment, including whether a software arrangement includes multiple elements, and if so, whether vendor-specific objective evidence (VSOE) of fair value exists for those elements. These documents include post delivery support, upgrades and similar services. We typically charge software maintenance equal to 20% of the software license fees.

For software license arrangements that do not require significant modification or customization of the underlying software, we recognize new software license revenues when: (1) we enter into a legally binding arrangement with a customer for the license of software; (2) we deliver the products; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is reasonably assured. We initially defer all revenue related to the software license and maintenance fees until such time that we are able to establish VSOE for these elements of our software products. Revenue deferred under these arrangements is recognized to revenue over the expected contract term. We will also continue to defer revenues that represent undelivered post-delivery engineering support until the engineering support has been completed and the software product is accepted.

For one customer we began recognizing software license fee revenue and related engineering support revenue by amortizing previously deferred revenue related to engineering services over 36-months beginning in March 2006 which was the month the first software license for this customer was activated. The 36-month amortization period is the estimated life of the related software product for this customer. We also amortize all fees related to the licensing of our software to this customer over 36-months beginning with the month the software license is activated. In the fiscal year ended October 31, 2006, we recognized $16,800 of software license fees to this customer and $26,000 of deferred revenue related to engineering services to this customer.

Certain software arrangements include consulting implementation services sold separately under consulting engagement contracts. For the fiscal year ended October 31, 2006, we recognized $10,000 of software consulting revenue.

Product Warranty:

Our embedded products are sold with warranty provisions that require us to remedy deficiencies in quality or performance of our products over a specified period of time, generally 12 months, at no cost to our customers. Our policy is to establish warranty reserves at levels that represent our estimate of the costs that will be incurred to fulfill those warranty requirements related to our embedded products at the time that revenue is recognized. We believe that our recorded liabilities are adequate to cover our future cost of materials, labor and overhead for the servicing of our embedded products sold through that date. If actual product failures, or material or service delivery costs differ from our estimates, our warranty liability would need to be revised accordingly.

Allowance for Doubtful Accounts:

Our policy is to maintain allowances for estimated losses resulting from the inability of our customers to make required payments. Credit limits are established through a process of reviewing the financial history and stability of each customer. Where appropriate, we obtain credit rating reports and financial statements of the customer when determining or modifying their credit limits. We regularly evaluate the collectibility of our trade receivable balances based on a combination of factors. When a customer’s account balance becomes past due, we initiate dialogue with the customer to determine the cause. If it is determined that the customer will be unable to meet its financial obligation to us, such as in the case of a bankruptcy filing, significant deterioration in the customer’s operating results or financial position or other material events impacting its business, we record a specific allowance to reduce the related receivable to the amount we expect to recover and should all collection efforts fail, will write-off the account.

We also record an allowance for all customers based on certain other factors including the length of time the receivables are past due and historical collection experience with customers. We believe our reported allowances are adequate. If the financial conditions of those customers were to deteriorate, however, resulting in their inability to make payments, we may need to record additional allowances which would result in additional general and administrative expenses being recorded for the period in which such determination is made.

Product Research and Development Expenditures:

Product research and development (R&D) expenditures, other than certain software development costs, are charged to expense as incurred. Contractual reimbursements for R&D expenditures under joint R&D contracts with customers are accounted for as revenue when received.

Capitalized software costs consist of costs to purchase software and costs to internally develop software. Capitalization of software costs begins upon the establishment of technological feasibility. All capitalized software costs are amortized as related sales are recorded on a per-unit basis with a minimum amortization to cost of goods sold based on a straight-line method over a two to three year estimated useful life. We evaluate the estimated net realizable value of each software product and record provisions to the asset value of each product for which the net book value is in excess of the net realizable value. No internal software development costs were capitalized in the years ended October 31, 2006, 2005 and 2004. All remaining capitalized software assets result from our costs in the acquisition of PyX Technologies, Inc. (PyX) (see note 15).

Stock-Based Compensation:

Effective November 1, 2005, we adopted the provisions of SFAS 123(R), Share-Based Payment, using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on the grant date and recognition of compensation expense over the requisite service period for awards expected to vest.

The fair value method under SFAS 123(R) is similar to the fair value method under SFAS 123, Accounting for Stock Based Compensation (SFAS 123), as amended, with respect to measurement and recognition of stock-based compensation. However, SFAS 123 permitted us to recognize forfeitures as they occur, while SFAS 123(R) requires us to estimate future forfeitures and adjust our estimate on a periodic basis. SFAS 123(R) also requires a classification change in the statement of cash flows whereby the income tax benefit from stock option exercises is reported as a financing cash flow rather than an operating cash flow as previously reported.

We have several approved stock option plans for which stock options and restricted stock awards are available to grant to employees and directors. All employee and director stock options granted under our stock option plans have an exercise price equal to the market value of the underlying common stock on the grant date. There are no vesting provisions tied to performance conditions for any option as vesting for all outstanding option grants was based only on continued service as an employee of SBE. All of our outstanding stock options and restricted stock awards are classified as equity instruments.

Stock For Pay Awards

On January 12, 2006, our Board of Directors (Board) approved a Company-wide 30% reduction in employee cash base salaries, effective January 16, 2006. In order to continue to motivate and retain our employees despite such salary reductions, the Board also approved stock grants to all of our employees pursuant to the 1996 Stock Option Plan and 2006 Equity Incentive Plan. Effective April 1, 2006, the Board modified the 30% reduction in employee base salaries to a cash salary reduction ranging from 10% to 38% of the employee’s base salaries. The level of reduction of the cash portion of the salary for each employee is dependent on their respective position and base salary. Employees with lower salaries generally have lower reductions. The stock issued to employees in-lieu of a portion of their cash compensation is valued at a 15% reduction from the market price on the date of issuance and is included in compensation expense.

In addition, the Board approved the suspension of all cash payments of Board and Board committee fees until further notice. The stock issued to Board members in-lieu of their cash compensation is calculated at a 15% reduction from the market price on the date of issuance and is included in general and administrative expense.

On August 21, 2006, the Board suspended the stock-for-pay program for all members of the Board and officers. The suspension is effective as of August 1, 2006 for all members of the Board and August 16, 2006 for all officers. Despite suspension of the stock-for-pay program, the previously-announced salary reductions for the affected officers and cessation of cash compensation for the Board will remain in effect until such time as the Board shall determine. The Board adopted a bonus plan for the affected individuals that will pay a prescribed amount of cash or stock upon our completion of one of a number of specified milestones set forth in a written bonus plan, provided that the affected individual remains employed by us or a member of the Board at the time such milestone is achieved. All non-officer employees remain on the stock-for-pay plan until such time as the Board shall determine.

Restricted Stock Awards

On March 21, 2006, our Board approved restricted stock grants to all employees in order to continue to motivate and retain our employees. The shares of restricted stock granted under the plan vest 25% on the first anniversary of the initial grant date with the remainder vesting monthly thereafter for the following six months. The total fair value of the restricted stock grants is calculated on the date of issuance and is amortized on a straight-line basis to expense over the 18-month vesting period.

Advertising Costs:

Advertising and marketing expenditures are expensed as incurred. Advertising and marketing costs were $225,000, $324,000 and $204,000 in fiscal 2006, 2005 and 2004, respectively.

Income Taxes:

We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of items that have been included in the financial statements or tax returns. Deferred income taxes represent the future net tax effects resulting from temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recorded against net deferred tax assets where, in our opinion, realization is uncertain. The provision for income taxes represents the net change in deferred tax amounts, plus income taxes payable for the current period.

Comprehensive Income:

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Through October 31, 2006, we have not had any transactions that were required to be reported in other comprehensive income and, accordingly, comprehensive income (loss) is the same as net income (loss).

New Accounting Pronouncements:

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 will be effective for the Company beginning November 1, 2007. We are currently evaluating this interpretation to determine if it will have a material impact on our financial statements.

In September 2006, the SEC issued SAB 108, Considering the Effects of Prior Year Misstatements in Current Year Financial Statements. SAB 108 expresses the SEC Staff’s views regarding the process of quantifying financial statement misstatements. SAB 108 addresses the diversity in practice in quantifying financial statement misstatements and the potential under current practice for the build up of improper amounts on the balance sheet. SAB 108 will be effective for the year beginning November 1, 2006. The cumulative effect of the initial application of SAB 108 will be reported in the carrying amounts of assets and liabilities as of the beginning of the fiscal year, with the offsetting balance to retained earnings. We do not expect the adoption of SAB 108 to have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No.157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value as required by other accounting pronouncements and expands fair value measurement disclosures. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of SFAS 157 on our financial statements.

2. INVENTORIES

Inventories at October 31, are comprised of the following (in thousands):

	2006	2005
Finished goods	$273	$815
Parts and materials	466	468
Total inventory	$739	$1,283

The total reserve for slow moving and obsolete inventory is $2,567,000 and $2,313,000 at October 31, 2006 and 2005, respectively. All the inventory relates to the embedded hardware business and will be transferred to One Stop Systems upon the close of the sale transaction. (See note 17)

3. PROPERTY AND EQUIPMENT

Property and equipment at October 31, are comprised of the following (in thousands):

	2006	2005
Machinery and equipment	$3,792	$3,476
Furniture and fixtures	64	226
Leasehold improvements	153	145
	4,009	3,847
Less accumulated depreciation and amortization	(3,502)	(3,284)
	$508	$563

Depreciation and amortization expense totaled $230,000, $194,000 and $213,000 for the years ended October 31, 2006, 2005 and 2004, respectively. Depreciation expense on capital leases in fiscal 2006, 2005 and 2004 was $12,600, $25,000 and $25,000, respectively. Approximately $320,000 of our fixed assets will be sold to One Stop Systems upon the close of sale of the embedded hardware business.

4. CAPITALIZED SOFTWARE COSTS

Capitalized software costs at October 31, 2006 and 2005 comprise the following (in thousands):

	2006	2005
Purchased software	$14,217	$14,177
Less accumulated amortization	(12,903)	(2,753)
	$1,314	$11,424

Capitalized software costs consist of software relating to current products and the design of future storage software products acquired with our acquisition of PyX in July 2005. We capitalized $40,000, $12,424,000 and $136,000 of purchased software costs in 2006, 2005, and 2004 respectively. We amortized capitalized software related to the acquisition of PyX on a straight line basis over 36 months at the rate of $339,000 per month, beginning August 1, 2005. Recurring amortization of capitalized software costs totaled $3,394,000, $1,048,000, and $208,000 for the years ended October 31, 2006, 2005 and 2004, respectively.

In the fiscal year ended October 31, 2006 we discontinued our Voice over IP (VoIP) product development and, as a result, wrote-off $256,000 of capitalized software development costs related to the VoIP products. This write-off is included in our Product Research and Development expense in our Statements of Operations for the fiscal year ended October 31, 2006.

In the fiscal year ended October 31, 2006, we recorded an asset impairment charge of $6.5 million against our earnings for the period, reducing our storage software asset to $1.3 million, which represents the present value of the expected future sales of our storage software products less costs. This asset impairment charge is included in amortization and impairment of acquired software and intellectual property in the Statements of Operations for the fiscal year ended October 31, 2006. Prior to the write-down, we amortized our storage software over 36 months at the rate of $339,000 per month. We will amortize the remaining $1.3 million software asset over the remaining 21-month amortization period at the rate of $63,000 per month.

5. INTANGIBLE ASSETS

Antares

At the end of fiscal 2004 we completed our asset impairment review and determined that the estimated fair market value of the balance of the intellectual property acquired when we purchased certain assets of Antares Microsystems, Inc. (Antares), a California corporation, was nominal. As a result, we recorded an impairment charge of $713,000, thus writing off the remaining value, at October 31, 2004, of the intellectual property asset recorded when we acquired Antares in August 2003.

The non-cash amortization expense related to the Antares intellectual property in fiscal 2004 was $1.1 million and consisted of $408,000 of regularly scheduled annual amortization expense plus $713,000 write down related to the Antares impairment valuation analysis. This write-down plus the regularly scheduled amortization is included as an expense item in amortization and impairment of acquired software and intellectual property for fiscal 2004.

6. STOCKHOLDERS' EQUITY

On June 27, 2003, we completed a private placement of 500,000 shares of common stock plus a warrant to purchase 50,000 shares of common stock, resulting in gross cash proceeds of $550,000 and net cash proceeds of approximately $464,000. The warrant has a term of five years with an exercise price of $1.50 per share subject to certain adjustment provisions.

In connection with the private placement we paid Puglisi & Co. and its associates (together, Puglisi) a placement fee of $33,000 and warrants to purchase 150,000 shares of common stock. The warrants have a five-year term with exercise prices between $1.50 and $2.00 per share, subject to certain adjustment provisions. The warrants to purchase a total of 200,000 shares of common stock have a calculated fair value of approximately $225,000. This value was derived using the “Black-Scholes” pricing model based on the following assumptions:

1)	expected life: 5 years,

2)	risk free interest rate: 3%,
3)	volatility: 121.71%.

We registered for resale all of the shares of common stock sold in this offering and the shares subject to sale pursuant to the exercise of the warrants with the Securities and Exchange Commission. During fiscal 2004, Puglisi exercised a portion of their warrants and purchased 70,000 shares of common stock for a total purchase price of $116,000.

During fiscal 2005 and 2004, we issued 68,945 and 30,000 shares of our common stock, respectively, to an employee who was one of the owners of Antares pursuant to the original purchase agreement. The value of the common stock was $282,982.

In fiscal year 2004, we issued 9,903 shares of common stock under the Employee Stock Purchase Plan.

On July 26, 2005, we closed a private placement with AIGH Investment Partners, LLC and other accredited investors providing for the sale and issuance of shares of our common stock and warrants to purchase shares of our common stock, with gross proceeds to us of $5,150,000. The investors purchased units consisting of one share of our common stock and a warrant to purchase 0.5 of a share of our common stock at a price per unit of $2.50. We issued 2,060,000 shares of our common stock and warrants to purchase an additional 1,030,000 shares of our common stock in the future in connection with the private placement. The warrants issued in connection with the private placement have a term of five years and are exercisable at $3.33 per share, subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like. The warrants also contain a cashless exercise feature. We registered for resale all of the shares of common stock sold in this offering and the shares subject to sale pursuant to the exercise of the warrants with the Securities and Exchange Commission effective November 14, 2005.

On July 26, 2005, we acquired PyX for a total purchase price of $11,714,000 paid to the selling shareholders of PyX in the form of shares of our common stock and the assumption of PyX’s employee stock option plan plus cash expenses totaling $359,000 for legal, accounting and valuation services. A total of 2,561,050 shares of our common stock were issued in respect of outstanding PyX common stock. We registered for resale all of the shares of common stock issued to the selling shareholders of PyX with the Securities and Exchange Commission effective November 14, 2005 (see Note 15).

During fiscal 2006, we issued 158,295 shares of our common stock to the non-employee members of our Board of Directors in lieu of 100% of their cash compensation. The value of the common stock of $126,000 was recorded as a general and administrative expense.

During fiscal 2006, we issued 858,040 shares of our common stock to our employees and contractors in lieu of a portion of their cash compensation. The value of the common stock of $637,000 was recorded as compensation expense in the Statements of Operations.

7. DEFERRED COMPENSATION

On January 1, 2005, our retiring President and Chief Executive Officer was awarded options to purchase 75,000 shares of our common stock at a price of $4.00 per share (closing price on December 31, 2004). The fair value of this option grant was estimated on the date of grant using the Black-Scholes option-pricing model and was included as deferred compensation on the balance sheet. The $120,000 deferred compensation was amortized to general and administrative expense at the rate of $8,000 per month over the 15 month vesting period ending March 2006 based on his continued service as a director. For the fiscal year ended ,October 31, 2005, $80,000 of the deferred compensation has been amortized to expense and is included in general and administrative expense. In connection with the adoption of SFAS 123R, we reduced deferred compensation and common stock by $40,000, the value of the unamortized balance of the deferred compensation as of November 1, 2005.

We awarded stock option grants to certain non-employee strategic business advisors as a part of their fee structure. The fair value of these option grants is estimated on the date of grant using the Black-Scholes option-pricing modeland is included as deferred compensation on the balance sheet. The deferred compensation balance is recalculated on a quarterly basis based on market price. The $56,000 deferred compensation is amortized to general and administrative expense at the rate of $2,000 per month over the vesting period of the grants. As of October 31, 2005, $6,000 of the deferred compensation has been amortized to expense and is included in General and Administrative expense. In connection with the adoption of SFAS 123R, we reduced deferred compensation and common stock by $48,000, the value of the unamortized balance of the deferred compensation as of November 1, 2005
We assumed the PyX employee stock option plan as part of the July 2005 acquisition of PyX and as a result an additional 2,038,950 shares of our common stock, with an exercise price of $2.17, will be issuable upon exercise of assumed stock options. The intrinsic value of the unvested portion of these options is included as deferred compensation on the balance sheet as of October 31, 2005. As of October 31, 2005, $173,000 of the deferred compensation has been amortized to expense and is included in General and Administrative expense. In connection with the adoption of SFAS 123(R), we reduced deferred compensation and common stock by $2.3 million, the value of the unamortized balance of the deferred compensation as of November 1, 2005.

8. INCOME TAXES

The components of the benefit for income taxes for the years ended October 31, 2006, 2005 and 2004 are comprised of the following:

	2006	2005	2004
Federal:
Current	$—	$—	$—
Deferred	—	—	—
State:
Current	7	5	—
Deferred	—	—	—
Net income tax (benefit) provision	$7	$5	$—

The effective income tax rate differs from the statutory federal income tax rate for the following reasons:

	2006	2005	2004
Statutory federal income tax rate	(34.0)%	(34.0)%	(34.0)%
Basis difference in acquisition	—	104.5	—
Change in valuation allowance	47.6	(95.3)	34.0
True-up of prior year and other	(13.6)	24.8	—
	(0)%	(0)%	(0)%

Significant components    2006    2005

	2006	2005
Deferred tax assets:
Current
Accrued employee benefits	$27	$32
Inventory allowances	1,039	926
Allowance for doubtful accounts	26	21
Warranty accruals and other assets	8	11
Distributor reserves	4	8
Stock compensation	506	103
Deferred revenue	186	—
Noncurrent
Deferred rent	52	87
R&D credit carryforward	3,053	2,859
Net operating loss carryforwards	7,828	5,437
Depreciation and amortization, net	446	—
Restructuring costs	—	10
Total deferred tax assets	13,175	9,494
Less: Deferred tax asset valuation allowance	(12,649)	(4,923)
Net deferred tax asset	526	4,571
Deferred tax liability - acquired software	(526)	(4,461)
Deferred tax liability - capitalized assets	—	(110)
Net deferred tax assets	$—	$—

Valuation allowances are recorded to offset certain deferred tax assets due to management's uncertainty of realizing the benefit of these items. The valuation allowance increased by $7.7 million in fiscal 2006 primarily as a result of increases in inventory allowances, stock compensation, deferred revenue, R&D tax credit carryforwards and operating loss carryforwards. The Company recognized deferred tax liabilities of approximately $526,000 and $4,461,000 from our acquisition of PyX. At October 31, 2006, we have research and experimentation tax credit carryforwards of $2.0 million and $1.4 million for federal and state tax purposes, respectively. These carryforwards expire in the periods ending 2013 through 2026. The State of California Research and Development tax credits do not expire. We have net operating loss carryforwards for federal and state income tax purposes of approximately $21.0 million and $11.7 million, respectively, which expire in periods ending 2007 through 2026.

Under the Tax Reform Act of 1986, the amounts of benefits from net operating loss carryforwards are limited as we have incurred a cumulative ownership change of more than 50%, as defined, over a three-year period. Usage of net operating loss carryforwards is limited based on the Company’s capital at the date of change times a risk-free interest rate.

9. WARRANTY OBLIGATIONS AND OTHER GUARANTEES:

The following is a summary of our agreements that we have determined are within the scope of FIN 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34.

We accrue the estimated costs to be incurred in performing warranty services at the time of revenue recognition and shipment of the products to our customers. Our estimate of costs to service our warranty obligations is based on historical experience and expectation of future conditions. To the extent we experience increased warranty claim activity or increased costs associated with servicing those claims, the warranty accrual will increase, resulting in decreased gross margin.

The following table sets forth an analysis of our warranty reserve at October 31 (in thousands):

	2006	2005	2004
Warranty reserve at beginning of period	$22	$20	$53
Less: Cost to service warranty obligations	(9)	(12)	(33)
Plus: Increases to reserves	—	14	—
Total warranty reserve included in other accrued expenses	$13	$22	$20

We have agreed to indemnify each of our executive officers and directors for certain events or occurrences arising as a result of the officer or director serving in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. However, we have a directors’ and officers’ liability insurance policy that should enable us to recover a portion of future amounts paid. As a result of our insurance policy coverage, we believe the estimated fair value of these indemnification agreements is minimal and have no liabilities recorded for these agreements as of October 31, 2006 and 2005, respectively.

We enter into indemnification provisions under our agreements with other companies in the ordinary course of business, typically with business partners, contractors, customers and landlords. Under these provisions we generally indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of our activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by us with regard to software rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments we could be required to make under these indemnification provisions is unlimited. We have not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated fair value of these agreements is minimal. Accordingly, we have no liabilities recorded for these agreements as of October 31, 2006 and 2005, respectively.

Other

Our commitment as the secondary guarantor on the sublease of our previous headquarters terminated in March 2006.

10. COMMITMENTS

We lease our buildings under noncancelable operating leases which expire at various dates through the year 2010. Additionally, we have acquired assets with capital lease obligations. Future minimum lease payments under noncancelable operating leases and capital leases, are as follows (in thousands):

	Operating	Capital
Year ending October 31:
2007	$580	$74
2008	580	74
2009	580	74
2010	483	32
2011 and thereafter	—	1
Total minimum lease payments	$2,223	$255
Less: Amount representing interest[1]		(42)
Present value of net minimum lease payments[2]		$213

[1]	Amount necessary to reduce net minimum lease payments to present value calculated at the actual lease interest rate of 12% per annum at the inception of the leases.
[2]	Reflected in the balance sheet as other current liabilities and other long-term liabilities of $54,000 and $159,000, respectively.

In October 2005, we entered into a facilities lease for our engineering and administrative headquarters located in San Ramon, California. The lease expires in 2010. On January 11, 2007, we signed a definitive agreement to sell our hardware business to One Stop Systems, Inc. and as part of the sales price One Stop will assume the lease of our San Ramon office space. The assumption of the lease payments by One Stop will relieve us of approximately $2.2 million of future lease payments. We are projecting to close the sale to One Stop in our second quarter of fiscal 2007. We will continue to be the secondary guarantor on the lease for the term of the lease.

Our rent expense under all operating leases, net of reimbursements for subleases, for the years ended October 31, 2006, 2005 and 2004 totaled $546,000, $381,000 and $384,000, respectively. We had reimbursements of sublease proceeds of $265,000, $637,000 and $637,000 for the years ended October 31, 2006, 2005 and 2004, respectively.

In connection with the retirement of Mr. William Heye, Jr. as our President and Chief Executive Officer in 2004, we paid Mr. Heye $250,000 at the rate of $20,833 each month for the period January 1, 2005 through December 31, 2005. The commitment to pay $250,000 was accrued as of October 31, 2004 and is included in general and administrative expense and accrued payroll and employee benefits liability as of that date.

11. STOCK OPTION AND STOCK PURCHASE PLANS

Effective November 1, 2005, we adopted SFAS 123(R) using the modified prospective method, which requires measurement of compensation cost for all stock-based awards at fair value on the grant date and recognition of compensation expense over the requisite service period for awards expected to vest. The fair value of stock option grants is determined using the Black-Scholes valuation model, which is consistent with our valuation techniques previously utilized for options in footnote disclosures required under SFAS No. 123, Accounting for Stock Based Compensation as amended. The fair value of restricted stock awards is determined based on the number of shares granted and the quoted price of our common stock. Such fair values will be recognized as compensation expense over the requisite service period, net of estimated forfeitures, using the straight line method under SFAS 123R.

The fair value method under SFAS 123(R) is similar to the fair value method under SFAS 123 with respect to measurement and recognition of stock-based compensation. However, SFAS 123 permitted us to recognize forfeitures as they occur, while SFAS 123(R) requires us to estimate future forfeitures and adjust our estimate on a quarterly basis. SFAS 123(R) also requires a classification change in the statement of cash flows whereby the income tax benefit from stock option exercises is reported as financing cash flow rather than an operating cash flow as previously reported.

We have several approved stock option plans for which stock options and restricted stock awards are available to grant to employees and directors. All employee and director stock options granted under our stock option plans have an exercise price equal to the market value of the underlying common stock on the grant date. There are no vesting provisions tied to performance conditions for any options, as vesting for all outstanding option grants was based only on continued service as an employee of the Company. All of our outstanding stock options and restricted stock awards are classified as equity instruments.

Stock Options

We sponsor four employee stock option plans:

•	The 1996 Stock Option Plan (the 1996 Plan), terminated January 17, 2006;

•	the 1998 Non-Officer Stock Option Plan (the 1998 Plan);
•	the PyX 2005 Stock Option Plan (the PyX Plan); and
•	the 2006 Equity Incentive Plan (the 2006 Plan).

We also sponsor one non-employee stock option plan:

•	The 2001 Non-Employee Director Stock Option Plan (the Director Plan).

The following table details the options to purchase shares pursuant to each plan at October 31, 2006:

Plan	Shares Reserved	Options Outstanding	Available for Issue	Outstanding Options Vested
1996 Plan	2,730,000	1,049,887	—	757,149
1998 Plan	650,000	258,785	135,699	220,545
PyX Plan	2,038,950	1,021,200	—	425,495
2006 Plan	1,500,000	385,000	—	—
Director Plan	340,000	175,000	108,750	120,000
Total	7,258,950	2,889,872	244,449	1,523,189

The 1996 Plan terminated effective January 17, 2006 and although we can no longer issue stock options out of the plan, the outstanding options at the date of termination will remain outstanding and vest in accordance with their terms. Options granted under the Director Plan vest over a one to four-year period, expire five to seven years after the date of grant and have exercise prices reflecting market value of the shares of our common stock on the date of grant. Stock options granted under the 1996, 1998, 2006 and PyX Plans are exercisable over a maximum term of ten years from the date of grant, vest in various installments over a one to four-year period and have exercise prices reflecting the market value of the shares of common stock on the date of grant.

On November 1, 2005, the date of adoption of SFAS 123(R), there were options to purchase 4,213,704 shares of our common stock outstanding, of which 1,400,397 were fully vested. The fair value of the unearned portion of stock-based compensation related to the unvested employee stock options outstanding on November 1, 2005 is calculated using the Black-Scholes option pricing model as of the grant date of the underlying stock options. We recognized no net deferred tax impact on the adoption of SFAS 123(R). The remaining unamortized stock-based compensation expense associated with unvested employee stock options outstanding on November 1, 2005 is expensed over the remaining service period through September 2009.

Included in the outstanding but unvested stock options on November 1, 2005, are options to purchase 2,038,950 shares of our common stock related to the PyX 2005 Stock Option Plan that was assumed by us in our acquisition of PyX. The fair value related to the unvested portion of the PyX stock options totaled $2,484,000 and was recorded as deferred compensation in the fourth quarter of fiscal 2005. In connection with the adoption of SFAS 123(R), we reduced deferred compensation and common stock by $2,311,000, the value of the unamortized balance of the deferred PyX compensation as of November 1, 2005.

We granted options to purchase 797,500 shares of our common stock to employees and members of the Board of Directors during the twelve months ended October 31, 2006, respectively. The fair value of the unearned portion of stock-based compensation related to the employee and director stock options is calculated using the Black-Scholes option pricing model as of the grant date of the underlying stock options. The stock-based compensation expense associated with the stock options granted to employees and directors during the twelve months ended October 31, 2006, will be expensed over the remaining service period through September 2010.

Employee and Director stock-based compensation expense related to stock options in the accompanying statements of operations (in thousands):

	Year Ended October 31, 2006	Remaining Unamortized Expense

Stock option compensation	$1,245	$2,237

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Unvested Options on November 1, 2005	Options Granted During Year Ended October 31, 2006
Expected life (in years)	4.19	5.13
Risk-free interest rate	2.65% - 4.36%	4.63%
Volatility	53.76% - 151.22%	106.4%
Dividend yield	0.00%	0.00%
Forfeiture rate	6.71%	6.01%

The fair value of stock-based awards to employees is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the our stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term and forfeiture rate of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior, as well as expected behavior on outstanding options. The risk-free rate is based on the U.S. Treasury rates in effect during the corresponding period of grant. The expected volatility is based on the historical volatility of our stock price. These factors could change in the future, which would affect the stock-based compensation expense in future periods.

There was no stock-based compensation expense related to employee stock options and employee stock purchases recognized during the fiscal years ended October 31, 2005 and 2004.

We award stock option grants to certain non-employee strategic business advisors as part of their fee structure. The fair value of these option grants is estimated on the date of grant using the Black-Scholes option-pricing model and is recalculated on a monthly basis based on market price until vested. For the fiscal year ended October 31, 2006 we recorded $2,900 of compensation expense related to non-employee stock options.

A summary of the combined activity under all of the stock option plans is set forth below:

	Weighted Average Number of Shares	Exercise Price Per Share	Exercise Price
Outstanding at October 31, 2003	1,624,505	$0.70--$19.81	$2.90
Granted	422,500	$2.86--$7.13	$4.99
Cancelled or expired	(67,874)	$2.86--$7.00	$3.98
Exercised	(182,012)	$0.90--$5.13	$1.69
Outstanding at October 31, 2004	1,797,119	$0.70--$19.41	$3.48
Granted	856,154	$2.17--$4.00	$3.48
PyX Plan assumed	2,038,950	$2.17--$2.17	$2.17
Cancelled or expired	(301,340)	$0.90--$7.13	$4.03
Exercised	(177,179)	$0.70--$2.86	$1.84
Outstanding at October 31, 2005	4,213,704	$0.70--$18.38	$3.05
Granted	817,500	$0.36--$2.59	$1.42
Cancelled or expired	(2,098,666)	$0.90--$16.19	$2.75
Exercised	(42,666)	$0.90--$0.90	$0.90
Outstanding at October 31, 2006	2,889,872	$0.36--$18,38	$2.10

The following table summarizes information with respect to all options to purchase shares of common stock outstanding under the 1996 Plan, the 1998 Plan, the 2006 Plan, the PyX Plan and the Director Plan at October 31, 2006:

Options Outstanding					Options Exercisable
Range of Exercise Price		Number Outstanding at 10/31/06	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable at 10/31/06	Weighted Average Exercise Price
$0.00-	$1.00	806,500	4.76	$0.72	430,666	$0.91
$1.01-	$2.00	145,000	3.18	$1.33	63,000	$1.64
$2.01-	$3.00	1,424,076	5.32	$2.34	589,659	$2.35
$3.01-	$4.00	206,000	3.14	$3.55	141,912	$3.71
$4.01-	$5.00	175,796	1.64	$4.51	171,601	$4.51
$5.01-	$6.00	94,000	0.82	$5.28	94,000	$5.29
$6.01-	$7.00	13,000	3.44	$6.87	9,977	$6.85
$7.01-	$8.00	25,000	4.16	$7.09	21,874	$7.10
$8.01-	$20.00	500	0.56	$18.38	500	$18.38
		2,889,872	$4.52	$2.10	1,523,189	$2.57

The weighted average grant-date fair value of options granted during the fiscal years ended October 31, 2006, 2005 and 2004 was $1.42, $3.48 and $4.99, respectively. The total intrinsic value of options exercised during the fiscal years ended October 31, 2006, 2005 and 2004 was $38,400, $128,200 and $221,300, respectively.

Restricted Stock Awards

On March 21, 2006, our Board approved restricted stock grants to all employees in order to continue to motivate and retain our employees. The shares of restricted stock granted by the board vest 25% on the first anniversary of the initial grant date with the remainder vesting monthly thereafter for the following six months. A total of 290,000 restricted shares of our common stock were issued to employees under the restricted stock grants with initial vesting to commence between April 1, 2007 and June 19, 2007. A total of 48,000 of the restricted shares have been cancelled that were issued to employees who have terminated their employment prior to vesting. The total fair value of the restricted stock grants on the date of issuance is $301,000 and will be amortized over the 18-month vesting period. For the fiscal year ended October 31, 2006, we recorded $88,500 of amortization expense related to the restricted stock grants.

	Weighted Average Shares Unvested Stock Units	Average Grant Date Fair Value
Unvested at November 1, 2005	—	—
Granted	290,000	$1.04
Vested	—	—
Cancelled	(48,000)	1.04
Unvested at October 31, 2006	242,000	$1.04

Stock For Pay Plan

On January 12, 2006, our Board approved a company-wide 30% reduction in employee base salaries, effective January 16, 2006. In order to continue to motivate and retain our employees despite such salary reductions, the Board approved stock grants to all of our employees pursuant to the 1996 Plan and 2006 Plan. Effective April 1, 2006, the Board modified the 30% across the board reduction in employee and contractor base salaries to a cash salary reduction ranging from 10% to 38% of the employees base salaries. The level of reduction of the cash portion of the salary for each employee and contractor is dependent on their respective position and base salary, and employees with lower salaries generally have lower reductions. A total of 858,040 shares of our common stock have been issued since January 1, 2006 pursuant to the stock-for-pay plan. For the fiscal year ended October 31, 2006, we recorded approximately $637,000 of stock-based compensation associated with such stock grants.

In addition, the Board approved the suspension of all cash payments of Board and Board committee fees, until further notice. A total of 158,295 shares of our common stock has been issued to Board members in lieu of such fees under the stock-for-pay plan since January 1, 2006. For the fiscal year ended October 31, 2006, we recorded approximately $126,000 of stock-based compensation and director expense associated with the stock-for-pay plan.

On August 21, 2006, the Board suspended the stock-for-pay program for all members of the Board and executive officers of SBE. The suspension is effective as of August 1, 2006 for all members of the Board and August 16, 2006 for all affected executive officers. Despite suspension of the stock-for-pay program, the previously-announced salary reductions for the affected officers and cessation of cash compensation for the Board will remain in effect until such time as the Board shall determine. The Board adopted a bonus plan for the affected individuals that will pay a prescribed amount of cash or stock upon our completion of one of a number of specified milestones set forth in the plan, provided that the affected individual remains employed by the Company or a member of the Board at the time such milestone is achieved. All non-officer employees remain on the stock-for-pay plan until such time as the Board shall determine.

Prior Year

Prior to November 1, 2005, we accounted for stock-based awards under the intrinsic value method, which followed the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB Opinion 25), and related interpretations. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Our practice is to award employee stock options with an exercise price equal to the market price on the date of the award. Accordingly, no stock-based employee compensation cost has previously been recognized in net income for the stock option plans. Had compensation cost for our stock option plans been determined based on the fair value recognition provisions of SFAS 123, our net income and income per share would have been as follows (in thousands):

	For the Year Ended October 31,
	2005	2004
Net loss - as reported	$(4,230)	$(1,679)
Stock based employee compensation expense included in reported net loss, net of related tax effects	168	—
Less total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(1,237)	(1,177)
Pro forma net loss	$(5,299)	$(2,856)
Loss per share:
Basic and diluted - as reported	$(0.66)	$(0.33)
Basic and diluted - pro forma	$(0.82)	$(0.57)

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

Options granted in years ended October 31	2005	2004
Expected life (in years)	4.00	4.00
Risk-free interest rate	4.25%	3.29%
Volatility	99.88%	120.20%
Dividend yield	0.00%	0.00%

The weighted average fair value of options granted during 2005 and 2004 was $2.91 and $2.93 per option, respectively.

12. NET LOSS PER SHARE:

Basic net loss per common share for the years ended October 31, 2006, 2005 and 2004 was computed by dividing the net loss for the relevant period by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net loss by the weighted average number of shares of common stock and common stock equivalents outstanding.

Common stock equivalents of approximately 149,000, 937,000 and 792,000 options are excluded from the diluted earnings per share calculation for fiscal 2006, 2005 and 2004, respectively, due to their anti-dilutive effect.

(in thousands, except per share amounts)	Years ended October 31
	2006	2005	2004
Basic earnings per share:
Net loss	$(16,183)	$(4,230)	$(1,679)
Number of shares for computation of earnings per share	10,304	6,439	5,022
Basic loss per share	$(1.57)	$(0.66)	$(0.33)
Diluted earnings per share:
Weighted average number of common shares outstanding during the year	10,304	6,439	5,022
Assumed issuance of stock under warrant plus stock issued the employee and non-employee stock option plans	(a)	(a)	(a)
Number of shares for computation of earnings per share	10,304	6,439	5,022
Diluted loss per share	$(1.57)	$(0.66)	$(0.33)

(a)	In loss periods, common share equivalents would have an anti-dilutive effect on net loss per share and therefore have been excluded.

13. EMPLOYEE SAVINGS AND INVESTMENT PLAN

We contribute a percentage of income before income taxes into an employee savings and investment plan. The percentage is determined annually by the Board of Directors. These contributions are payable annually, vest over five years, and cover substantially all employees who have been employed by us at least one year. Additionally, until January 2006 we made matching payments to the employee savings and investment plan of 50% of each employee's contribution up to three percent of employees' earnings. We suspended the matching payments program in January 2006.

For the years ended October 31, 2006, 2005 and 2004, total expense under the employee savings and investment plan was $18,685, $87,918 and $90,099, respectively.

14. CONCENTRATION OF CREDIT AND BUSINESS RISKS

Our trade accounts receivable are concentrated among a small number of customers, principally located in the United States and Europe. Two customers accounted for 52% of our outstanding accounts receivable at October 31, 2006 compared to two customers who accounted for more than 41% of total accounts receivable at October 31, 2005. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. We maintain an allowance for doubtful accounts for potential credit losses. Actual bad debt losses have not been material and have not exceeded our expectations. Trade accounts receivable are recorded net of an allowance for doubtful accounts of $26,000 and $54,000 at October 31, 2006 and 2005, respectively.

Sales to individual customers in excess of 10% of net sales for the year ended October 31, 2006 included sales to DCL located in the United Kingdom of $1.9 million, or 31% of net sales, Nortel of $1.3 million, or 21% of net sales and Raytheon of $750,000, or 12% of net sales compared to sales to DCL in fiscal 2005 of $2.2 million, or 28% and Nortel of $1.4 million, or 18% of net sales, and sales to HP of $1.0 million, or 13% of net sales, in fiscal 2005.

International sales constituted 43%, 37% and 12% of net sales in fiscal 2006, 2005 and 2004, respectively. International sales are primarily executed in Europe with 31% to customers in the United Kingdom. All international sales are executed in U.S. dollars.

We depend on a limited number of customers for substantially all revenue to date. Failure to anticipate or respond adequately to technological developments in our industry, changes in customer or supplier requirements or changes in regulatory requirements or industry standards, or any significant delays in the development or introduction of products or services, could have a material adverse effect on our business, operating results and cash flows.

Substantially all of our manufacturing process is subcontracted to three independent companies. The chipsets used in some of our hardware products are currently available from single source suppliers. The inability to obtain sufficient key components as required, or to develop alternative sources if and as required in the future, could result in delays or reductions in product shipments or margins that, in turn, could have a material adverse effect on our business, operating results, financial condition and cash flows.

15. ACQUISITION OF PYX TECHNOLOGIES, INC. (PYX)

In July 2005, we acquired PyX for a total purchase price of $11,714,000 paid to the selling shareholders of PyX in the form of shares of our common stock and the assumption of PyX’s employee stock option plan, plus cash expenses totaling $359,000 for legal, accounting and valuation services. A total of 2,561,050 shares of our common stock were issued in respect of outstanding PyX common stock. We registered these shares for resale with the

Securities and Exchange Commission. An additional 1,021,200 shares of our common stock will be issuable upon exercise of assumed stock options for services of selling shareholders who became our employees. The option shares are issuable upon exercise of options, subject to vesting restrictions, except that if an optionee’s employment is terminated without cause or the optionee resigns for certain specified reasons, the vesting on the option will accelerate and become fully vested.

The acquisition enabled us to obtain storage software which we consider to be complementary to our business. While this product has reached technological feasibility and is being capitalized, we will continue to customize it to meet our specific customer needs.

A summary of the assets acquired and consideration paid is as follows:

Tangible assets acquired	$31,000
Software	12,217,000
Total assets acquired	12,248,000
Liabilities assumed	534,000
Net assets acquired	$11,714,000
Fair value of common stock provided	$9,040,000
Fair value of stock options assumed	5,158,000
Less: value of deferred compensation related to stock options	(2,484,000)
Total consideration	$11,714,000

We used the purchase method of accounting for the acquisition and combined PyX results of operations with our own beginning July 26, 2005. The fair value of the common stock provided to the PyX shareholders was calculated as the value of the 2,561,050 shares of common stock multiplied by the closing price of our common stock on July 26, 2005 ($3.53 per share). The fair value of the vested portion of the 2,038,950 PyX stock options assumed by us was calculated using the Black-Scholes valuation model and included in the purchase price. The intrinsic value of the unvested portion of the 2,038,950 PyX stock options assumed by us was recorded as deferred compensation (see Note 7) and was amortized to compensation expense over the remaining 43-month vesting period. In connection with the adoption of SFAS 123(R), we reduced deferred compensation and common stock by $2,401,000, the value of the unamortized balance of the deferred compensation as of November 1, 2005. We allocated the purchase price to the tangible assets and liabilities based on fair market value at the time of the acquisition and to software based on future expected cash flows to be derived from the acquired iSCSI software product line.

16. NASDAQ NOTICE OF NON-COMPLIANCE

On July 14, 2006, we received a notice from The Nasdaq Stock Market (Nasdaq) indicating that for the preceding 30 consecutive business days, the bid price of our common stock closed below the $1.00 minimum bid price required for continued listing by Nasdaq Marketplace Rule 4310(c)(4) (the Rule). The notice stated that we would be provided 180 calendar days, or until January 10, 2007, to regain compliance with the Rule. The notice further states that if we were not in compliance with the Rule by January 10, 2007, the Nasdaq staff would determine whether we meet the Nasdaq initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c), except for the bid price requirement. If we met the initial listing criteria, the Nasdaq staff would notify us that we had been granted an additional 180 calendar day compliance period. If we were not eligible for an additional compliance period, the Nasdaq staff would provide us written notification that our securities would be delisted from Nasdaq, and at that time we would be able to appeal the staff’s determination to a Listings Qualifications Panel.

On January 11, 2007, we received a notice from Nasdaq that our stock is subject to delisting and that we would not be given the additional 180 day compliance period and that we did not meet the Nasdaq initial listing criteria as set forth in Nasdaq Marketplace Rule 4310(c). Our shareholders’ equity and the market value of our public float are each less than the required $5.0 million. We filed an appeal of the staff’s determination to a Listings Qualifications

Panel. Delisting of our stock from Nasdaq is stayed pending the determination of the Listings Qualifications Panel. The appeals hearing is scheduled for February 22, 2007.

17. SUBSEQUENT EVENTS

Sale of Embedded Hardware Business

On January 11, 2007, we entered into an Agreement for the Purchase and Sale of Assets (the “Purchase Agreement”) with One Stop Systems, Inc., a manufacturer of industrial-grade computing systems and components (One Stop), pursuant to which we agreed to sell all of the assets associated with our hardware business (excluding cash, accounts receivable and other excluded assets specified in the asset purchase agreement) to One Stop for approximately $2,200,000 in cash plus One Stop’s assumption of the lease of our corporate headquarters building and certain equipment leases. The purchase price will be reduced dollar-for-dollar to the extent our hardware business inventory has a net book value of less than $680,000 as of the closing date. The purchase price will be increased dollar-for-dollar to the extent our hardware business inventory has a net book value of more than $800,000 as of the closing date. A total of $500,000 will be held back from the purchase price for a period of 60 days and will be used to pay certain liabilities of the embedded business and satisfy any indemnification obligations to One Stop that arise under the asset purchase agreement during such period. Any funds not used will be released to us after 60 days.

The Purchase Agreement contains customary representations and warranties, covenants and closing conditions. In addition, we have agreed that for four years following the closing of the asset sale, we will not directly or indirectly engage in the hardware business or have any interest in any entity engaged in the hardware business. Each party has agreed to indemnify the other party for damages arising for any breach of any of the representations or warranties or covenants or obligations in the Purchase Agreement. In addition, we have agreed to indemnify One Stop for any liabilities arising out of the ownership or operation of the hardware business prior to the closing of the transaction. All representations, warranties and covenants will expire on the first anniversary of the closing. Our liability for indemnification claims made by One Stop pursuant to the asset purchase agreement is capped at $2,200,000 in the aggregate.

Merger and Reorganization

On January 19, 2007, we entered into an Agreement and Plan of Merger and Reorganization with Neonode Inc., a Delaware corporation. It is anticipated that our name will be changed to “Neonode Inc.” upon completion of the merger. The securities offered in the merger will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Although the exact number of shares to be issued in the merger will be determined at closing according to a formula contained in the merger agreement, it is currently estimated that we will issue approximately 57 million shares of its common stock in exchange for outstanding shares of Neonode common stock and will assume Neonode’s options and warrants exercisable for approximately 17 million additional shares of SBE common stock.

We expect to complete the transaction in our second quarter of fiscal 2007, subject to satisfaction of closing conditions set forth in the merger agreement. In addition to customary closing conditions, the transaction is subject to the approval of both our and Neonode’s shareholders and a reverse split of our outstanding common stock. The number of shares referenced above is presented on a pre-split basis. After the merger is completed, the combined company's headquarters will be in Stockholm, Sweden, where Neonode’s corporate headquarters and research and development activities are located. The combined company’s stock is expected to continue to trade on the Nasdaq Capital Market.

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

(in thousands except per share amounts)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2006:Net sales	$1,400	$1,816	$1,552	$1,359
Gross loss	(425)	(487)	(6,010)	(895)
Net loss	(2,727)	(3,029)	(7,842)	(2,585)
Basic and diluted loss per common share	$(0.28)	$(0.30)	$(0.76)	$(0.23)

2005:Net sales	$2,815	$1,706	$1,720	$1,815
Gross profit (loss)	1,585	630	648	(212)
Net income (loss)	177	(936)	(945)	(2,526)
Basic income (loss) per common share	$0.03	$(0.18)	$(0.17)	$(0.26)
Diluted income (loss) per common share	$0.03	$(0.18)	$(0.17)	$(0.26)

ANNEX D

Report of Independent Auditors

To the shareholders of Neonode Inc

In our opinion, the accompanying consolidated balance sheets and the related consolidated income statements and statements of cash flow present fairly, in all material respects, the financial position of Neonode Inc and its subsidiary at December 31, 2005 and December 31, 2004 , and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company has recurring losses and limited capital resources.

Stockholm, Sweden
February 9, 2007

Öhrlings PricewaterhouseCoopers AB

Arne Engvall	Christine Rankin Johansson
Authorized Public Accountant	Authorized Public Accountant

Neonode, Inc.
Consolidated Statements of Financial Position

Amounts in US dollars (000) except for share and per share data	*Note*	As of December 31, 2005	As of December 31, 2004
ASSETS			
Current Assets			
Cash		199	183
Accounts receivable, net of allowances for doubtful accounts of $0 and $0 for 2005 and 2004, respectively		11	4
Inventories, net	*3*	154	508
Prepaid expenses and accrued income	*4*	68	98
Other current assets	*5*	39	166
Total current assets		471	959
Machinery and equipment, net	*6*	50	70
Intangible assets	*7*	191	298
		241	368
Total assets		712	1,327
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)			
Current liabilities			
Current portion of long-term debt		123	55
Accounts payable		428	762
Accrued expenses	*8*	120	82
Deferred revenue		1,175	-
Other liabilities	*9*	302	254
Total current liabilities		2,148	1,153
Long-term debt	*10*	827	96
Total liabilities		2,975	1,249
Commitments and contingencies	*15*		
Stockholders' equity (deficit)	*11,18*		
Common stock, 6,500,000 shares authorized with par value $ 0.01; 2,614,232, 2,350,613 shares issued and outstanding at Dec. 31, 2005 and 2004, respectively		26	24
Additional paid-in-capital		2,674	1,425
Accumulated other comprehensive income		146	56
Accumulated deficit		(5,109)	(1,427)
Total stockholders' equity (deficit)		(2,263)	78
Total Liabilities and Stockholders' Equity (deficit)		712	1,327

Neonode, Inc.
Consolidated Statements of Operations

	Note	Twelve Months Ended Dec. 31, 2005	* Ten Months Ended Dec. 31, 2004
Amounts in US dollars (000) except for share and per share data			
Net sales	12	1,499	248
Cost of sales		1,436	573
Gross profit (loss)		63	(325)
Operating expenses			
Research and development		1,656	661
Sales and marketing		711	145
General and administrative		1,061	286
Total operating expenses	18	3,428	1,092
Operating loss		(3,365)	(1,417)
Other income (expense):			
Interest income and other income		19	2
Interest expense and other expenses		(336)	(12)
Total other expense		(317)	(10)
Loss before income taxes		(3,682)	(1,427)
Income tax provision (benefit)	13	-	-
Net loss		(3,682)	(1,427)
Loss per common share:	16		
Basic		(1.45)	(0.68)
Diluted		(1.45)	(0.68)
Weighted average common shares outstanding:		2,535,507	2,105,509

Neonode, Inc.
Consolidated Statements of Cash Flows

Amounts in US dollars (000)	Twelve Months Ended Dec. 31, 2005	* Ten Months Ended Dec. 31, 2004
Cash Flows from Operating Activities:		
Net (loss)	(3,682)	(1,427)
Adjustments to reconcile net loss to cash used in operating activities:		
Depreciation and amortization	88	47
Amortizaton of debt discount	11	-
Stock-based compensation expense	249	-
Changes in operating assets and liabilities:		
Accounts receivable and other current assets	57	(153)
Prepaid expenses and accrued income	13	(88)
Inventories	280	(457)
Accounts payable and accrued expenses	(101)	988
Deferred revenue	1,229	-
Net cash used in operating activities	(1,856)	(1,090)
Cash Flows From Investing Activities:		
Acquisition of intangible assets	-	(171)
Acquisition of property and equipment	(5)	(72)
Net cash used in investing activities	(5)	(243)
Cash Flows From Financing Activities:		
Proceeds from long-term debt	980	-
Payments on long-term notes payable	(37)	-
Proceeds from sale of warrants	65	-
Proceeds from sale of common stock	935	1,449
Net cash provided by financing activities	1,943	1,449
Effect of exchange rate changes on cash	(66)	67
Net Increase in cash and cash equivalents	16	183
Cash and cash equivalents - beginning of period	183	-
Cash and cash equivalents - end of period	199	183
Supplemental Disclosures of Cash Flow Information:		
Interest paid	35	2
Non-cash financing activities:		
Short-term payable converted to common stock	100	
Loan assumed as part of acquisition of intangible assets.		136

NEONODE INC

Notes to the Consolidated Financial Statements

All amounts in (000) except for share and per share data

1. Nature of the business and operations

Neonode, Inc. (the Company) was incorporated in the State of Delaware in 2006 as the parent of Neonode AB, a company founded in February 2004 and incorporated in Sweden. In February 2004, Neonode AB acquired the assets, including intangible assets, relating to the current business, in exchange for cash of SEK 1,200 ($168) and the assumption of a loan of SEK 1,000 ($140). The Company allocated the consideration to intangible assets in the amount of SEK 2,024 ($284) and to equipment in the amount of 176 ($25) based on relative fair values. In February, 2006, a corporate reorganization was effected by issuing all of the shares of Neonode Inc. to the stockholders of Neonode AB based upon the number and class of shares owned by each in exchange for all of the outstanding stock of Neonode AB. Following the reorganization, Neonode AB became a wholly-owned subsidiary of the Company. The reorganization was accounted for with no change in accounting basis for Neonode AB, since there was no change in control of the Group. The consolidated accounts comprise the accounts of the Companies as if they had been owned by the Company throughout the entire reporting period. In connection with the reorganization, the Company commenced borrowing from a group of new investors (AIGH).

The Company develops and sells multimedia mobile phones, technologies and software with a focus on design, uniqueness and user experience. The first model of the multimedia mobile phone, the N1, was released in November 2004. Approximately 7,000 units of the N1 have been sold and the Company is currently developing the next generation model of its multimedia mobile phone.

The Company was a development stage company in 2004 since the planned principle operations had commenced but not generated any significant revenues. Beginning with 2005, the company was no longer in the development stage as the release of the N1 began generating significant revenues.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has incurred net operating losses and negative operating cash flows since inception. As of December 31, 2005 and December 31, 2004 the Company had accumulated deficits of $5,109 and $1,427, respectively. Management has been able to provide financing in the past and believes that it has secured financing that is adequate for the next 12 months. The financial statements do not include any adjustments related to the recovery of assets and classification of liabilities that might be necessary should the Company be unable to continue as going concern.

2. Summary of significant accounting policies

Principles of Consolidation

The consolidated financial statements include the accounts of Neonode Inc and its subsidiary based in Sweden, Neonode AB. All inter-company accounts and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect at the date of the financial statements the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from these estimates. Significant estimates include but are not limited to collectibility of accounts receivable, carrying value of inventory, valuation of intangible assets, and valuation of deferred tax assets.

Cash

The Company has not had any liquid investments other than normal cash deposits with bank institutions to date.

Accounts receivable

The Company states its net accounts receivable at net realizable value. We regularly evaluate the collectibility of our trade receivable balances based on a combination of factors. Our policy is to maintain allowances for specifically identified estimated losses resulting from the inability of our customers to make required payments.

Inventories

Inventories are stated at the lower of cost, using the first-in, first-out method, or market. Our policy is to establish inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete based upon our assumptions about future demand for our products and market conditions.

Machinery and equipment

Machinery and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based upon estimated useful lives of the assets ranging from one to five years as follows:

Estimated useful lives

Computer equipment	3 years
Furniture and fixtures	1 to 5 years

Equipment purchased under capital leases are amortized on a straight-line basis over the estimated useful life of the asset.

Upon retirement or sale of property and equipment, cost and accumulated depreciation on such assets are removed from the accounts and any gains or losses are reflected in the statement of operations. Maintenance and repairs are charged to expense as incurred.

Intangible assets

The Company has intangible assets with finite life that are recorded at cost, less accumulated amortization. Amortization is computed over the estimated useful life of the assets, which is five years.

Long-lived assets

We assess any impairment by estimating the future cash flow from the associated asset in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. If the estimated undiscounted cash flow related to these assets decreases in the future or the useful life is shorter than originally estimated, we may incur charges for impairment of these assets. The impairment is based on the estimated discounted cash flow associated with the asset.

Foreign currency translation

The functional currency of Neonode Inc.'s foreign subsidiary is the applicable local currency. The translation from the respective foreign currency to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate during the period. Gains or losses resulting from such translation are included as a separate component of accumulated other comprehensive loss. Gains or losses resulting from foreign currency transactions are included in other income (expense). Foreign currency transaction gains and losses which are included in other income and (expense) were (2) and (1) during the twelve month period that ended December 31, 2005 and for the 10 month period ending December 31 2004, respectively.

Revenue recognition

Our policy complies with the guidance provided by the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements, issued by the Securities and Exchange Commission. The Company recognizes revenue from the sale of its mobile phones when all of the following conditions have been met: (1) evidence exists of an arrangement with the customer, typically consisting of a purchase order or contract; (2) the Company’s products have been delivered and risk of loss has passed to the customer; (3) the Company has completed all of the necessary terms of the contract; (4) the amount of revenue to which the Company is entitled is fixed or determinable; and (5) the Company believes it is reasonably assured that it will be able to collect the amount due from the customer. To the extent that one or more of these conditions has not been satisfied, the Company defers recognition of revenue. Judgments are required in evaluating the credit worthiness of our customers. Credit is not extended to customers and revenue is not recognized until we have determined that collectibility is reasonably assured.

Revenue for the twelve months ended December 31, 2005 includes revenue from the sales of the N1 multimedia mobile phone and revenue from a licensing agreement with a major Asian manufacturer. In July 2005, we entered into a licensing agreement with a major Asian manufacturer whereby we licensed our touch screen technology for use in a mobile phone to be included in their product assortment. In this agreement, we received €1,500 in return for granting an exclusive right to use our software over a two year period. The exclusive rights do not limit Neonode’s right to use the Neonode licensed technology for its own use, nor to grant to third parties to use the Neonode licensed technology in other devices than mobile phones. The net revenue related to this agreement has been allocated over the term of the agreement, amounting to $400 in 2005. The contract also included consulting services to be provided by Neonode on an “as needed basis”. The fees for these consultancy services vary from hourly rates to monthly rates and are based on reasonable market rates for such services. Another component of the agreement provides that should the Asian manufacture begin selling a mobile based on Neonode's technology, a fee of €2 per telephone would be due to Neonode. As of December 31, 2005, the Asian Manufacturer had not sold any mobile telephones using Neonode’s technology.

Warranty Reserve

The Company’s products are generally warranted against defects for twelve months following the sale. The Company has a twelve month warranty from the manufacturer of the mobile phones. Reserves for potential warranty claims not covered by the manufacturer are provided at the time of revenue recognition and are based on several factors, including current sales levels and the Company’s estimate of repair costs.

Advertising

Advertising costs are expensed as incurred. To date, such costs have not been significant.

Research and Development

Research and Development costs are expensed as incurred. Software development costs are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Costs incurred in the product development of new software products are expensed as incurred until technological feasibility has been established. To date, the establishment of technological feasibility of the Company's products and general release substantially coincide. As a result, the Company has not capitalized any software development costs since such costs have been immaterial.

Research and development costs consists mainly of personnel related costs in addition to some external consultancy costs such as testing, certifying, measurements, etc.

Concentration of Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable with customers. Since the Company is in the process of getting its product to market, the first customers will comprise over 10 percent of revenue and the Company will need to rely on a smaller customer base as it grows. In addition, the Company usually sells to customers with either prepayment, letter of credit or bank guarantees. The Company's customers are generally distributors of telecommunications equipment. The Company will maintain allowances for potential credit losses, if necessary.

Risk and uncertainties

The Company’s long-term success is dependent on obtaining sufficient capital to fund its operations and development of its products, bringing such products to the worldwide market, and obtaining sufficient sales volume to be profitable. To achieve these objectives, the Company will be required to raise additional capital through public or private financings or other arrangements. It can not be assured that such financings will be available on terms attractive to the Company, if at all. Such financings may be dilutive to stockholders and may contain restrictive covenants.

The Company is subject to certain risks common to technology-based companies in similar stages of development. Principal risks to the Company include uncertainty of growth in market acceptance for the Company’s products; history of losses since inception, ability to remain competitive in response to new technologies, costs to defend, as well as risks of losing patent and intellectual property rights, reliance on limited number of suppliers, reliance on outsourced manufacture of the Company’s products for quality control and product availability, ability to increase production capacity to meet demand for the Company’s products, concentration of the Company’s operations in a limited number of facilities, uncertainty of demand for the Company’s products in certain markets, ability to manage growth effectively, dependence on key members of the Company’s management and development team, limited experience in conducting operations internationally, and ability to obtain adequate capital to fund future operations.

Since the Company is in the process of launching a new generation of its product, the first customers will comprise over 10 percent of revenue and the Company will need to rely on a smaller customer base as it grows. In addition the company will produce telephones through an agreement with a production partner exposing it to the risk that the supplier cannot fulfil contracted volumes or deliveries. Even the sources of components could cause delays in production and deliveries.

We are exposed to a number of economic and industry factors that could result in portions of our inventory becoming either obsolete or in excess of anticipated usage, or subject to lower of cost or market issues. These factors include, but are not limited to, technological changes in our markets, our ability to meet changing customer requirements, competitive pressures in products and prices, and the availability of key components from our suppliers.

A significant portion of the Company's business is conducted in currencies other than the U.S. dollar (the currency in which its financial statements are stated), primarily the Swedish krona and, to a lesser extent, the Euro. The Company incurs a significant portion of its expenses in Swedish krona, including a significant portion of its product development expenses and a substantial portion of its general and administrative expenses. As a result, appreciation of the value of the Swedish krona relative to the other currencies in which the Company generates revenues, particularly the U.S. dollar, could adversely affect operating results. The Company does not currently undertake hedging transactions to cover its currency exposure, but the Company may choose to hedge a portion of its currency exposure in the future as it deems appropriate.

The Company's future success depends on market acceptance of its products as well as the Company's ability to introduce new versions of its products to meet the evolving needs of its customers.

Stock based compensation expense

We account for stock-based employee compensation arrangements in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation and SFAS No. 148, Accounting for Stock Based Compensation - Transition and Disclosure. We account for equity instruments issued to non-employees in accordance with SFAS No. 123, which require that such equity instruments be recorded at their fair value. When determining stock based compensation expense involving options and warrants, we determine the estimated fair value of options and warrants using the Black-Scholes option pricing model.

Income taxes

We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of items that have been included in the financial statements or tax returns. The Company estimates income taxes based on rates in effect in each of the jurisdictions in which it operates. Deferred income tax assets and liabilities are determined based upon differences between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income. Valuation allowances are recorded against net deferred tax assets where, in our opinion, realization is uncertain based on the “not more likely than not” criteria of SFAS No. 109, Accounting for Income Taxes.

Based on the uncertainty of future pre-tax income, we fully reserved our deferred tax assets as of December 31, 2005 and 2004. In the event we were to determine that we would be able to realize our deferred tax assets in the future, an adjustment to the deferred tax asset would increase income in the period such determination was made. The provision for income taxes represents the net change in deferred tax amounts, plus income taxes payable for the current period.

Net income (loss) per share

Net income (loss) per share amounts have been computed in accordance with SFAS No. 128, "Earnings per Share". For each of the periods presented, basic earnings per share amounts were computed based on the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share - assuming dilution amounts are computed based on the weighted average number of shares of common stock and potential common stock outstanding during the period. The Company had no dilutive potential common stock during the twelve month period that ended December 31, 2005 and during the 10 month period ending December 31 2004, since they would be antidilutive.

Comprehensive loss

The Company applies Statement of Financial Standard ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 which establishes standards for reporting and displaying all changes in equity other than transaction with owners in their capacity as owners. The Company’s comprehensive loss includes foreign currency translation gains and losses reflected in equity. The Company has reported the components of comprehensive loss on its consolidated statements of stockholders' equity.

Cash flow information

Cash flows in foreign currencies have been converted to U.S. dollars at an approximate weighted average exchange rate for the respective reporting periods.

Fair value of financial instruments

The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. Financial instruments including cash and cash equivalents, receivables and payables, deferred revenue, and current portions of long-term debt are deemed to approximate fair value due to their short maturities. The carrying amount of long-term debt with banks and capitalized lease obligations are also deemed to approximate their fair values.

Effects of recent accounting pronouncements

The following are expected effects of new US GAAP accounting pronouncements.

In December 2004 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”). SFAS No. 123(R) requires compensation cost relating to unvested share-based payment transactions that are outstanding as of the effective date and newly issued transactions to be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) supersedes SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“Opinion 25”). Public entities will be required to apply SFAS No. 123(R) as of the first annual reporting period that begins after June 15, 2005, which is effective with the Company’s first quarter of fiscal 2006. Since the company already applies SFAS No. 123, we do believe that new standard SFAS no. 123R will have any significant impact on the Company’s Consolidated Financial Statements.

In February 2006, the FASB issued SFAS No. 155 Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  We do not believe that SFAS No. 155 will have any impact on our Consolidated Financial Statements.

In March 2006, FASB issued SFAS No. 156 Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.  An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006.  We do not believe that SFAS No. 156 will have any impact on our Consolidated Financial Statements

In May 2005, the FASB issued SFAS No 154, Accounting Changes and Error Corrections—A replacement of APB Opinion No 20 and FASB Statement No. 30 (SFAS 154). SFAS 154 changes the requirement for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The provisions in SFAS 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005, which is effective with the Company’s first quarter of fiscal 2006. We do not believe that the adoption of SFAS No. 154 will have a material impact on our Consolidated Financial Statements, however, after adoption, if a change in accounting principle is made, SFAS no. 154 could have a material on our consolidated financial statements.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for financial statement recognition, measurement and disclosure of tax positions that a company has taken or expects to be take on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We do not believe that the adoption of FASB issued interpretation No. 48 will have any significant effect on our consolidated financial statements.

In September 2006, FASB issued SFAS No. 157 Fair Value Measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We do not believe the adoption of SFAS No. 157 will have a material effect on our consolidated financial statements.

In September 2006, FASB issued SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R).  An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  The Company does not currently have a defined benefit plan.  The Company will evaluate the provisions of the standard, but do not anticipate that it will have any effect on our consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108). SAB 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. The adoption of SAB 108 has not had a material impact on the Company’s financial position or results of operations.

3.	Inventories

At December 31, 2004 and 2005, inventories consisted of parts, materials and finished products as follows:

4.	Prepaid expenses and accrued income

Prepaid expenses and accrued income consist of the following:

5.	Other current assets

Other current assets consist of the following:

6.	Machinery and equipment

Machinery and equipment consists of the following:

January 1, 2005, the company entered into a capital lease for office furniture that extends over a 36 month period with an annualized interest rate of 9%. The amount of the lease at inception was $12. The present value of the lease payments is recorded as notes payable. Lease payments are recorded as interest and principle payments. The assets are depreciated over a five year period. The future lease payments related to the capital lease are as follows:

7.	Intangible assets

Intangible assets consists of the following:

The amortization of patents for future years for 2006, 2007, 2008 and 2009 is estimated at approximately $60, $60, $60 and $11, respectively.

8.	Accrued expenses

Accrued expenses consist of the following:

9.	Other liabilities

Other liabilities consist of the following:

10.	Long-term debt

The Company’s debt consists of the following:

Debt maturities per year for the above loans are as follows:

The Petrus Holding SA and ALMI Företagspartner Stockholm AB loans described below were issued to Neonode, Inc.’s Swedish subsidiary company Neonode AB and are denominated in Swedish Kronor.

Loan agreement - Petrus Holding SA (Petrus)

On December 22, 2004 Neonode AB entered into a Loan agreement with Petrus Holding SA, a company incorporated under the laws of Luxemburg. The funds under this loan agreement were received in January 2005. In this loan arrangement, Petrus Holding SA granted a loan of SEK 5,000 to Neonode AB at an interest rate of 5% per annum. The loan shall be repaid no later than 22 December 2009. The Petrus loan is subordinated in right of payment to all indebtedness of Neonode to Almi Företagspartner Stockholm AB.

Loan agreements - ALMI Företagspartner Stockholm AB (Almi)

Almi 1
On April 29, 2004, Neonode AB entered into a loan agreement with ALMI Företagspartner Stockholm AB (Almi) in the initial amount of SEK 1,000 with the following principle conditions. The credit period for the loan is 36 months starting April 29, 2004 with an annualized interest rate of 9.25%. The loan should be repaid with quarterly principle payments of SEK 91 plus accrued interest. The debtor has a mutual right to redeem the loan at any time prior to expiration. A floating charge (chattel mortgage) of SEK 1,000 is pledged as security. Individual guarantees by related parties were provided as security for the loan and amount to SEK 150.

Almi 2
On March 21, 2005 Neonode AB entered into a loan agreement with Almi for in the amount of SEK 2,000 with 40,000 detachable warrants in Neonode AB (corresponding to 72,000 warrants when converted into Neonode Inc. shares). The loan has a credit period of 48 months beginning on March 21, 2005 and ending March 21, 2009 with an annualized interest rate of 2%. The company was not required to make any repayments of principle for the first nine months. Quarterly repayments of principle thereafter amounted to SEK 154. The debtor has a mutual right to redeem the loan at any time prior to expiration. A floating charge (chattel mortgage) of SEK 2,000 is pledged as security.

A fair market value allocation was made in accordance with APB opinion 14 Accounting for Convertible Debts and Debts issued with stock purchase warrants. The company allocated the proceeds of the debt between the debt and the detachable warrants based on the relative fair values of the debt security without the warrants and the warrants themselves. To calculate the debt discount related to the warrants the fair market value of the warrants was calculated using the Black-Scholes options pricing model using a share price of $3.93, an exercise price of $5.11, volatility of 30, interest rate of 4.5% and term of the loan 3 years. The fair value of the debt was discounted using an interest rate of 6.0 percent. The aggregate debt discount amounting to $42 is amortized over the expected term of the loan agreement.

11.	Stockholders’ equity

All share amounts below related to Neonode AB have been converted at a rate of 1 Neonode AB share to 1.8 Neonode Inc shares.

The company was founded in February 2004 with SEK 100 ($14) corresponding to 1,800,000 shares of common stock. Immediately thereafter, 18 shares of common stock were issued to Serwello AB for an aggregate amount of SEK 1,900 ($250). Serwello AB is a company registered in Sweden.

In May 2004, a private placement consisting of 317,652 shares of common stock was carried out to Iwo Jima SARL, amounting to SEK 5,000 ($642). Iwo Jima SARL is a company registered in Luxembourg.

In August 2004 105,883 shares of common stock were issued for SEK 2,000 ($260) with 50% going to Iwo Jima SARL and 50% going to Spray AB. Spray AB is a company registered in Sweden.

In October 2004 127,060 shares of common stock were issued for SEK 2,000 ($273) whereby Iwo Jima SARL subscribed 50,825 (40%) Serwello AB subscribed 25,412 (20%) and the remaining 40% were subscribed by six other private investors.

In April 2005, 263,619 common shares were issued for SEK 6,618 ($935) with the majority going to Jourbemanning AB (128,619 shares) and the rest to 7 smaller investors. Of the shares that went to Jourbemanning, 74,619 shares were paid for by converting an existing receivable from Neonode AB. The receivable, which was originally a deposit made to Neonode AB as a prepayment for telephones, was converted to Neonode AB common stock using a share price at the time the transaction was agreed upon. When the new share issue was later carried out and subscribed, the share value had increased, resulting in the agreed upon price for Jourbemanning being lower than the fair market value of the shares at the time of issuance. The difference between the fair market value of the shares at issuance and the share value at the time of agreement with Jourbemanning was recorded as a finance expense, as a stock based compensation charge of $100.

Also in April 2005 together with loan financing as described above, 427,135 warrants were issued in Neonode AB. Of these warrants, 355,135 warrants were issued to Iwo Jima SARL for a total warrant premium of SEK 131 ($17). The fair value of the warrants amounted to $166 and the difference of $149 was recorded as a stock compensation charge. The assumptions used in the Black-Scholes options pricing model when calculating fair market value of the warrants issued to Iwo Jima SARL included a share price of $3.93, an exercise price of $4.80, volatility of 30, interest rate of 4.5% and term of the loan 2 years. The remaining warrants were issued with the Almi 2 SEK 2,000 loan, where 72,000 warrants were issued to ALMI Företagspartner Stockholm AB (Almi). The Black-Scholes calculated fair market value of the warrants attached to the Almi 2 loan were recorded as a debt discount amounting to SEK 294 ($42). The assumptions used in the Black-Scholes options pricing model when calculating fair market value of the warrants issued to Almi included a share price of $3.93, an exercise price of $5.11, volatility of 30, interest rate of 4.5% and expected term of the loan 3 years.

In May 2005 46,800 warrants to buy Neonode AB shares were sold for cash to employees with an aggregate option premium, based on fair market value calculated using the Black-Scholes option pricing model, amounting to SEK 50 ($6). The assumptions used in the Black-Scholes options pricing model included a share price of $3,93, exercise share prices of $6.30 and $7.87, volatility of 30, interest rate of 4.5% and a term of 2 years.

The exercise prices per share are translated from Swedish kronor at 7.06 kronor per dollar and adjusted for the conversion of Neonode AB shares to Neonode Inc shares at 1.8 shares of Neonode Inc for 1 share of Neonode AB. All options and warrants issued were fully exercisable and vested on date of grant.

12.	Warranty obligations and other guarantees

The following is a summary of our agreements that we have determined are within the scope of FASB Interpretation (FIN) No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others -- an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34.

The Company’s products are generally warranted against defects for twelve months following the sale. The Company has a twelve month warranty from the manufacturer of the mobile phones. Our estimate of costs to service our warranty obligations is based on expectation of future conditions. To the extent we estimate warranty claim activity or increased costs associated with servicing those claims, a warranty accrual will be created and may increase or decrease from time to time, resulting in increases or decreases in gross margin.

We enter into indemnification provisions under our agreements with other companies in the ordinary course of business, typically with business partners, contractors, customers and landlords. Under these provisions we generally indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of our activities or, in some cases, as a result of the indemnified party's activities under the agreement.

13.	Income taxes

Loss before income taxes was distributed geographically as follows:

* The month period for 2004 began on February 18, 2004

The Company had no provision (benefit) for income taxes at December 31, 2005 and 2004.

The effective income tax rate differs from the statutory federal income tax rate for the following reasons:

Significant components of the deferred tax balances are as follows:

Valuation allowances are recorded to offset certain deferred tax assets due to management’s uncertainty of realizing the benefits of these items. Neonode Inc, and its subsidiary company Neonode AB have only been existence since 2004. Management applies a full valuation allowance for the accumulated losses of Neonode Inc, and its subsidiary Neonode AB since it is not determinable using the “more likely than not” criteria that there will be any future benefit of the Company’s deferred tax assets. This is mainly due to the lack of historical information, the fact that the company has not had any significant revenues from the sale of its products, and due to the competitive character of the hand-held media device/mobile telephone market. The main components of the Company’s deferred tax benefits are the accumulated net operating loss carry-forwards, which are almost entirely related to the operations of Neonode AB in Sweden. Currently, under Swedish tax law these benefits do not expire and may be carried forward and utilized indefinitely.

14.	Employee benefit plans

The Company participates in a number of individual defined contribution pension plans for employees in Sweden. Contributions by the Company relating to its defined contribution plans for the years ended December 31, 2004 and 2005 were $1, and $7, respectively.

15.	Commitments and contingencies

Operating leases

The Company leases office facilities and certain office equipment under various non-cancellable operating lease agreements. Aggregate future minimum lease payments under non-cancellable operating leases are as follows as of December 31, 2005:

Total rent expense under the leases was $211 and $27 for the years ended December 31, 2005 and 2004.

Legal proceedings

There were no significant legal proceedings at December 31, 2005 or 2004. See note 20 “Subsequent Events” for a description of any legal proceedings occurring thereafter.

16.	Net income (loss) per share

Basic net income (loss) per common share for the year ended December 31, 2005 and for the ten month period ending December 31, 2004 was computed by dividing the net income (loss) for the relevant period by the weighted average number of shares of common stock outstanding. The Diluted earnings per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding.

Weighted average common stock equivalents of approximately 327,531 are excluded from the diluted earnings per share calculation for the twelve month period ending December 31, 2005 due to their anti-dilutive effect. There were no common stock equivalents at December 31, 2004.

17.	Segment information

We have one reportable segment. The segment is evaluated based on consolidated operating results. The Company operates in one industry segment, the development and selling of multimedia mobile phones. To date, the company has carried out substantially all of its operations through its subsidiary in Sweden, although the Company carries out some development activities together with its production partner in Malaysia. The Company intends to manage its future growth on a geographic basis and the Company's management will evaluate the performance of its segments and allocate resources to them based upon income (loss) from operations.

Geographic data for revenues based upon customer location as follows:

The Company had two significant customers in the 12 month period ending December 31, 2005 with one customer accounting for 32% of revenues and the other accounting for 30% of revenue. There were no significant customers in the 10 period ending December 31, 2004.

18.	Related party transactions

Upon formation of the Company in February 2004, of the shares acquired by Serwello AB, 407,880 and 611,820 were further sold to Wirelesstoys Sweden AB and Rector AB, respectively. Wirelesstoys Sweden AB is beneficially owned by Thomas Eriksson and Rector AB is beneficially owned by Magnus Goertz, both founders and employees of Neonode AB. Magnus Goertz is also the Secretary of Neonode Inc.

During 2004 and 2005, the Company had a consultancy agreement with Rector AB for services performed by Magnus Goertz. The amount invoiced to the company during these periods under the agreement amounted to $7 thousand during 2004, $107 thousand during 2005. The consultancy agreement with Magnus Goertz was terminated in 2005.

During 2004 and 2005, the Company had a consultancy agreement with Wireless Toys AB for services performed by Thomas Eriksson. The amount invoiced to the company during these periods under the agreement amounted to $7 thousand during 2004, $107 thousand during 2005. The consultancy agreement with Thomas Eriksson was terminated in 2005.

Iwo Jima SARL and Spray AB as described in Note 11 Stockholders Equity are companies where the Chairman of Neonode Inc, Per Bystedt owns or has significant influence. Consequently, all the transactions described in Notes 10 and 11 relating to Iwo Jima SARL and Spray AB should be regarded as related party transactions.

Relating to the Almi 1 loan in Note 10, Thomas Ericsson, Magnus Goertz have issued personal guaranties for the repayment of the loan amounting to approximately $5 each. In addition, a Board Member at the time of the issuance of the loan, Philip Edner, has issued a personal guaranty of approximately $10.

19.	Subsequent events

In February 2006, 36,000 common stock shares were issued for SEK 1,533 ($199) to Neomagic Corporation.

In February, 2006, a corporate reorganization was effected by issuing all of the shares of Neonode Inc. to the stockholders of Neonode AB based upon the number and class of shares owned by each in exchange for all of the outstanding stock of Neonode AB. Following the reorganization, Neonode AB became a wholly-owned subsidiary of the Company. The reorganization was accounted for with no change in accounting basis for Neonode AB, since there was no change in control of the Group. In connection with the reorganization, the Company commenced borrowing from a group of new investors (AIGH).

At the time of the Company’s reorganization on February 28, 2006, Iwo Jima SARL received 216,993 shares of Neonode Inc common shares corresponding to a fair market value of $1,085 and 110,929 warrants with a fair market value of $25 in a stock/warrant based compensation agreement to retire previously issued warrants in Neonode AB. The transaction resulted in a non-cash charge to “General and administrative expense” amounting to $743. In addition, Almi received 43,993 shares of common stock with a fair market value of $220 and 22,490 warrants with a fair market value of $3 in a stock/warrant based agreement to retire previously issued warrants in Neonode AB, which resulted in a non-cash charge to “Other interest and other expenses” amounting to $142. The stock based compensation charges related to this transaction were calculated as the difference between the fair value of the Neonode AB warrants surrendered in return for Neonode Inc. common stock and warrants
Of the warrants issued to employees in May 2005, 5000 warrants expired prior the corporate reorganization on February 28, 2006 and 21,000 warrants were converted into 37,800 Neonode Inc. warrants with the same exercise dates and relative strike prices as the Neonode AB warrants.

As a result of the corporate reorganization on February 28, 2006 the original warrants connected to the loan arrangement were traded for common stock and warrants in Neonode Inc. See note 11.

On February 28, 2006, the Company commenced borrowing from a group of new investors (AIGH) in the amount of $4,000. The senior secured notes (bridge notes) issued under the note purchase agreement bear interest at 4% and have a maturity date of August 31, 2007. The bridge notes are collateralized by the common stock shares of Neonode Inc.’s wholly owned subsidiary, Neonode AB and are subordinated in right of payment to all indebtedness of Neonode to Almi Företagspartner Stockholm AB. The bridge notes provide that the amounts borrowed there under, will be converted at the same terms and conditions included in the Company’s next significant sale of equity securities. The bridge notes may be prepaid without premium or penalty, in whole or in part, on 20 days notice; provided that the Lender shall have the opportunity, prior to such prepayment, to convert the bridge note into common stock of the Company as describe below. In the event that the Company fails to complete a registered public offering with gross proceeds in excess of $5,500 by August 28, 2007 the notes shall be converted into common stock of the company at a price per share equal to the fair market value of such shares as determined by negotiation.

Debt conversion terms (Petrus , Almi 1, and Bridge Notes)

In April 2006 the SEK 1,000 Almi loan with an outstanding balance of SEK 646 was amended to provide for conversion rights. On October 26, 2006 the Petrus loan agreement was amended to include accrued interest to February 28, 2006 in the loan amount, which increased the loan amount to SEK 5,353 and instated the same conversion rights as the Almi1 loan and Bridge Notes. After the amendments, the Almi1 loan, Petrus loan and Bridge Notes all had the following conversion rights whereby: In the event the Company completes a registered public offering or merges with an existing public company on or before August 28, 2007, the above loans, Petrus, Almi 1 and bridge notes, including without limitation all accrued interest and other obligations under the notes, shall automatically convert without any action of the holder into units in the Company at a price of $5 per unit, each unit consisting of one share of Company common stock and 0.5 five-year warrants, each exercisable to purchase one share at $10 per share.

In June 2006 Neonode terminated the contract with a supplier to for the production of mobile telephones. Neonode AB contracted with the supplier for the production and delivery of telephones during 2005. Neonode AB believes that the supplier did not deliver the telephones in accordance with its obligations under the contract, which entitled Neonode AB to terminate the contract. Neonode AB terminated the contract in June 2006. Since the contract was terminated due to the supplier’s breach of contract, Neonode believed that the supplier had no right to payment in excess of what had already been paid for telephones delivered. The invoices for the produced but not delivered telephones amounted to 860 thousand USD. Neonode and the supplier came to an agreement in a settlement in December 2006 were Neonode AB will pay the supplier 410 thousands USD for the final shipment, after which none of the parties will have any claims on the other party except for warranty claims. Since the company is not certain that any telephones received in this settlement will be sellable in the future, due to the next generation model currently being introduced, the cost for the settlement has been included in the September 30, 2006 results in full.

In November 2006, additional senior secured notes (bridge notes) were issued for $1, 000 bringing the balance of outstanding bridge notes to $5,000.

On January 19, 2007, Neondode signed a definitive merger agreement with SBE Inc, (Nasdaq symbol SBEI) an American public company listed on the Nasdaq stock exchange.

In February 2007, the company completed a $ 5,000 additional convertible secured note financing package that was offered proportionally to the Shareholders of Neonode inc, and guarantied by AIGH. In return for the guarantee, AIGH had first right to any subscription amounts not taken by other existing shareholders.

ANNEX E

Neonode, Inc.
Consolidated Statements of Financial Position

| Amounts in US dollars (000) except for share and per share data | Note | Unaudited As of September 30, 2006 | As of December 31, 2005 |
|---|---|---|---|
| **ASSETS** | | | |
| *Current Assets* | | | |
| Cash | | 1,110 | 199 |
| Accounts receivable, net of allowances for doubtful accounts of $0 and $20 for 2006 and 2005, respectively | | 47 | 11 |
| Inventories, net | 2 | 40 | 154 |
| Prepaid expenses and accrued income | 3 | 301 | 68 |
| Other current assets | 4 | 50 | 39 |
| Total current assets | | 1,548 | 471 |
| Machinery and equipment, net | | 60 | 50 |
| Intangible assets | | 162 | 191 |
| | | 222 | 241 |
| **Total assets** | | 1,770 | 712 |
| **LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)** | | | |
| *Current liabilities* | | | |
| Current portion of long-term debt | | 4,172 | 123 |
| Accounts payable | | 171 | 428 |
| Accrued expenses | 5 | 658 | 120 |
| Deferred revenue | | 646 | 1,175 |
| Other liabilities | 6 | 249 | 302 |
| Total current liabilities | | 5,896 | 2,148 |
| Long-term debt | 7 | 849 | 827 |
| **Total liabilities** | | 6,745 | 2,975 |
| Commitments and contingencies | 11 | | |
| *Stockholders' equity (deficit)* | 8 | | |
| Common stock, 6,500,000 shares authorized with par value $ 0.01; 2,911,217, 2,614,232 shares issued and outstanding at Sep. 30, 2006 and Dec. 31, 2005, respectively | | 29 | 26 |
| Additional paid-in-capital | | 3,754 | 2,674 |
| Accumulated other comprehensive income (loss) | | (70) | 146 |
| Accumulated deficit | | (8,688) | (5,109) |
| Total stockholders' equity (deficit) | | (4,975) | (2,263) |
| **Total Liabilities and Stockholders' Equity (deficit)** | | 1,770 | 712 |

## Neonode, Inc.
## Consolidated Statements of Operations

| | Note | Unaudited<br>Nine Months Ended Sept 30, 2006 | Nine Months Ended Sept 30, 2005 |
|---|---|---|---|
| *Amounts in US dollars (000) except for share and per share data* | | | |
| Net sales | | 1,423 | 1,216 |
| Cost of sales | | 1,270 | 1,105 |
| Gross profit (loss) | | 153 | 111 |
| Operating expenses | | | |
| Research and development | | 1,548 | 1,182 |
| Sales and marketing | | 415 | 597 |
| General and administrative | | 1,440 | 726 |
| Total operating expenses | | 3,403 | 2,505 |
| Operating loss | | (3,250) | (2,394) |
| Other income (expense): | | | |
| Interest income and other income | | 100 | 30 |
| Interest expense and other expenses | | (429) | (314) |
| Total other expense | | (329) | (284) |
| Loss before income taxes | | (3,579) | (2,678) |
| Income tax provision (benefit) | 10 | - | - |
| Net loss | | (3,579) | (2,678) |
| Loss per common share: | | | |
| Basic | | (1.26) | (1.03) |
| Diluted | | (1.26) | (1.03) |
| Weighted average common shares outstanding: | | 2,849,407 | 2,597,816 |

NEONODE INC

Notes to the Consolidated Financial Statements

Unaudited

All amounts in (000) except share data and per share data

1.	Background and summary of significant accounting policies

Background and operations

In February, 2006, a corporate reorganization was effected by issuing all of the shares of Neonode Inc. to the stockholders of Neonode AB based upon the number and class of shares owned by each in exchange for all of the outstanding stock of Neonode AB. Following the reorganization, Neonode AB became a wholly-owned subsidiary of the Company. The reorganization was accounted for with no change in accounting basis for Neonode AB, since there was no change in control of the Group. The consolidated accounts comprise the accounts of the Companies as if they had been owned by the Company throughout the entire reporting period. In connection with the reorganization, the Company commenced borrowing from a group of new investors (AIGH).

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The Company has incurred net operating losses and negative operating cash flows since inception. As of September 30, 2006 and December 31, 2005 the Company had accumulated deficits of $8,688 and $5,109, respectively. Management has been able to provide financing in the past and believes that it has secured financing that is adequate for the next 12 months. The financial statements do not include any adjustments related to the recovery of assets and classification of liabilities that might be necessary should the Company be unable to continue as going concern.

Principles of Consolidation

The Consolidated Statement of Financial Position as of September 30, 2006, the Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2006 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, adjustments necessary for a fair presentation of such information have been included. The results of operations for the interim periods are not necessarily indicative of the results that can be expected for any other interim period or any fiscal year.

The consolidated financial statements include the accounts of Neonode Inc and its subsidiary based in Sweden, Neonode AB. All intercompany accounts and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect at the date of the financial statements the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from these estimates. Significant estimates include but are not limited to collectibility of accounts receivable, carrying value of inventory, valuation of intangible assets, and valuation of deferred tax assets.

Warranty Reserve

The Company’s products are generally warranted against defects for twelve months following the sale. The Company has a twelve month warranty from the manufacturer of the mobile phones. Reserves for potential warranty claims not covered by the manufacturer are provided at the time of revenue recognition and are based on several factors, including current sales levels and the Company’s estimate of repair costs.

Net income (loss) per share

Net income (loss) per share amounts have been computed in accordance with SFAS No. 128, "Earnings per Share". For each of the periods presented, basic earnings per share amounts were computed based on the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share - assuming dilution amounts are computed based on the weighted average number of shares of common stock and potential common stock outstanding during the period. The Company had no dilutive potential common stock during the nine month periods that ended September 30, 2006 and 2005, since they would be antidilutive.

Comprehensive loss

The Company applies Statement of Financial Standard ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 which establishes standards for reporting and displaying all changes in equity other than transaction with owners in their capacity as owners. The Company’s comprehensive loss includes foreign currency translation gains and losses reflected in equity. The Comprehensive loss for the nine month periods ending September 30, 2006 and 2005 amounted to $3,795 and $2,614, respectively.

Cash flow information

Cash flows in foreign currencies have been converted to U.S. dollars at an approximate weighted average exchange rate for the respective reporting periods.

Effects of recent accounting pronouncements

The following are expected effects of new US GAAP accounting pronouncements.

In December 2004 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”). SFAS No. 123(R) requires compensation cost relating to unvested share-based payment transactions that are outstanding as of the effective date and newly issued transactions to be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123(R) supersedes SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“Opinion 25”). Public entities will be required to apply SFAS No. 123(R) as of the first annual reporting period that begins after June 15, 2005, which is effective with the Company’s first quarter of fiscal 2006. SFAS no. 123R did not have any significant impact on the Company’s Consolidated Financial Statements.

In February 2006, the FASB issued SFAS No. 155 Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  We do not believe that SFAS No. 155 will not have any impact on our Consolidated Financial Statements.

In March 2006, FASB issued SFAS No. 156 Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.  An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006.  We do not believe that SFAS No. 156 will have any impact on our Consolidated Financial Statements

In May 2005, the FASB issued SFAS No 154, Accounting Changes and Error Corrections—A replacement of APB Opinion No 20 and FASB Statement No. 30 (SFAS 154). SFAS 154 changes the requirement for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The provisions in SFAS 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005, which is effective with the Company’s first quarter of fiscal 2006. The adoption of SFAS No. 154 had no material impact on our Consolidated Financial Statements.

On July 13, 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for financial statement recognition, measurement and disclosure of tax positions that a company has taken or expects to be take on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We do not believe that the adoption of FASB issued interpretation No. 48 will have any significant effect on our consolidated financial statements.

In September 2006, FASB issued SFAS No. 157 Fair Value Measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We do not believe the adoption of SFAS No. 157 will have a material effect on our consolidated financial statements.

In September 2006, FASB issued SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R).  An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  The Company does not currently have a defined benefit plan.  The Company will evaluate the provisions of the standard, but do not anticipate that it will have any effect on our consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108). SAB 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. The adoption of SAB 108 has not had a material impact on the Company’s financial position or results of operations

2.	Inventories

At December 31, 2005 and September 30, 2006 inventories consisted of parts and materials as follows:

3.	Prepaid expenses and accrued income

Prepaid expenses and accrued income consist of the following:

4.	Other current assets

Other current assets consist of the following:

5.	Accrued expenses

Accrued expenses consist of the following:

For a description of the legal settlement see note 11.

6.	Other liabilities

Other liabilities consist of the following:

7.	Long-term debt

Long-term debt consists of the following:

Senior secured notes (bridge notes)

On February 28, 2006, the Company commenced borrowing from a group of new investors (AIGH). The senior secured notes (bridge notes) issued under the note purchase agreement bear interest at 4% and have a maturity date of August 31, 2007. At September 30, 2006, the Company had drawn down $4,000 out of the total amount of $5,500 available. The bridge notes are collateralized by the common stock shares of Neonode Inc.’s wholly owned subsidiary, Neonode AB and are subordinated in right of payment to all indebtedness of Neonode to Almi Företagspartner Stockholm AB. The bridge notes provide that the amounts borrowed there under, will be converted at the same terms and conditions included in the Company’s next significant sale of equity securities. The bridge notes may be prepaid without premium or penalty, in whole or in part, on 20 days notice; provided that the Lender shall have the opportunity, prior to such prepayment, to convert the bridge note into common stock of the Company as described below. In the event that the Company fails to complete a registered public offering with gross proceeds in excess of $5,500 by August 28, 2007 the notes shall be converted into common stock of the company at a price per share equal to the fair market value of such shares as determined by negotiation.

Debt conversion terms (Petrus , Almi 1, and Bridge Notes)

In April 2006 the SEK 1,000 Almi loan with an outstanding balance of SEK 646 was amended to provide for conversion rights. On October 26, 2006 the Petrus loan agreement was amended to include accrued interest to February 28, 2006 in the loan amount, which increased the loan amount to SEK 5,353 and instated the same conversion rights as the Almi1 loan and Bridge Notes. After the amendments, the Almi1 loan, Petrus loan and Bridge Notes all had the following conversion rights whereby: In the event the Company completes a registered public offering or merges with an existing public company on or before August 28, 2007, the above loans, Petrus, Almi 1 and bridge notes, including without limitation all accrued interest and other obligations under the notes, shall automatically convert without any action of the holder into units in the Company at a price of $5 per unit, each unit consisting of one share of Company common stock and 0.5 five-year warrant, each exercisable to purchase one share at $10 per share.

8.	Stockholders’ equity

All share amounts below related to Neonode AB have been converted at a rate of 1 Neonode AB share to 1.8 Neonode Inc shares.

In February 2006, 36,000 common stock shares were issued for SEK 1,533 ($199) to Neomagic Corporation.

In February, 2006, a corporate reorganization was effected by issuing all of the shares of Neonode Inc. to the stockholders of Neonode AB based upon the number and class of shares owned by each in exchange for all of the outstanding stock of Neonode AB. Following the reorganization, Neonode AB became a wholly-owned subsidiary of the Company. The reorganization was accounted for with no change in accounting basis for Neonode AB, since there was no change in control of the Group. In connection with the reorganization, the Company commenced borrowing from a group of new investors (AIGH).

At the time of the Company’s reorganization on February 28, 2006, Iwo Jima SARL received 216,993 shares of Neonode Inc common shares corresponding to a fair market value of $1,085 and 110,929 warrants with a fair market value of $25 in a stock/warrant based compensation agreement to retire previously issued warrants in Neonode AB. The transaction resulted in a non-cash charge to “General and administrative expense” amounting to $743. In addition, Almi received 43,993 shares of common stock with a fair market value of $220 and 22,490 warrants with a fair market value of $3 in a stock/warrant based agreement to retire previously issued warrants in Neonode AB, which resulted in a non-cash charge to “Other interest and other expenses” amounting to $142. The stock based compensation charges related to this transaction were calculated as the difference between the fair value of the Neonode AB warrants surrendered in return for Neonode Inc. common stock and warrants.

The warrants issued to IWO Jima Sarl and to Almi in 2006 in connection with the company reorganization have the following terms and conditions:

-	Exercisable on the date of grant of February 28th, 2006 through February 28th, 2011.
-	Exercise price of USD 10.00/share.
-	May be called by The Company for USD 0.10 per Warrant if the common stock closes on any exchange market for 20 consecutive business days at a price of USD 12.50 or more.
-
Holders have pre-emptive rights to participate in any issuances of equity by Neonode Inc while the Warrants are outstanding, subject to exceptions of the following issuances: (i) options under employee incentive plans approved by the stockholders, (ii) reasonable warrants granted to bona fide leasing companies, strategic partners, or major lenders or (iii) in connection with bona fide acquisitions

-	The holders will be protected against stock splits, stock dividends, reverse splits, combination of shares, reclassifications and similar transactions.

Of the warrants issued to employees in May 2005, 9000 warrants expired prior the corporate reorganization on February 28, 2006. The remaining warrants were converted into 37,800 Neonode Inc. warrants with the same exercise dates and relative strike prices as the Neonode AB warrants.

Other than as disclosed in the above reorganization, the Company did not grant any new options or warrants and no options or warrants were exercised during the nine month period ending September 30, 2006.

9.	Other guarantees

We enter into indemnification provisions under our agreements with other companies in the ordinary course of business, typically with business partners, contractors, customers and landlords. Under these provisions we generally indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of our activities or, in some cases, as a result of the indemnified party's activities under the agreement.

10.	Income taxes

Valuation allowances are recorded to offset certain deferred tax assets due to management’s uncertainty of realizing the benefits of these items. Neonode Inc, and its subsidiary company Neonode AB have only been existence since 2004. Management applies a full valuation allowance for the accumulated losses of Neonode Inc, and its subsidiary Neonode AB since it is not determinable using the “more likely than not” criteria that there will be any future benefit of the Company’s deferred tax assets. This is mainly due to the lack of historical information, the fact that the company has not had any significant revenues from the sale of its products, and due to the competitive character of the hand-held media device/mobile telephone market. The main components of the Company’s deferred tax benefits are the accumulated net operating loss carry-forwards, which are almost entirely related to the operations of Neonode AB in Sweden. Currently, under Swedish tax law these benefits do not expire and may be carried forward and utilized indefinitely.

11.	Commitments and contingencies

Legal proceedings

In September 2006, a reserve was recorded for a dispute that developed between Neonode and a supplier. Neonode AB contracted with a supplier for the production and delivery of telephones during 2005. Neonode AB believes that the supplier did not deliver the telephones in accordance with its obligations under the contract, which entitled Neonode AB to terminate the contract. Neonode AB terminated the contract in June 2006. Since the contract was terminated due to the supplier’s breach of contract, Neonode believed that the supplier had no right to payment in excess of what had already been paid for telephones delivered. The invoices for the produced but not delivered telephones amounted to 860 thousand USD. Neonode and the supplier came to agreement in a settlement in December 2006 were Neonode AB will pay the supplier 410 thousands USD for the final shipment, after which none of the parties will have any claims on the other party except for warranty claims. Since the company is not certain that any telephones received in this settlement will be sellable in the future, due to newer models currently being introduced, the cost for the settlement has been included in the September 30, 2006 results in full.

12.	Segment information

We have one reportable segment. The segment is evaluated based on consolidated operating results. The Company operates in one industry segment, the development, manufacturing and selling of multimedia mobile phones. To date, the company has carried out substantially all of its operations through its subsidiary in Sweden, although the Company carries out some development activities together with its production partner in Malaysia. The Company intends to manage its future growth on a geographic basis and the Company's management will evaluate the performance of its segments and allocate resources to them based upon income (loss) from operations.

The Company had two significant customers in the nine month period ending September 30, 2006 with one customer accounting for 51% of revenues and the other accounting for 47% of revenue. The Company had three significant customers in the nine month period ending September 30, 2005 amounting to 40%, 19% and 10% of revenue.

13.	Subsequent events

In November 2006 the senior secured notes (bridge notes) were amended and an additional $1, 000 of financing was received by the Company bringing the balance of outstanding bridge notes to $5,000.

On January 19, 2007, Neonode signed a definitive merger agreement with SBE Inc, an American public company listed on the Nasdaq stock exchange (Nasdaq symbol SBEI).

In February 2007 the company completed a $5,000 additional convertible secured note financing package that was offered in proportion to the holdings of the shareholders, warrant holders and convertible note holders of Neonode inc. The offering was guarantied by AIGH. In return for the guaranty, AIGH had first right to any subscription amounts not taken by other existing shareholders.

ANNEX F

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS

The Unaudited Pro Forma Balance Sheet set forth below is presented as if the sale of our embedded hardware business to One Stop System had occurred on October 31, 2006.

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS

The Unaudited Pro Forma Balance Sheet set forth below is presented as if the sale of our embedded hardware business to One Stop System had occurred on October 31, 2006.

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS

The Unaudited Pro Forma Statement of Operations set forth below is presented as if the sale of our embedded hardware business to One Stop Systems had occurred at the beginning of our fiscal year, November 1, 2005.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS

The Unaudited Pro Forma Statement of Operations set forth below is presented as if the sale of our embedded hardware business to One Stop Systems had occurred at the beginning of our fiscal year, November 1, 2005.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS

The Unaudited Pro Forma Statement of Operations set forth below is presented as if the sale of our embedded hardware business to One Stop Systems had occurred at the beginning of our fiscal year, November 1, 2005.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

ANNEX G

SBE, INC.
EMBEDDED BUSINESS ON STAND-ALONE BASIS

UNAUDITED PRO FORMA BALANCE SHEET
(in thousands, except share and per share amounts)

	October 31
	2006		2005
ASSETS

Current assets:
Cash and cash equivalents	$	---	$	---
Trade accounts receivable, net of allowance for doubtful accounts of $26 and $54		1,55		930
Inventories		1,283		739
Other		293		48
Total current assets		3,131		1,717
Property and equipment, net		358		323
Capitalized software costs, net		225		---
Total assets		$3,714		$2,040

LIABILITIES AND EQUITY

Current liabilities:
Trade accounts payable		$743		$557
Accrued payroll and employee benefits		155		35
Capital lease obligations - current portion		---		31
Deferred revenue		---		197
Other		178		22
Total current liabilities		1,076		842

Capital lease obligations		---		92
Deferred rent		130		97

Total long-term liabilities		130		189

Total liabilities		1,206		1,031

Equity:
Total equity		2,508		1,009

Total liabilities and equity		$3,714		$2,040

G -1

SBE, INC.
EMBEDDED BUSINESS ON STAND-ALONE BASIS

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except for per share amounts)

For the years ended October 31,	2006	2005	2004

Net sales	$6,074	$8,056	$11,066

Operating expenses:
Amortization and impairment of acquired software and intellectual property	10	17	1,213
Cost of hardware and other revenue	4,039	4,356	5,433
Product research and development	1,631	2,488	2,411
Sales and marketing	1,090	2,087	2,177
General and administrative	400	1,906	1,516

Total operating expenses	7,170	10,854	12,750

Net loss	$(1,096)	$(2,798)	$(1,679)

Basic and diluted loss per common share	$(0.11)	$(0.43)	$(0.33)

Basic and diluted - Shares used in per share computations	10,304	6,439	(5,022)

G -2

ANNEX H

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS AND WITH NEONODE TRANSACTION

The Unaudited Pro Forma Balance Sheet set forth below is presented as if the sale of our embedded hardware business to One Stop System and the proposed merger with Neonode, Inc. had occurred on October 31, 2006. The Unaudited Pro Forma Balance Sheet is presented for informational purposes only. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode.

UNAUDITED PRO FORMA BALANCE SHEET
(in thousands, except share and per share amounts)

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS AND WITH NEONODE TRANSACTION

The Unaudited Pro Forma Balance Sheet set forth below is presented as if the sale of our embedded hardware business to One Stop System and the proposed merger with Neonode, Inc. had occurred on October 31, 2006. The Unaudited Pro Forma Balance Sheet is presented for informational purposes only. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode.

UNAUDITED PRO FORMA BALANCE SHEET
(in thousands, except share and per share amounts)

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS AND WITH NEONODE TRANSACTION

The Unaudited Pro Forma Balance Sheet set forth below is presented as if the sale of our embedded hardware business to One Stop System and the proposed merger with Neonode, Inc. had occurred on October 31, 2006. The Unaudited Pro Forma Balance Sheet is presented for informational purposes only. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode.

UNAUDITED PRO FORMA BALANCE SHEET
(in thousands, except share and per share amounts)

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS AND WITH NEONODE TRANSACTION

The Unaudited Pro Forma Statement of Operations set forth below is presented as if the sale of our embedded hardware business to One Stop System and the proposed merger with Neonode, Inc. had occurred at the beginning of our fiscal year, November 1, 2005. The Unaudited Pro Forma Statement of Operations is presented for informational purposes only. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS AND WITH NEONODE TRANSACTION

The Unaudited Pro Forma Statement of Operations set forth below is presented as if the sale of our embedded hardware business to One Stop System and the proposed merger with Neonode, Inc. had occurred at the beginning of our fiscal year, November 1, 2005. The Unaudited Pro Forma Statement of Operations is presented for informational purposes only. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)

SBE, INC.
WITHOUT EMBEDDED HARDWARE BUSINESS AND WITH NEONODE TRANSACTION

The Unaudited Pro Forma Statement of Operations set forth below is presented as if the sale of our embedded hardware business to One Stop System and the proposed merger with Neonode, Inc. had occurred at the beginning of our fiscal year, November 1, 2005. The Unaudited Pro Forma Statement of Operations is presented for informational purposes only. We intend to file a proxy statement in connection with the merger with Neonode. The proxy statement, when it becomes available, will contain important information about the merger transaction and about Neonode.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)